                                                                   EXHIBIT 4.1.1



                         MAJESTIC INVESTOR HOLDINGS, LLC
                         MAJESTIC INVESTOR CAPITAL CORP.

                                   as issuers

                and the Subsidiary Guarantors referred to herein

                      11.653% Senior Secured Notes due 2007

                     ---------------------------------------

                                    INDENTURE
                          Dated as of December 6, 2001

                     ---------------------------------------



                              THE BANK OF NEW YORK,

                                     Trustee



                                TABLE OF CONTENTS


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ARTICLE 1. DEFINITIONS AND INCORPORATION BY REFERENCE.............................................................1

   SECTION 1.1    DEFINITIONS.....................................................................................1
   SECTION 1.2    OTHER DEFINITIONS..............................................................................23
   SECTION 1.3    INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT..............................................24
   SECTION 1.4    RULES OF CONSTRUCTION..........................................................................24

ARTICLE 2. THE NOTES.............................................................................................25

   SECTION 2.1    FORM AND DATING................................................................................25
   SECTION 2.2    EXECUTION AND AUTHENTICATION...................................................................25
   SECTION 2.3    REGISTRAR, PAYING AGENT AND DEPOSITARY.........................................................26
   SECTION 2.4    PAYING AGENT TO HOLD MONEY IN TRUST............................................................26
   SECTION 2.5    HOLDER LISTS...................................................................................27
   SECTION 2.6    TRANSFER AND EXCHANGE..........................................................................27
   SECTION 2.7    REPLACEMENT NOTES..............................................................................31
   SECTION 2.8    OUTSTANDING NOTES..............................................................................31
   SECTION 2.9    TREASURY NOTES.................................................................................31
   SECTION 2.10   TEMPORARY NOTES................................................................................32
   SECTION 2.11   CANCELLATION...................................................................................32
   SECTION 2.12   DEFAULTED INTEREST.............................................................................32
   SECTION 2.13   LEGENDS........................................................................................33
   SECTION 2.14   DEPOSIT OF MONEYS..............................................................................33

ARTICLE 3. REDEMPTION............................................................................................33

   SECTION 3.1    NOTICES TO TRUSTEE.............................................................................33
   SECTION 3.2    SELECTION OF NOTES TO BE REDEEMED..............................................................34
   SECTION 3.3    NOTICE OF REDEMPTION...........................................................................34
   SECTION 3.4    EFFECT OF NOTICE OF REDEMPTION.................................................................35
   SECTION 3.5    DEPOSIT OF REDEMPTION PRICE....................................................................35
   SECTION 3.6    NOTES REDEEMED IN PART.........................................................................35
   SECTION 3.7    OPTIONAL REDEMPTION............................................................................36
   SECTION 3.8    REQUIRED REGULATORY REDEMPTION.................................................................36
   SECTION 3.9    NO MANDATORY REDEMPTION........................................................................36

ARTICLE 4. COVENANTS.............................................................................................37

   SECTION 4.1    PAYMENT OF NOTES...............................................................................37
   SECTION 4.2    MAINTENANCE OF OFFICE OR AGENCY................................................................37
   SECTION 4.3    REPORTS........................................................................................37
   SECTION 4.4    COMPLIANCE CERTIFICATE.........................................................................38
   SECTION 4.5    TAXES..........................................................................................39
   SECTION 4.6    STAY, EXTENSION AND USURY LAWS.................................................................39
   SECTION 4.7    LIMITATION ON RESTRICTED PAYMENTS..............................................................39
   SECTION 4.8    LIMITATION ON RESTRICTIONS ON SUBSIDIARY DIVIDENDS.............................................43
   SECTION 4.9    LIMITATION ON INCURRENCE OF INDEBTEDNESS.......................................................44
   SECTION 4.10   LIMITATION ON ASSET SALES......................................................................45
   SECTION 4.11   LIMITATION ON TRANSACTIONS WITH AFFILIATES.....................................................47
   SECTION 4.12   LIMITATION ON LIENS............................................................................48
   SECTION 4.13   EXISTENCE......................................................................................48
   SECTION 4.14   REPURCHASE UPON CHANGE OF CONTROL..............................................................49
   SECTION 4.15   MAINTENANCE OF PROPERTIES......................................................................50
   SECTION 4.16   MAINTENANCE OF INSURANCE.......................................................................51
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   SECTION 4.17   RESTRICTIONS ON SALE AND ISSUANCE OF SUBSIDIARY STOCK..........................................51
   SECTION 4.18   LINE OF BUSINESS...............................................................................51
   SECTION 4.19   RESTRICTIONS ON ACTIVITIES OF CAPITAL..........................................................51

ARTICLE 5. SUCCESSORS............................................................................................51

   SECTION 5.1    WHEN THE COMPANY MAY MERGE, ETC................................................................51
   SECTION 5.2    SUCCESSOR SUBSTITUTED..........................................................................53

ARTICLE 6. DEFAULTS AND REMEDIES.................................................................................53

   SECTION 6.1    EVENTS OF DEFAULT..............................................................................53
   SECTION 6.2    ACCELERATION...................................................................................55
   SECTION 6.3    OTHER REMEDIES.................................................................................55
   SECTION 6.4    WAIVER OF PAST DEFAULTS........................................................................55
   SECTION 6.5    CONTROL BY MAJORITY............................................................................56
   SECTION 6.6    LIMITATION ON SUITS............................................................................56
   SECTION 6.7    RIGHTS OF HOLDERS TO RECEIVE PAYMENT...........................................................56
   SECTION 6.8    COLLECTION SUIT BY TRUSTEE.....................................................................57
   SECTION 6.9    TRUSTEE MAY FILE PROOFS OF CLAIM...............................................................57
   SECTION 6.10   PRIORITIES.....................................................................................57
   SECTION 6.11   UNDERTAKING FOR COSTS..........................................................................58

ARTICLE 7. TRUSTEE...............................................................................................58

   SECTION 7.1    DUTIES OF TRUSTEE..............................................................................58
   SECTION 7.2    RIGHTS OF TRUSTEE..............................................................................59
   SECTION 7.3    INDIVIDUAL RIGHTS OF TRUSTEE...................................................................60
   SECTION 7.4    TRUSTEE'S DISCLAIMER...........................................................................61
   SECTION 7.5    NOTICE OF DEFAULTS.............................................................................61
   SECTION 7.6    REPORTS BY TRUSTEE TO HOLDERS..................................................................61
   SECTION 7.7    COMPENSATION AND INDEMNITY.....................................................................62
   SECTION 7.8    REPLACEMENT OF TRUSTEE.........................................................................63
   SECTION 7.9    SUCCESSOR TRUSTEE BY MERGER, ETC...............................................................64
   SECTION 7.10   ELIGIBILITY; DISQUALIFICATION..................................................................64
   SECTION 7.11   PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUERS..............................................64

ARTICLE 8. DISCHARGE; LEGAL DEFEASANCE AND COVENANT DEFEASANCE...................................................65

   SECTION 8.1    DISCHARGE; OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE............................65
   SECTION 8.2    LEGAL DEFEASANCE AND DISCHARGE.................................................................65
   SECTION 8.3    COVENANT DEFEASANCE............................................................................65
   SECTION 8.4    CONDITIONS TO LEGAL DEFEASANCE OR COVENANT DEFEASANCE..........................................66
   SECTION 8.5    DEPOSITED CASH AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER
                  MISCELLANEOUS PROVISIONS.......................................................................67
   SECTION 8.6    REPAYMENT TO THE ISSUERS.......................................................................67
   SECTION 8.7    REINSTATEMENT..................................................................................68

ARTICLE 9. AMENDMENTS............................................................................................68

   SECTION 9.1    WITHOUT CONSENT OF HOLDERS.....................................................................68
   SECTION 9.2    WITH CONSENT OF HOLDERS........................................................................69
   SECTION 9.3    COMPLIANCE WITH TRUST INDENTURE ACT............................................................70
   SECTION 9.4    REVOCATION AND EFFECT OF CONSENTS..............................................................70
   SECTION 9.5    NOTATION ON OR EXCHANGE OF NOTES...............................................................71
   SECTION 9.6    TRUSTEE TO SIGN AMENDMENTS, ETC................................................................71

ARTICLE 10. COLLATERAL AND SECURITY AND GUARANTY.................................................................71

   SECTION 10.1   COLLATERAL DOCUMENTS...........................................................................71
   SECTION 10.2   ADDITIONAL COLLATERAL..........................................................................72
   SECTION 10.3   OPINIONS.......................................................................................72
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                                       ii
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   SECTION 10.4   RELEASE OF COLLATERAL..........................................................................72
   SECTION 10.5   CERTIFICATES OF THE ISSUERS....................................................................73
   SECTION 10.6   AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE SECURITY DOCUMENTS...............73
   SECTION 10.7   AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE SECURITY DOCUMENTS..................74
   SECTION 10.8   SUBSIDIARY GUARANTEE...........................................................................74
   SECTION 10.9   EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE.................................................75
   SECTION 10.10  LIMITATION ON SUBSIDIARY GUARANTOR'S LIABILITY.................................................76
   SECTION 10.11  RIGHTS UNDER THE SUBSIDIARY GUARANTEE..........................................................76
   SECTION 10.12  PRIMARY OBLIGATIONS............................................................................77
   SECTION 10.13  GUARANTEE BY SUBSIDIARY........................................................................77
   SECTION 10.14  RELEASE OF SUBSIDIARY GUARANTORS...............................................................78
   SECTION 10.15  GAMING LAW AND LIQUOR LAW CONSIDERATIONS.......................................................78

ARTICLE 11. MISCELLANEOUS........................................................................................78

   SECTION 11.1   TRUST INDENTURE ACT CONTROLS...................................................................78
   SECTION 11.2   NOTICES........................................................................................78
   SECTION 11.3   COMMUNICATION BY HOLDERS WITH OTHER HOLDERS ...................................................80
   SECTION 11.4   CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.............................................80
   SECTION 11.5   STATEMENTS REQUIRED IN CERTIFICATE OR OPINION..................................................80
   SECTION 11.6   RULES BY TRUSTEE AND AGENTS....................................................................80
   SECTION 11.7   LEGAL HOLIDAYS.................................................................................81
   SECTION 11.8   NO RECOURSE AGAINST OTHERS.....................................................................81
   SECTION 11.9   GOVERNING LAW..................................................................................81
   SECTION 11.10  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS..................................................82
   SECTION 11.11  SUCCESSORS.....................................................................................82
   SECTION 11.12  SEVERABILITY...................................................................................82
   SECTION 11.13  COUNTERPART ORIGINALS..........................................................................82
   SECTION 11.14  TABLE OF CONTENTS, HEADINGS, ETC...............................................................82


EXHIBIT A - FORM OF NOTE .......................................................................................A-1
EXHIBIT B - CERTIFICATE OF TRANSFEROR ..........................................................................B-1
EXHIBIT C - FORM OF GUARANTY....................................................................................C-1
EXHIBIT D - FORM OF INTERCREDITOR AGREEMENT.....................................................................D-1
EXHIBIT E - FORM OF SECURITY AGREEMENT..........................................................................E-1
EXHIBIT F - FORM OF COPYRIGHT SECURITY AGREEMENT................................................................F-1
EXHIBIT G - FORM OF TRADEMARK SECURITY AGREEMENT................................................................G-1

       INDENTURE, dated as of December 6, 2001, among Majestic Investor Holdings, LLC, a Delaware limited liability company, Majestic Investor Capital Corp., a Delaware corporation, the Subsidiary Guarantors (as defined) named herein and The Bank of New York, a New York banking corporation, as trustee.

       The Issuers (as defined) and the Trustee (as defined) agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the Issuers' 11.653% Senior Secured Notes due 2007.

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.1 Definitions.

       "Acquired Debt" means Indebtedness of a Person existing at the time such Person is merged with or into the Company or a Restricted Subsidiary or becomes a Restricted Subsidiary, other than Indebtedness incurred in connection with, or in contemplation of, such Person merging with or into the Company or a Restricted Subsidiary or becoming a Restricted Subsidiary.

       "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means (a) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise or (b) beneficial ownership of 10% or more of the voting securities of such Person.

       "Affiliate Transaction" means, with respect to any Person, (1) the sale, lease, transfer or other disposition of any of such Person's properties or assets to, or the purchaser of any property or assets from, any Affiliate, and
(2) the entering into by such Person, or the suffering to exist by such Person, of any contract, agreement, understanding, loan, advance or guaranty with or for the benefit of any Affiliate of such Person. Notwithstanding the foregoing, payments to Majestic Star by the Company and its Restricted Subsidiaries of up to an aggregate of $1,700,000 of Overhead Reimbursements required under the Management Agreements in any one fiscal year shall not be deemed "Affiliate Transactions"; provided, that (1) such transactions are conducted in good faith and on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time by the Company or such Restricted Subsidiary on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary and (2) the Company shall have delivered to the Trustee an Officers' Certificate certifying to such effect once during each such fiscal year; provided, further, that, notwithstanding clause (i)(b) of Section 4.11 hereof, the Company may deliver a single Officers' Certificate for all Overhead Reimbursements required under the Management Agreements in any one single fiscal year.

       "Agent" means any Registrar, Paying Agent or co-registrar.

       "Applicable Capital Gain Tax Rate" means a rate equal to the sum of (i) the highest marginal Federal capital gain tax rate applicable to an individual who is a citizen of the United States plus (ii) an amount equal to the sum of the highest marginal state and local capital gain tax rates applicable to an individual who is a resident of the State of New York, multiplied by a factor equal to 1 minus the rate described in clause (i) above.

       "Applicable Income Tax Rate" means a rate equal to the sum of (i) the highest marginal Federal income tax rate applicable to an individual who is a citizen of the United States plus (ii) an amount equal to the sum of the highest marginal state and local income tax rates applicable to an individual who is a resident of the State of New York, multiplied by a factor equal to 1 minus the rate described in clause (i) above.

       "Asset Sale" means any (i) transfer (as defined), other than in the ordinary course of business, of any assets of the Company or any Restricted Subsidiary; (ii) direct or indirect issuance or sale of any Capital Stock of any Restricted Subsidiary (other than directors' qualifying shares), in each case to any Person; or (iii) Event of Loss. For purposes of this definition, (a) any series of transactions that are part of a common plan shall be deemed a single Asset Sale and (b) the term "Asset Sale" shall not include (1) any series of transactions that have a fair market value (or result in gross proceeds) of less than $1,000,000, until the aggregate fair market value and gross proceeds of the transactions excluded from the definition of Asset Sale pursuant to this clause
(b)(1) exceed $5,000,000, (2) any disposition of all or substantially all of the assets of the Company that is governed under and complies with the terms of
Article 5 hereof, (3) the conveyance, sale, transfer, assignment or other disposition of inventory and other assets acquired and held for resale in the ordinary course of business, in each case made in the ordinary course of business, consistent with past practices of the Company and its Restricted Subsidiaries, (4) the sale or disposition by the Company or any of its Restricted Subsidiaries of damaged, worn out or other obsolete personal property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the Company's business or the business of such Restricted Subsidiary, as applicable, and (5) the liquidation of Cash Equivalents. A transfer of assets by the Company to a Wholly Owned Subsidiary or by a Wholly Owned Subsidiary to the Company or another Wholly Owned Subsidiary, and an issuance of Equity Interests by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary, shall not be deemed to be an Asset Sale. Any Investment that is not prohibited by Section 4.7 hereof will not be deemed to be an Asset Sale.

       "Bankruptcy Law" means title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

       "BDI" means Barden Development, Inc., an Indiana corporation.

       "beneficial owner" has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable.

       "Board of Directors" means the board of directors or any duly constituted committee of any corporation or of a corporate general partner of a partnership and any similar body empowered to direct the affairs of any other entity.

       "Business Day" means any day other than a Legal Holiday.

       "Capital" means Majestic Investor Capital Corp., a Delaware corporation and a wholly owned subsidiary of the Company, until a successor replaces such Person in accordance with the terms of this Indenture, and thereafter means such successor.

       "Capital Contribution" means any contribution to the equity of the Company from a direct or indirect parent of the Company for which no consideration other than the issuance of Qualified Capital Stock is given.

       "Capital Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP, and the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

       "Capital Stock" means, (i) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (ii) with respect to a limited liability company, any and all membership interests, and (iii) with respect to any other Person, any and all partnership, joint venture or other equity interests of such Person.

       "Cash Equivalent" means (i) any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) time deposits and certificates of deposit and commercial paper or bankers acceptance issued by the parent corporation of any domestic commercial bank of recognized standing having combined capital and surplus in excess of $250,000,000 and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition; (iii) investments in money market funds substantially all of whose assets comprise securities of the type described in clauses (i) and (ii) above and (iv) repurchase obligations for underlying securities of the types and with the maturities described above.

       "Casino" means a gaming establishment owned by the Company or a Restricted Subsidiary and containing at least 400 gaming devices and 10,000 square feet of space dedicated to the operation of games of chance.

       "Change of Control" means

              (i) any merger or consolidation of the Company with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" or "group"

(as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than an Excluded Person) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of the Voting Stock of the transferee(s) or surviving entity or entities,

              (ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than an Excluded Person) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of the Voting Stock of the Company,

              (iii) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Managers of the Company (together with any new directors whose election by such Managers or whose nomination for election by the members of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, including new directors designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of the assets of the Company, if such agreement was approved by a vote of such majority of directors) cease for any reason to constitute a majority of the Managers of the Company then in office,

              (iv) the Company adopts a plan of liquidation, or

              (v) the first day on which the Company fails to own 100% of the issued and outstanding Equity Interests of Capital.

       "Code" means the Internal Revenue Code of 1986, as amended.

       "Collateral" means any assets of the Issuers or any Subsidiary defined as "Collateral" in any of the Security Documents and assets from time to time on which a Lien exists as security for any of the Obligations hereunder or under the Notes, the Security Documents or the Registration Rights Agreement; provided, that in no event shall Collateral include Excluded Assets.

       "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

       "Company" means Majestic Investor Holdings, LLC, a Delaware limited liability company, until a successor replaces such Person in accordance with the terms of this Indenture, and thereafter means such successor.

       "Company Order" means a written request or order signed in the name of each of the Issuers by the Chairman, President or Senior Vice President of each of the Company and Capital, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of each and delivered to the Trustee.

       "Consolidated Cash Flow" means, with respect to any Person (the referent Person) for any period,

       (a) consolidated income (loss) from operations of such Person and its subsidiaries for such period, determined in accordance with GAAP, plus

       (b)    to the extent such amounts are deducted in calculating such income
              (loss) from operations of such Person for such period, and without duplication (i) amortization, depreciation and other non-cash charges (including, without limitation, amortization of goodwill, deferred financing fees, and other intangibles but excluding (x) non-cash charges incurred after the Issue Date that require an accrual of or a reserve for cash charges for any future period and
              (y) normally recurring accruals such as reserves against accounts receivables), (ii) provision for taxes based on income or profits of such Person and its subsidiaries and Permitted Tax Distributions, and (iii) Pre-Opening Expenses;

provided, that (1) the income from operations of any Person that is not a Wholly Owned Subsidiary of the referent Person or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid during such period to the referent Person or a Wholly Owned Subsidiary of the referent Person, (2) the income from operations of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded, and (3) the income from operations of any Restricted Subsidiary will not be included to the extent that declarations of dividends or similar distributions by that Restricted Subsidiary are not at the time permitted, directly or indirectly, by operation of the terms of its organizational documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its owners.

       "Consolidated Interest Expense" means, with respect to any Person for any period, (a) the consolidated interest expense of such Person and its subsidiaries for such period, whether paid or accrued (including amortization of original issue discount, noncash interest payment, and the interest component of Capital Lease Obligations), to the extent such expense was deducted in computing Consolidated Net Income of such Person for such period less (b) write-off of deferred financing costs, the amortization of original issue discount for Indebtedness in existence on the Issue Date, and any charge related to any premium or penalty paid, in each case accrued during such period in connection with redeeming or retiring any Indebtedness before its stated maturity, as determined in accordance with GAAP, to the extent such expense, cost or charge was included in the calculation made pursuant to clause (a) above.

       "Consolidated Net Income" means, with respect to any Person (the referent Person) for any period, the aggregate of the Net Income of such Person and its subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that (i) the Net Income of any Person relating to any portion of such period that such Person (a) is not a Wholly Owned Subsidiary of the referent Person or (b) is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Wholly Owned Subsidiary of the referent Person during such portion of such period, (ii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded, (iii) the Net Income of any Restricted Subsidiary will not be included to the extent that declarations of dividends or similar distributions by that Restricted Subsidiary are not at the time permitted, directly or indirectly, by operation of the terms of its organizational documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its owners, and (iv) solely for the avoidance of doubt, any Returns from Unrestricted Subsidiaries.

       "Consolidated Net Worth" means, with respect to any Person, the total stockholders' (or members') equity of such Person determined on a consolidated basis in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity), (i) the amount of any such stockholders' (or members') equity attributable to Disqualified Capital Stock or treasury stock of such Person and its consolidated subsidiaries, (ii) all upward revaluations and other write-ups in the book value of any asset of such Person or a consolidated subsidiary of such Person subsequent to the Issue Date, and (iii) all Investments in subsidiaries of such Person that are not consolidated subsidiaries and in Persons that are not subsidiaries of such Person.

       "Copyright Security Agreement" means that certain Copyright Security Agreement, dated as of the Issue Date, by and among the Issuers, the Subsidiary Guarantors and the Trustee, substantially in the form of Exhibit F hereto.

       "Corporate Trust Office" shall be at the address of the Trustee specified in Section 11.2 or such other address as the Trustee may specify by notice to the Issuers.

       "Credit Facility" means (a) the credit facility, dated as of the Issue Date, between the Company and Foothill Capital Corporation (any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith) and (b) any amendment, modification, supplement, refunding, refinancing or replacement thereof that has terms and conditions (including with respect to applicable interest rates and fees) customary for similar facilities extended to borrowers comparable to the Company, in each case, that does not permit the Company and its Restricted Subsidiaries to incur Indebtedness in an aggregate principal amount at any time outstanding in excess of $15,000,000.

       "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

       "Default" means any event that is, or after notice or the passage of time or both would be, an Event of Default.

       "Depositary" means the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes issuable in global form, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

       "Disqualified Capital Stock" means any Equity Interest that (i) either by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) is or upon the happening of an event would be required to be redeemed or repurchased prior to the final stated maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to such final stated maturity, or (ii) is convertible into or exchangeable at the option of the issuer thereof or any other Person for debt securities.

       "DTC" means The Depository Trust Company.

       "Equity Holder" means (a) with respect to a corporation, each holder of stock of such corporation, (b) with respect to a limited liability company or similar entity, each member of such limited liability company or similar entity (in each case, which is not disregarded for Federal income tax purposes), (c) with respect to a partnership, each partner of such partnership and (d) with respect to any entity that is disregarded for Federal income tax purposes, the owner of such entity.

       "Equity Interests" means Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder.

       "Event of Loss" means, with respect to any property or asset, any (i) loss, destruction or damage of such property or asset or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

       "Exchange Act" means the Securities Exchange Act of 1934, as amended.

       "Exchange Offer" means the offer that may be made by the Issuers pursuant to the Registration Rights Agreement to exchange Series B Notes for Series A Notes.

       "Excluded Assets" means (i) cash and cash equivalents to the extent a Lien thereon may not be perfected through the filing of a UCC-1 financing statement or through the obtaining of "control" (as defined in the Uniform Commercial Code); (ii) assets securing Purchase Money Obligations or Capital Lease Obligations permitted to be incurred pursuant to clause (e) of the second paragraph of Section 4.9 hereof; (iii) all Gaming Licenses and any license, contract or agreement to which such debtor is a party, to the extent, but only to the extent, that a grant of a Lien on such license (other than any Gaming License or license issued under any Liquor Laws), contract or agreement is prohibited by law, results in a breach or termination of the terms of, or constitutes a default under or termination of any such license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407 or 9-408 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction) and, in any event, immediately upon the ineffectiveness, lapse or termination of any such terms of or default under such license, contract or agreement, the Excluded Assets shall not include, and such debtor shall be deemed to have granted a security interest in, all such licenses, contracts or agreements as if such terms or defaults had never been in effect and (iv) the Nevada Leasehold Interests; provided, that Excluded Assets does not include the proceeds of the assets under clauses (ii) or (iii) or of any other Collateral to the extent such proceeds do not constitute Excluded Assets under clause (i) above; without limiting the foregoing, Excluded Assets shall include gaming equipment subject to such Purchase Money Obligations or Capital Lease Obligations.

       "Excluded Person" means (i) any employee benefit plan of the Company or any trustee or similar fiduciary holding Capital Stock of the Company for or pursuant to the terms of any such plan, (ii) BDI, so long as it is controlled by Don H. Barden or his spouse or an entity controlled by either of them, (iii) Barden Management, Inc., so long as it is owned by Don H. Barden, (iv) Don H. Barden or his spouse or an entity controlled by either of them, (v) the estate of Don H. Barden, (vi) any descendant of Don H. Barden or the spouse of any such descendant, (vii) the estate of any such descendant or the spouse of any such descendant, (viii) any trust or other arrangement for the benefit of the spouse of Don H. Barden or any such descendant or the spouse of any such descendant,
(ix) any charitable organization or trust established by Don H. Barden, (x) The Majestic Star Casino, LLC, an Indiana limited liability company, as long as it is controlled by Don H. Barden or his spouse or an entity controlled by either of them and (xi) Majestic Investor, LLC, a Delaware limited liability company, as long as it is controlled by Don H. Barden or his spouse or an entity controlled by either of them.

       "FF&E" means furniture, fixture and equipment acquired by the Company or a Restricted Subsidiary in the ordinary course of business for use in the operation of a Casino.

       "FF&E Financing" means Purchase Money Obligations, Capital Lease Obligations, or Industrial Revenue Bond Obligations incurred solely to acquire or lease, respectively, FF&E; provided, that the principal amount of such Indebtedness does not exceed the cost (including sales and excise taxes, installation and delivery charges and other direct costs and expenses) of the FF&E purchased or leased with the proceeds thereof.

       "FF&E Lender" means a Person that is not an Affiliate of the Company and is a lender under FF&E Financing.

       "Flow Through Entity" means an entity that (a) for Federal income tax purposes constitutes (i) an "S corporation" (as defined in Section 1361(a) of the Code), (ii) a "qualified subchapter S subsidiary" (as defined in Section 1361(b)(3)(B) of the Code), (iii) a "partnership" (within the meaning of Section 7701(a)(2) of the Code) other than a "publicly traded partnership" (as defined in Section 7704 of the Code), (iv) a business entity that is disregarded as an entity separate from its owner under the Code, the Treasury Regulations or any published administrative guidance of the Internal Revenue Service, or (v) any other substantially similar pass-through entity for Federal income tax purposes (each of the entities described in the immediately preceding clauses (i), (ii), (iii), (iv) and (v), a "Federal Flow Through Entity") and (b) for state and local jurisdictions in respect of which Permitted Tax Distributions are being made, is subject to treatment on a basis under applicable state or local income tax law substantially similar to a Federal Flow Through Entity.

       "gaap" means generally accepted accounting principles, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, and in the rules and regulations of the Commission.

       "GAAP" means gaap as in effect from time to time.

       "Gaming Authorities" means the Nevada Gaming Control Board, the Nevada Gaming Commission, the Mississippi Gaming Commission, the Colorado Gaming Commission, and any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including, without limitation, any other agency with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Company or any of its Subsidiaries.

       "Gaming Laws" means the rules and regulations of the Gaming Authorities.

       "Gaming Licenses" means every finding of suitability, registration, license, franchise or other finding of suitability, registration, approval or authorization required to own, lease, operate or otherwise conduct or manage riverboat, dockside or land-based gaming activities in any state or jurisdiction in which the Company or any of its Subsidiaries conducts business and all applicable liquor licenses.

       "Government Securities" means (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

       "Governmental Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States of America or foreign government, any state, province or any city or other political subdivision or otherwise and whether now or hereafter in existence, or any officer or official thereof, and any maritime authority.

       "guaranty" or "guarantee," used as a noun, means any guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other Obligation. "guarantee," used as a verb, has a correlative meaning.

       "Hedging Obligations" means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

       "Holder" means the Person in whose name a Note is registered in the register of the Notes.

       "Indebtedness" of any Person means (without duplication) (i) all liabilities and obligations, contingent or otherwise, of such Person (A) in respect of borrowed money (regardless of whether the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (B) evidenced by bonds, debentures, notes or other similar instruments, (C) representing the deferred purchase price of property or services (other than trade payables on customary terms incurred in the ordinary course of business),
(D) created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (E) representing Capital Lease Obligations, (F) under bankers' acceptance and letter of credit facilities, (G) to purchase, redeem, retire, defease or otherwise acquire for value any Disqualified Capital Stock, or (H) in respect of Hedging Obligations;
(ii) all Indebtedness of others that is guaranteed by such Person; and (iii) all Indebtedness of others that is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; provided, that the amount of such Indebtedness shall (to the extent such Person has not assumed or become liable for the payment of such Indebtedness) be the lesser of (x) the fair market value of such property at the time of determination and (y) the amount of such Indebtedness. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Notwithstanding the foregoing, the term Indebtedness shall not include obligations arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, that such obligation is extinguished within two business days of its incurrence. The principal amount outstanding of any Indebtedness issued with original issue discount is the accreted value of such Indebtedness.

       "Indenture" means this Indenture as amended or supplemented from time to time.

       "Industrial Revenue Bond Obligations" means obligations of the Company or any of its Restricted Subsidiaries in connection with industrial revenue bonds issued by the Mississippi Business Finance Corporation ("MBFC"), all of the proceeds of which are loaned by the MBFC to the Company or its Restricted Subsidiaries for the acquisition, construction or development of hotels or other improvements at the Company's or its Restricted Subsidiaries' Casino located in Tunica, Mississippi.

       "Initial Purchaser" means Jefferies & Company, Inc.

       "Intercreditor Agreement" means that certain Intercreditor Agreement among the Trustee and one or more Lenders, substantially in the form attached hereto as Exhibit D, which may be entered into after the Issue Date in accordance with Section 7.1(7) hereof, including any amended or supplemented agreement or any replacement or substitute agreement, in each case substantially in the form of Exhibit D attached hereto.

       "Interest Coverage Ratio" means, for any period, the ratio of (i) Consolidated Cash Flow of the Company for such period, to (ii) Consolidated Interest Expense of the Company for such period. In calculating the Interest Coverage Ratio for any period, pro forma effect shall be given to the incurrence, assumption, guarantee, repayment, repurchase, redemption or retirement by the Company or any of its Subsidiaries of any Indebtedness subsequent to the commencement of the period for which the Interest Coverage Ratio is being calculated, as if the same had occurred at the beginning of the applicable period. For purposes of making the computation referred to above, acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including all mergers and consolidations, subsequent to the commencement of such period shall be calculated on a pro forma basis, assuming that all such acquisitions, mergers and consolidations had occurred on the first day of such period. Without limiting the foregoing, the financial information of the Company with respect to any portion of such period that falls before the Issue Date shall be adjusted to give pro forma effect to the issuance of the Notes and the application of the proceeds therefrom as if they had occurred at the beginning of such period.

       "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans, guarantees and other forms of direct and indirect credit support, advances or capital contributions (excluding (i) payroll commission, travel and similar advances to officers and employees of such Person made in the ordinary course of business and (ii) bona fide accounts receivable arising from the sale of goods or services in the ordinary course of business consistent with past practice), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

       "Investor" means Majestic Investor, LLC, a Delaware limited liability company.

       "Investor Pledge Agreement" means that certain Pledge Agreement executed by Investor, providing for a pledge of the entire membership interest in the Company held by it in favor of the Trustee, for the ratable benefit of the Holders of the Notes, as the same may be amended in accordance with the terms thereof and this Indenture.

       "Issue Date" means the date upon which the Notes are first issued.

       "Issuers" means Capital and the Company.

       "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

       "Lender" means a Person that is not an Affiliate of the Company and is a lender under the Credit Facility.

       "Lien" means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, regardless of whether filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

       "Liquidated Damages" means liquidated damages payable under the Registration Rights Agreement.

       "Liquor Authorities" means the Mississippi Alcoholic Beverage Control Division of the Mississippi State Tax Commission, and any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including without limitation, any other agency with authority to regulate the sale or distribution of alcoholic beverages by the Company or any of its Subsidiaries.

       "Liquor Laws" means the statutes regarding the sale and distribution of alcoholic beverages enforced by the Liquor Authorities and the rules and regulations of the Liquor Authorities.

       "Majestic Investor" means Majestic Investor, LLC, a Delaware limited liability company.

       "Majestic Star" means The Majestic Star Casino, LLC, an Indiana limited liability company.

       "Management Agreements" means, collectively, (1) that certain Management Agreement, dated as of September 19, 2001, and amended and restated as of December 6, 2001, by and between the Company and BDI, pursuant to which the Company will pay to BDI fees (the "Management Fees") for acting as the Manager of the Company, which Management Fees, for any fiscal quarter, shall not exceed 1% of net revenues (such Management Fees, the "Revenue-Based Management Fees") plus 5% of Consolidated Cash Flow (such Management Fees, the "Cash Flow-Based Management Fees") for the immediately preceding fiscal quarter; provided that the payment of such Management Fees shall be subordinated to the payment in full of principal, interest, premium and Liquidated Damages, if any, then due on the Notes, and (2) that certain Expense Reimbursement/Sharing Agreement, dated as of October 22, 2001, by and between the Company and Majestic Star, pursuant to which the Company and its Restricted Subsidiaries will each reimburse (such reimbursements, "Overhead Reimbursements") Majestic Star for a specified percentage of the documented out-of-pocket expenses paid by Majestic Star for the Company's corporate overhead, including (i) the costs and expenses of executives and certain other employees, including, but not limited to, salaries, bonuses, benefit payments, insurance, and supplies, (ii) rent and (iii) other similar costs and expenses.

       "Managers" means (i) for so long as the Company is a limited liability company, the Managers appointed pursuant to the Operating Agreement or (ii) otherwise, the Board of Directors of the Company.

       "Member Agreement" means the Member Agreement, dated as of the Issue Date, by and among the Company, Majestic Investor, Majestic Star and BDI.

       "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received by the Company in the case of a sale, or Capital Contribution in respect, of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash or Cash Equivalents on or after the Issue Date, the amount of cash or Cash Equivalents originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such sale of Qualified Capital Stock or Capital Contribution.

       "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person for such period, determined in accordance with GAAP, reduced by the maximum amount of Permitted Tax Distributions for such period, excluding (to the extent included in calculating such net income) (i) any gain or loss, together with any related taxes paid or accrued on such gain or loss, realized in connection with any Asset Sales and dispositions pursuant to sale-leaseback transactions, and (ii) any extraordinary gain or loss, together with any related taxes paid or accrued on such gain or loss.

       "Net Proceeds" means the aggregate proceeds received in the form of cash or Cash Equivalents in respect of any Asset Sale (other than an Event of Loss) (including payments in respect of deferred payment obligations and any cash or Cash Equivalents received upon the sale or disposition of any non-cash consideration received in any Asset Sale, in each case when received and the net proceeds received in the form of cash or Cash Equivalents in respect of any Event of Loss (including insurance or other payments)), net of

       (i) the reasonable and customary direct out-of-pocket costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), other than any such costs payable to an Affiliate of the Company,

       (ii) taxes required to be paid by the Company or any of its Subsidiaries in connection with such Asset Sale in the taxable year that such sale is consummated or in the immediately succeeding taxable year or any Permitted Tax Distributions during the taxable year within which such Asset Sale is consummated or in the immediately succeeding taxable year that would not otherwise be permitted to be distributed but for such Asset Sale,

       (iii) amounts required to be applied to the permanent repayment of Purchase Money Obligations and Capital Lease Obligations in connection with such Asset Sale, and

       (iv) appropriate amounts provided as a reserve by the Company or any Restricted Subsidiary, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or such Restricted Subsidiary, as the case may be, after such Asset Sale (including, without limitation, as applicable, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification arising from such Asset Sale).

       "Nevada Leasehold Interest" means the leasehold interests of Barden Nevada Gaming, LLC (as successor to Fitzgeralds Las Vegas, Inc.) as tenant, under the following leases: (i) Lease, dated March 4, 1976, between A.W. Ham, Jr., as Trustee and Nevada Building Company, as heretofor signed and amended; and (ii) Lease Agreement, dated September 1, 1978, between Jewel French Nolan, Julie LaMoyne Nolan, David Kramer, Betty Bennett, Richard James Tinkler and M.B. Dalitz, as heretofor signed and amended.

       "Notes" means, collectively, the Series A Notes and the Series B Notes.

       "Obligation" means any principal, premium, interest, penalty, fee, indemnification, reimbursement, damage and other obligation and liability payable under the documentation governing any liability.

       "Officers" means the Chairman of the Board, the President, the Chief Operating and Financial Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary, any Assistant Secretary or any Senior Vice President of the Issuers.

       "Officers' Certificate" means a certificate signed on behalf of the Issuers by two Officers of each of the Company and Capital, in each case, one of whom must be the President, Chief Operating and Financial Officer, Treasurer, Controller or a Senior Vice President.

       "Operating Agreement" means the Limited Liability Company agreement of the Company, as amended from time to time.

       "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee. Such counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

       "Permitted Investments" means:

       (i)    Investments in the Company or in any Wholly Owned Subsidiary;

       (ii)   Investments in Cash Equivalents;

       (iii) Investments in a Person, if, as a result of such Investment, such Person (A) becomes a Wholly Owned Subsidiary, or (B) is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary;

       (iv)   Hedging Obligations;

       (v) Investments as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.10 hereof;

       (vi)   Investments existing on the Issue Date;

       (vii) Investments paid for solely with Capital Stock (other than Disqualified Capital Stock) of the Company;

       (viii) credit extensions to gaming customers in the ordinary course of business, consistent with industry practice;

       (ix) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company in satisfaction of judgments; and

       (x) loans or advances to Affiliates or to employees of the Company and its Restricted Subsidiaries in an aggregate amount not to exceed $1,000,000 at any one time outstanding pursuant to this clause
              (x).

       "Permitted Liens" means:

       (i) Liens arising by reason of any judgment, decree or order of any court for an amount and for a period not resulting in an Event of Default with respect thereto, so long as such Lien is being contested in good faith and is adequately bonded, and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been finally adversely terminated or the period within which such proceedings may be initiated shall not have expired;

       (ii) security for the performance of bids, tenders, trade, contracts (other than contracts for the payment of money) or leases, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, consistent with industry practice;

       (iii) Liens (other than Liens arising under ERISA) for taxes, assessments or other governmental charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company in accordance with gaap;

       (iv) Liens of carriers, warehousemen, mechanics, landlords, material men, repairmen or other like Liens arising by operation of law in the ordinary course of business consistent with industry practices (other than Liens arising under ERISA) and Liens on deposits made to obtain the release of such Liens if (a) the underlying obligations are not overdue for a period of more than 30 days or (b) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with gaap;

       (v) easements, rights of way, zoning and similar restrictions, covenants, conditions and restrictions and other encumbrances or title defects incurred in the ordinary course of business, consistent with industry practices that do not in any case materially detract from the value of the property subject thereto (as such property is used by the Company or a Subsidiary) or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries; provided, that such Liens are not incurred in connection with any borrowing of money or any commitment to loan any money or to extend any credit;

       (vi) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation;

       (vii) Liens securing Refinancing Indebtedness incurred in compliance with this Indenture to refinance Indebtedness secured by Liens, provided, (a) such Liens do not extend to any additional property or assets; (b) if the Liens securing the Indebtedness being refinanced were subordinated to or pari passu with the Liens securing the Notes or any intercompany loan, as applicable, such new Liens are subordinated to or pari passu with such Liens to the same extent, and any related subordination or intercreditor agreement is confirmed; and (c) such Liens are no more adverse to the interests of Holders than the Liens replaced or extended thereby;

       (viii) Liens that secure Acquired Debt; provided, that such Liens do not extend to or cover any property or assets other than those of the Person being acquired and were not put in place in anticipation of such acquisition;

       (ix) Liens that secure Purchase Money Obligations or Capital Lease Obligations permitted to be incurred pursuant to clause (e) of the second paragraph of Section 4.9 hereof; provided, that such Liens do not extend to or cover any property or assets other than those being acquired or developed;

       (x) those matters shown as exceptions to title on the title policies, dated as of the Issue Date, and issued by Fidelity National Title Insurance Company for the benefit of the Trustee;

       (xi) Liens securing Obligations under this Indenture, the Notes or the Security Documents;

       (xii) Liens on assets of the Company and the Subsidiaries, and the proceeds of any or all the foregoing, securing Indebtedness incurred pursuant to clause (a) of Section 4.9 hereof;

       (xiii) with respect to any vessel included in the Collateral, certain maritime liens, including liens for crew's wages and salvage;

       (xiv) leases or subleases granted in the ordinary course of business not materially interfering with the conduct of the business of the Company or any of its Restricted Subsidiaries;

       (xv) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any of its Subsidiaries in the ordinary course of business; and

       (xvi) the rights of the lessors under ground leases, as in effect on the Issue Date, relating to real property in Las Vegas, Nevada, leased by the Company or its Restricted Subsidiaries on the Issue Date.

       "Permitted Tax Distributions" in respect of the Company and each Subsidiary that qualifies as a Flow Through Entity shall mean, with respect to any taxable year, the sum of:

       (a) the product of (i) the excess of (A) all items of taxable income or gain (other than capital gain) of the Company that is allocated (or otherwise flows through) to Equity Holders (or the Upper Tier Equity Holders, as the case may be) for such year over (B) all items of taxable deduction or loss (other than capital loss) of the Company that is allocated (or otherwise flows through) to Equity Holders (or the Upper Tier Equity Holders, as the case may be) for such year and (ii) the Applicable Income Tax Rate, plus

       (b) the product of (i) the net capital gain (i.e., net long-term capital gain over net short-term capital loss), if any, of the Company that is allocated (or otherwise flows through) to Equity Holders (or the Upper Tier Equity Holders, as the case may be) for such year and (ii) the Applicable Capital Gain Tax Rate, plus

       (c) the product of (i) the net short-term capital gain (i.e., net short-term capital gain in excess of net long-term capital loss), if any, of the Company that is allocated (or otherwise flows through) to Equity Holders (or the Upper Tier Equity Holders, as the case may be) for such year and (ii) the Applicable Income Tax Rate, minus

       (d) the aggregate Tax Loss Benefit Amount for the Company for such year;

provided, that in no event shall the Applicable Income Tax Rate or the Applicable Capital Gain Tax Rate exceed the greater of (1) the highest aggregate applicable effective marginal rate of Federal, state, and local income to which a corporation doing business in the State of New York would be subject in the relevant year of determination (as certified to the Trustee by a nationally recognized tax accounting firm) plus 5%; and (2) 60%. For purposes of calculating the amount of the Permitted Tax Distributions, the proportionate part of the items of taxable income, gain, deduction, or loss (including capital gain or loss) of any Subsidiary that is a Flow Through Entity shall be included in determining the taxable income, gain, deduction, or loss (including capital gain or loss) of the Company.

       Estimated tax distributions shall be made within fifteen days following March 31, May 31, August 31, and December 31 based upon an estimate of the excess of (x) the tax distributions that would be payable for the period beginning on January 1 of such year and ending on March 31, May 31, August 31, and December 31 if such period were a taxable year (computed as provided above) over (y) distributions attributable to all prior periods during such taxable year; provided that the estimated tax distribution with respect to the period ending December 31 may be made within the last five days of such period.

       Prior to making any estimated tax distribution, the Company shall require each Equity Holder and Upper Tier Equity Holder to agree that (a) promptly after the Company and each Subsidiary file their respective annual tax return, (i) such Equity Holder and Upper Tier Equity Holder shall be jointly and severally liable to reimburse the Company to the extent the estimated tax distributions made to such Equity Holder exceeded the actual Permitted Tax Distributions, as determined on the basis of such tax returns filed in respect of such taxable year for that Equity Holder (or Upper Tier Equity Holder, as the case may be) and (ii) the Company shall make a further payment to such Equity Holder to the extent such estimated tax distributions were less than the actual Permitted Tax Distributions, as determined on the basis of such tax returns filed in respect of such taxable year for that Equity Holder (or Upper Tier Equity Holder, as the case may be) and (b) if the appropriate Federal or state taxing authority finally determines that the amount of the items of taxable income, gain, deduction, or loss (including capital gain or loss) of the Company or any Subsidiary that is treated as a Flow Through Entity for any taxable year or the aggregate Tax Loss Benefit Amounts carried forward to such taxable year should be changed or adjusted (including by reason of a final determination that the Company or such Subsidiary was not a Flow Through Entity), then (i) such Equity Holder and Upper Tier Equity Holder shall be jointly and severally liable to reimburse the Company in an amount (such amount, until reimbursed to the Company, an "Unreimbursed Tax Distribution Amount") equal to the sum of (A) the excess of (x) the Permitted Tax Distributions previously made to such Equity Holder in respect of that taxable year over (y) the Permitted Tax Distributions with respect to such taxable year, taking into account such change or adjustment for such Equity Holder, plus (B) interest and penalties imposed on the Company and its Subsidiaries by a Governmental Authority resulting from a final determination that the Company or a Subsidiary was not a Flow Through Entity, and (ii) the Company shall make a further payment to such Equity Holder to the extent the Permitted Tax Distributions previously made to such Equity Holder in respect of that taxable year were less than the Permitted Tax Distributions payable to such Equity Holder with respect to such taxable year taking into account such change or adjustment.

       To the extent that any tax distribution would otherwise be made to any Equity Holder at a time when an obligation of such Equity Holder to make a payment to the Company pursuant to the previous paragraph remains outstanding, the amount of any tax distribution to be made shall be reduced by the amounts such Equity Holder is obligated to pay the Company.

       "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

       "Preferred Ship Mortgage" means the preferred ship mortgage on the Tunica Vessel, dated as of the Issue Date, by and between Barden Mississippi Gaming, LLC and the Trustee.

       "Pre-Opening Expenses" means all costs of start-up activities that are required to be expensed (and are not capitalized) in accordance with SOP 98-5.

       "Purchase Money Obligations" means Indebtedness representing, or incurred to finance, the cost (i) of acquiring any assets and (ii) of construction or build-out of facilities (including Purchase Money Obligations of any other Person at the time such other Person is merged with or into or is otherwise acquired by the Issuers); provided, that (x) the principal amount of such Indebtedness does not exceed 80% of such cost, including construction charges,
(y) any Lien securing such Indebtedness does not extend to or cover any other asset or property other than the asset or property being so acquired, constructed or built and (z) such Indebtedness is incurred, and any Liens with respect thereto are granted, within 180 days of the acquisition or commencement of construction or build-out of such property or asset.

       "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

       "Qualified Capital Stock" means, with respect to any Person, Capital Stock of such Person other than Disqualified Capital Stock.

       "Qualified Equity Offering" means (1) an underwritten registered public offering of Qualified Capital Stock of the Company for cash, other than pursuant to Form S-8 (or any successor thereto) under the Securities Act and other than shares of Qualified Capital Stock of the Company issued pursuant to employee benefit plans or as compensation to employees, and (2) an unregistered offering of Qualified Capital Stock of the Company for cash resulting in net proceeds to the Company in excess of $10,000,000.

       "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Issue Date, by and among the Issuers and the Initial Purchaser as such agreement may be amended, modified or supplemented from time to time.

       "Related Business" means the gaming and hotel businesses conducted by the Company as of the Issue Date and any and all businesses that in the good faith judgment of the Managers are materially related businesses.

       "Required Regulatory Redemption" means a redemption by the Issuers of any Holder's Notes pursuant to, and in accordance with, any order of any Governmental Authority with appropriate jurisdiction and authority relating to a Gaming License, or to the extent necessary in the reasonable, good faith judgment of the Managers to prevent the loss, failure to obtain or material impairment or to secure the reinstatement of, any Gaming License, where such redemption or acquisition is required because the Holder or beneficial owner of Notes is required to be found suitable or to otherwise qualify under any gaming laws and is not found suitable or so qualified within a reasonable period of time.

       "Responsible Officer" when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee located at the Corporate Trust Office (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

       "Restricted Investment" means an Investment other than a Permitted Investment.

       "Restricted Securities" means Notes that bear or are required to bear the legends set forth in Exhibit A hereto.

       "Restricted Subsidiary" means a Subsidiary other than an Unrestricted Subsidiary.

       "Return from Unrestricted Subsidiaries" means (a) 50% of the fair market value of any dividends or distributions received by the Company or a Restricted Subsidiary from an Unrestricted Subsidiary, to the extent that such dividends or distributions were not otherwise included in Consolidated Net Income of the Company, plus (b) to the extent not otherwise included in Consolidated Net Income of the Company, an amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (i) repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries or (ii) the sale or liquidation of any Unrestricted Subsidiaries, plus (c) to the extent that any Unrestricted Subsidiary is designated to be a Restricted Subsidiary, the fair market value of the Company's Investment in such Subsidiary on the date of such designation.

       "Rule 144A" means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or under any similar rule or regulation hereafter adopted by the Commission.

       "Securities Act" means the Securities Act of 1933, as amended.

       "Security Agreement" means that certain Security and Pledge Agreement to encumber substantially all of the assets of the Company, in favor of the Trustee, for the ratable benefit of the Holders of the Notes, as the same may be amended in accordance with the terms thereof and this Indenture.

       "Security Documents" means, collectively, the Investor Pledge Agreement, the Preferred Ship Mortgage, the Security Agreement, the Copyright Security Agreement, the Trademark Security Agreement, and any other agreements, instruments, financing statements or other documents that evidence, set forth or limit the Lien of the Trustee in the Collateral.

       "Series A Notes" means the Issuers' 11.653% Series A Senior Notes due 2007, as authenticated and issued under this Indenture.

       "Series B Notes" means the Issuers' 11.653% Series B Senior Notes due 2007, as authenticated and issued under this Indenture.

       "subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity (including a limited liability company) of which more than 50% of the total voting power of shares of Voting Stock thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof and (ii) any partnership in which such Person or any of its subsidiaries is a general partner.

       "Subsidiary" means any subsidiary of the Company.

       "Subsidiary Guarantor" means any Restricted Subsidiary that has executed and delivered in accordance with this Indenture an unconditional and irrevocable Subsidiary Guarantee of the Issuers' obligations under the Notes and such Person's successors and assigns.

       "Tax Loss Benefit Amount" means, with respect to any taxable year, the amount by which the Permitted Tax Distributions would be reduced were a net operating loss or net capital loss from a prior taxable year of the Company ending subsequent to the Issue Date carried forward to such taxable year; provided, that for such purpose the amount of any such net operating loss or net capital loss shall be utilized only once and in each case shall be carried forward to the next succeeding taxable year until so utilized. For purposes of calculating the Tax Loss Benefit Amount, the proportionate part of the items of taxable income, gain, deduction, or loss (including capital gain or loss) of any Subsidiary that is a Flow Through Entity for a taxable year of such Subsidiary ending subsequent to the Issue Date shall be included in determining the amount of net operating loss or net capital loss of the Company.

       "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb), as amended, as in effect on the date hereof until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA.

       "Trademark Security Agreement" means that certain Trademark Security Agreement, dated as of the Issue Date, by and among the Issuers, the Subsidiary Guarantors and the Trustee, substantially in the form of Exhibit G hereto.

       "transfer" means, with respect to any asset, any direct or indirect sale, assignment, transfer, lease, conveyance, or other disposition (including, without limitation, by way of merger or consolidation).

       "Trustee" means The Bank of New York, a New York banking corporation, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

       "Tunica Vessel" means that certain vessel and appurtenances described as:

       Name                     Fitzgeralds Tunica
       Official Number:         262757
       Type:                    Barge

       "Unrestricted Subsidiary" means any Subsidiary that, at or prior to the time of determination, shall have been designated by the Managers as an Unrestricted Subsidiary; provided, that such Subsidiary (a) does not hold any Indebtedness or Capital Stock of, or any Lien on any assets of, the Company or any Restricted Subsidiary; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date. The Managers may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the Interest Coverage Ratio test set forth in Section 4.9 hereof calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation. The Managers may designate any Restricted Subsidiary to be an Unrestricted Subsidiary so long as no Default or Event of Default is in existence at the time of such designation or would be in existence following such designation. The Company shall be deemed to make an Investment in each Subsidiary designated as an Unrestricted Subsidiary immediately following such designation in an amount equal to the Investment in such Subsidiary and its subsidiaries immediately prior to such designation. Any such designation by the Managers shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Managers giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions and is permitted by Section 4.9 hereof.

       "Upper Tier Equity Holder" means, in the case of any Flow Through Entity the Equity Holder of which is, in turn, a Flow Through Entity, the person that is ultimately subject to tax on a net income basis on the items of taxable income, gain, deduction, and loss of the Company and its Subsidiaries that are Flow Through Entities.

       "U.S. Government Obligations" means direct obligations of the United States of America, or any agency or instrumentality thereof for the payment of which the full faith and credit of the United States of America is pledged.

       "Voting Stock" means, with respect to any Person, (i) one or more classes of the Capital Stock of such Person having general voting power to elect at least a majority of the Board of Directors, managers or trustees of such Person (regardless of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency) and (ii) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (i) above.

       "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years (rounded to the nearest one-twelfth) obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the total of the product obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

       "Wholly Owned Subsidiary" of any Person means a subsidiary of such Person all the Capital Stock of which (other than directors' qualifying shares) is owned directly or indirectly by such Person or by a Wholly Owned Subsidiary of such Person; provided, that with respect to the Company, the term Wholly Owned Subsidiary shall exclude Unrestricted Subsidiaries.

Section 1.2 Other Definitions.

                                                                         Defined in
       Term                                                                Section
       ----                                                              ----------
       "Affiliate Transaction"                                               4.11
       "Cash Flow-Based Management Fees"                                     1.1
       "Change of Control Offer"                                             4.14
       "Change of Control Payment"                                           4.14
       "Change of Control Payment Date"                                      4.14
       "Definitive Notes"                                                    2.1
       "Event of Default"                                                    6.1
       "Excess Proceeds"                                                     4.10
       "Excess Proceeds Offer"                                               4.10
       "Excess Proceeds Offer Period"                                        4.10
       "Excess Proceeds Payment Date"                                        4.10
       "Global Notes"                                                        2.1
       "Paying Agent"                                                        2.3
       "Purchase Amount"                                                     4.10
       "Refinance"                                                          4.9(h)
       "Refinancing Indebtedness"                                           4.9(h)
       "Registrar"                                                           2.3
       "Restricted Payments"                                                 4.7
       "Revenue-Based Management Fees"                                       1.1
       "Subsidiary Guarantee"                                                10.8

                                                                         Defined in
       Term                                                                Section
       ----                                                              ----------
       "Unreimbursed Tax Distributions                                       1.1


Section 1.3 Incorporation by Reference of Trust Indenture Act.

       Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

       The following TIA terms used in this Indenture have the following meanings:

       "indenture securities" means the Notes;

       "indenture security holder" means a Holder of a Note;

       "indenture to be qualified" means this Indenture;

       "indenture trustee" or "institutional trustee" means the Trustee;

       "obligor" on the Notes means the Issuers, the Subsidiary Guarantors and any successor obligor upon the Notes.

       All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute, or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.4 Rules of Construction.

              Unless the context otherwise requires:

              (1) a term has the meaning assigned to it;

              (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

              (3) "or" is not exclusive;

              (4) words in the singular include the plural, and in the plural include the singular;

              (5) provisions apply to successive events and transactions;

              (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision, and the terms "Article," "Section," "Exhibit" and "Schedule," unless otherwise specified or indicated by the context in which used, mean the corresponding Article or Section of, or the corresponding Exhibit or Schedule to, this Indenture; and

              (7) references to agreements and other instruments include subsequent amendments, supplements and waivers to such agreements or instruments but only to the extent not prohibited by this Indenture.

                                   ARTICLE 2.
                                    THE NOTES

Section 2.1 Form and Dating.

       The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A attached hereto, the terms of which are incorporated in and made a part of this Indenture. Each Note shall include the Subsidiary Guarantee executed by each of the Subsidiary Guarantors in the form of Exhibit C attached hereto, the terms of which are incorporated into and made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuers are subject or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued in denominations of $1,000 and integral multiples thereof.

       The Notes will be issued (i) in global form (the "Global Notes"), substantially in the form of Exhibit A attached hereto (including the text referred to in footnotes 1 and 3 thereto) and (ii) under certain circumstances, in definitive form (the "Definitive Notes"), substantially in the form of Exhibit A attached hereto (excluding the text referred to in footnotes 1 and 3 thereto). Each Global Note shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon; provided, that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee, in accordance with instructions given by the Holder thereof as required by Section
2.6 hereof.

Section 2.2       Execution and Authentication.

       Two Officers of each of the Issuers shall sign the Notes for the Issuers by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

       A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Notes shall be substantially as set forth in Exhibit A attached hereto.

       The Trustee shall, upon a Company Order, authenticate for original issue Notes in any aggregate principal amount. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. Subject to Section 4.9 hereof, additional Notes may be issued hereunder from time to time, without the consent of the Holders of previously issued Notes, in an aggregate principal amount to be determined from time to time by the Issuers; provided, that additional Notes may not be issued with original issue discount as determined under section 1271 et seq. of the Code.

       The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authenticating by the Trustee includes authenticating by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuers or an Affiliate of the Issuers.

       The Issuers, the Trustee and any agent of the Issuers or the Trustee may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of principal of and (subject to the provisions of this Indenture and the Notes with respect to record dates) interest on such Note and for all other purposes whatsoever, whether or not such
Note is overdue, and neither the Issuers, the Trustee nor any agent of the Issuers or the Trustee shall be affected by notice to the contrary.

Section 2.3 Registrar, Paying Agent and Depositary.

       The Issuers shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and (ii) an office or agency where Notes may be presented for payment ("Paying Agent"). The Issuers initially appoint the Trustee as Registrar and Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar, except that for purposes of Articles Three and Eight and Sections 4.1, 4.10 and 4.14, neither the Company nor any of its Subsidiaries shall act as Paying Agent.

       The Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent.

       The Issuers initially appoint DTC to act as Depositary with respect to the Global Notes. The Trustee shall act as custodian for the Depositary with respect to the Global Notes.

Section 2.4 Paying Agent to Hold Money in Trust.

       The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes and shall notify the Trustee in writing of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money delivered to the Trustee. If the Company or a Subsidiary of the Company acts as Paying Agent (subject to Section 2.3), it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization related to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.5 Holder Lists.

       The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, including the aggregate principal amount of Notes held by each such Holder, and the Issuers shall otherwise comply with TIA ss. 312(a).

Section 2.6 Transfer and Exchange.

       (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented by a Holder to the Registrar with a request (1) to register the transfer of the Definitive Notes or (2) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, that the Definitive Notes so presented (A) have been duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and (B) in the case of a Restricted Security, such request shall be accompanied by the following additional documents:

              (i) if such Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect (in substantially the form of Exhibit B attached hereto); or

              (ii) if such Restricted Security is being transferred to a QIB in accordance with Rule 144A or pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form of Exhibit B attached hereto); or

              (iii) if such Restricted Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit B attached hereto) and an opinion of counsel reasonably acceptable to the Issuers and the Registrar to the effect that such transfer is in compliance with the Securities Act.

       (b) Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may be exchanged for a beneficial interest in a Global Note only upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

              (i) written instructions directing the Trustee to make an endorsement on the appropriate Global Note to reflect an increase in the aggregate principal amount of the Notes represented by such Global Note; and

              (ii) if such Definitive Note is a Restricted Security, a certification (in substantially the form of Exhibit B attached hereto) and, if applicable, a legal opinion, in each case similar to that required pursuant to
Section 2.6(a)(i)-(iii), as applicable;

in which case the Trustee shall cancel such Definitive Note and cause the aggregate principal amount of Notes represented by the appropriate Global Note to be increased accordingly. If no Global Note is then outstanding, the Issuers shall issue and the Trustee shall authenticate a new Global Note in the appropriate principal amount.

       (c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary in accordance with this Indenture and the procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

       (d) Transfer of a Beneficial Interest in a Global Note for a Definitive Note. Upon receipt by the Trustee of written transfer instructions (or such other form of instructions as is customary for the Depositary), from the Depositary (or its nominee) on behalf of any Person having a beneficial interest in a Global Note, the Trustee shall, in accordance with the standing instructions and procedures existing between the Depositary and the Trustee, cause the aggregate principal amount of Global Notes to be reduced accordingly and, following such reduction, the Issuers shall execute and the Trustee shall authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount; provided, that in the case of a Restricted Security, such instructions shall be accompanied by the following additional documents:

              (i) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification to that effect (in substantially the form of Exhibit B attached hereto); or

              (ii) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A or pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form of Exhibit B attached hereto); or

              (iii) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit B attached hereto) and an opinion of counsel reasonably acceptable to the Issuers and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

       Definitive Notes issued in exchange for a beneficial interest in a Global Note shall be registered in such names and in such authorized denominations as the Depositary shall instruct the Trustee.

       (e) Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture, the Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary; provided, that if:

              (i) the Depositary (a) notifies the Issuers that the Depositary is unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Issuers within 90 days after delivery of such notice, or (b) has ceased to be a clearing agency registered under the Exchange Act; or

              (ii) the Issuers, at their sole discretion, notify the Trustee in writing that they elect to cause the issuance of Definitive Notes under this Indenture;

then the Issuers shall execute and the Trustee shall authenticate and deliver, Definitive Notes in an aggregate principal amount equal to the aggregate principal amount of the Global Note in exchange for such Global Note.

       (f) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in the Global Note have either been exchanged for Definitive Notes, redeemed, repurchased or cancelled, the Global Note shall be returned to (or retained by) and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in the Global Note is exchanged for Definitive Notes, redeemed, repurchased or cancelled, the aggregate principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee to reflect such reduction.

       (g) General Provisions Relating to Transfers and Exchanges. To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request. All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be legal, valid and binding obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

       No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange (without transfer to another person) pursuant to Sections 2.10, 3.7, 3.8, 4.10, 4.14 and 9.5 of this Indenture).

       The Issuers shall not be required to: (i) issue, register the transfer of or exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection; or (ii) register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or (iii) register the transfer of or exchange a Note between a record date and the next succeeding interest payment date.

       Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for all purposes, and neither the Trustee, any Agent nor the Issuers shall be affected by notice to the contrary.

       The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly require by, and to do so if and when expressly required by the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements thereof.

       (h) Exchange of Series A Notes for Series B Notes. The Series A Notes may be exchanged for Series B Notes pursuant to the terms of the Exchange Offer. The Trustee and Registrar shall make the exchange as follows:

       The Issuers shall present the Trustee with an Officers' Certificate certifying the following:

              (A) upon issuance of the Series B Notes, the transactions contemplated by the Exchange Offer have been consummated; and

              (B) the principal amount of Series A Notes properly tendered in the Exchange Offer that are represented by a Global Note and the principal amount of Series A Notes properly tendered in the Exchange Offer that are represented by Definitive Notes; the name of each Holder of such Definitive Notes; the principal amount properly tendered in the Exchange Offer by each such Holder; and the name and address to which Definitive Notes for Series B Notes shall be registered and sent for each such Holder.

       The Trustee, upon receipt of (i) such Officers' Certificate, (ii) an Opinion of Counsel (x) to the effect that the Series B Notes have been registered under Section 5 of the Securities Act and this Indenture has been qualified under the TIA and (y) with respect to the matters set forth in Section 6(p) of the Registration Rights Agreement and (iii) a Company Order, shall authenticate (A) a Global Note for Series B Notes in aggregate principal amount equal to the aggregate principal amount of Series A Notes represented by a Global Note indicated in such Officers' Certificate as having been properly tendered and (B) Definitive Notes representing Series B Notes registered in the names of, and in the principal amounts indicated in such Officers' Certificate.

       If the principal amount at maturity of the Global Note for the Series B Notes is less than the principal amount at maturity of the Global Note for the Series A Notes, the Trustee shall make an endorsement on such Global Note for Series A Notes indicating a reduction in the principal amount at maturity represented thereby.

       The Trustee shall deliver such Definitive Notes for Series B Notes to the Holders thereof as indicated in such Officers' Certificate.

Section 2.7 Replacement Notes.

       If any mutilated Note is surrendered to the Trustee, or the Issuers and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements for replacements of Notes are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent or any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers or the Trustee may charge for their expenses in replacing a Note.

       Every replacement Note is an obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.8 Outstanding Notes.

       The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this
Section 2.8 as not outstanding.

       If a Note is replaced pursuant to Section 2.7 hereof, the replaced Note ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

       If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

       Subject to Section 2.9 hereof, a Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Note; however, Notes held by the Trustee shall not be deemed to be outstanding for purposes of
Section 3.7 hereof.

Section 2.9 Treasury Notes.

       In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers or any Affiliate of the Issuers shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows to be so owned shall be considered as not outstanding.

Section 2.10 Temporary Notes.

       Pending the preparation of definitive Notes, the Issuers (and the Subsidiary Guarantors) may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

       If temporary Notes are issued, the Issuers (and the Subsidiary Guarantors) shall cause definitive Notes to be prepared without unreasonable delay. The definitive Notes shall be printed, lithographed or engraved, or provided by any combination thereof, or in any other manner permitted by the rules and regulations of any principal national securities exchange, if any, on which the Notes are listed, all as determined by the Officers executing such definitive Notes. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency maintained by the Issuers for such purpose pursuant to
Section 4.2 hereof, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuers (and the Subsidiary Guarantors) shall execute, and the Trustee shall authenticate and deliver, in exchange therefor the same aggregate principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

Section 2.11 Cancellation.

       The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall retain or destroy cancelled Notes in accordance with its normal practices (subject to the record retention requirement of the Exchange Act) unless the Issuers direct them to be returned to the Issuers. The Issuers may not issue new Notes to replace Notes that have been redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Issuers unless by a written order, signed by one Officer of each of the Issuers, the Issuers shall direct that cancelled Notes be returned to them.

Section 2.12 Defaulted Interest.

       If the Issuers default in a payment of interest on the Notes, the Issuers shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section 4.1 hereof. The Issuers shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Issuers (or the

Trustee, in the name of and at the expense of the Issuers) shall mail to the Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13 Legends.

       (a) Except as permitted by subsections (b) or (c) of this Section 2.13, each Note shall bear legends relating to restrictions on transfer pursuant to the securities laws in substantially the form set forth on Exhibit A attached hereto.

       (b) Upon any sale or transfer of a Restricted Security (including any Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

              (i) in the case of any Restricted Security that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Restricted Security for a Definitive Note that does not bear the legends required by subsection (a) above; and

              (ii) in the case of any Restricted Security represented by a Global Note, such Restricted Security shall not be required to bear the legends required by subsection (a) above, but shall continue to be subject to the provisions of Section 2.6(c) hereof; provided, that with respect to any request for an exchange of a Restricted Security that is represented by a Global Note for a Definitive Note that does not bear the legends required by subsection (a) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144.

              (iii) The Issuers (and the Subsidiary Guarantors) shall issue and the Trustee shall authenticate Series B Notes in exchange for Series A Notes accepted for exchange in the Exchange Offer. The Series B Notes shall not bear the legends required by subsection (a) above unless the Holder of such Series A Notes is either (A) a broker-dealer who purchased such Series A Notes directly from the Issuers to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (B) a Person participating in the distribution of the Series A Notes or (C) a Person who is an affiliate (as defined in Rule 144A) of the Issuers.

Section 2.14 Deposit of Moneys.

       Subject to Section 3.5 hereof, prior to 10:00 a.m. on each date on which the principal of, premium, if any, and interest on the Notes are due, the Issuers shall deposit with the Trustee or Paying Agent in immediately available funds, money sufficient to make cash payments, if any, due on such date in a timely manner that permits the Trustee or the Paying Agent to remit payment to the Holders on such date.

                                   ARTICLE 3.
                                   REDEMPTION

Section 3.1 Notices to Trustee.

       If the Issuers elect to redeem Notes pursuant to Section 3.7 hereof, or are required to redeem Notes pursuant to Section 3.8 hereof, the Issuers shall furnish to the Trustee, at least

45 days but not more than 60 days before a redemption date (except in the case of a Required Regulatory Redemption requiring less notice), an Officers' Certificate setting forth (i) the clause of Section 3.7 pursuant to which the redemption shall occur or if the redemption is required by Section 3.8, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.2 Selection of Notes to Be Redeemed.

       If less than all of the Notes are to be redeemed pursuant to Section 3.7 or 3.8 hereof, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee deems to be fair and reasonable.

       The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.3 Notice of Redemption.

       At least 30 days but not more than 60 days before a redemption date (except in the case of a Required Regulatory Redemption requiring less notice), the Issuers shall mail a notice of redemption by first class mail to each Holder whose Notes are to be redeemed at such Holder's registered address.

       The notice shall identify the Notes to be redeemed and shall state:

              (1) the redemption date;

              (2) the redemption price;

              (3) if any Note is being redeemed in part only, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon cancellation of the original Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued;

              (4) the name and address of the Paying Agent;

              (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

              (6) that, unless the Issuers default in making such redemption payment, interest on Notes or portions of Notes called for redemption ceases to accrue on and after the redemption date;

              (7) the paragraph of the Notes and/or the section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

              (8) the CUSIP number of the Notes to be redeemed.

       At the Issuers' request, the Trustee shall give the notice of redemption in the name of the Issuers and at the Issuers' expense; provided that the Issuers shall deliver to the Trustee, at least 15 days (unless a shorter period is acceptable to the Trustee) prior to the date such notice is to be given, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.4 Effect of Notice of Redemption.

       Once notice of redemption has been mailed to the Holders in accordance with Section 3.3 herein, Notes called for redemption become due and payable on the redemption date at the redemption price. At any time prior to the mailing of a notice of redemption to the Holders pursuant to Section 3.3, the Issuers may withdraw, revoke or rescind any notice of redemption delivered to the Trustee without any continuing obligation to redeem the Notes as contemplated by such notice of redemption.

Section 3.5 Deposit of Redemption Price.

       At or before 10:00 a.m. on the redemption date, the Issuers shall deposit with the Trustee (to the extent not already held by the Trustee) or with the Paying Agent money in immediately available funds sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

       Interest on the Notes to be redeemed shall cease to accrue on the applicable redemption date, whether or not such Notes are presented for payment, if the Issuers make or deposit the redemption payment in accordance with this
Section 3.5. If any Note called for redemption shall not be paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes.

Section 3.6 Notes Redeemed in Part.

       Upon surrender of a Note that is redeemed in part, the Issuers shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.7 Optional Redemption.

       (a) Except as set forth in Sections 3.7(b) and 3.8 hereof, the Notes are not redeemable at the Issuers' option prior to November 30, 2005. Thereafter, the Notes will be subject to redemption at the option of the Issuers, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the applicable date of redemption, if redeemed during the 12-month period beginning on November 30 of the years indicated below:

       Year                               Percentage
       ----                               ----------
       2005                               105.827%
       2006 and thereafter                100.000%

       Notwithstanding the foregoing, at any time or from time to time prior to November 30, 2004, the Issuers may redeem, at their option, up to 35% of the aggregate principal amount of the Notes then outstanding at a redemption price of 111.653% of the principal amount thereof, plus accrued and unpaid interest thereon and Liquidated Damages, if any, through the applicable date of redemption, with the Net Cash Proceeds of one or more Qualified Equity Offerings; provided, that (a) such redemption shall occur within 60 days of the date of closing of such Qualified Equity Offerings and (b) at least 65% of the aggregate principal amount of Notes issued on or after the Issue Date remains outstanding immediately after giving effect to each such redemption.

Section 3.8 Required Regulatory Redemption.

       The Notes shall be redeemable by the Issuers, in whole or in part, at any time upon not less than 20 Business Days nor more than 60 days notice (or such earlier date as may be required by any Gaming Authority) at 100% of the principal amount thereof plus accrued and unpaid interest thereon (or, if required by any Gaming Authority, the fair market value of such Notes, or such other amount as may be required by applicable law or order of such Gaming Authority) and Liquidated Damages (if permitted by relevant Gaming Authorities), if any, to the redemption date, pursuant to a Required Regulatory Redemption. Any Required Regulatory Redemption shall, except as specifically provided in this Section 3.8, be made in accordance with the applicable provisions of Sections 3.3, 3.4 and 3.5 unless other procedures are required by any Gaming Authority. In addition, where such redemption is required because the Holder or beneficial owner of Notes is required to be found suitable or to otherwise qualify under any gaming laws and is not found suitable or so qualified, the Issuers shall have the right to require any such Holder or beneficial owner to dispose of its Notes upon 30 days' notice (or such earlier date as may be required by the applicable Gaming Authority).

Section 3.9 No Mandatory Redemption.

       The Issuers shall not be required to make mandatory redemption payments with respect to the Notes (except for a Required Regulatory Redemption). The Notes shall not have the benefit of any sinking fund.

                                   ARTICLE 4.
                                   COVENANTS

Section 4.1 Payment of Notes.

       The Issuers shall pay the principal and premium, if any, of, and interest on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, other than the Company or a Subsidiary of the Company, holds on or before that date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Such Paying Agent shall return to the Issuers, no later than three Business Days following the date of payment, any money that exceeds such amount of principal, premium, if any, and interest then due and payable on the Notes. The Issuers shall pay any and all amounts, including, without limitation, Liquidated Damages, if any, on the dates and in the manner required under the Registration Rights Agreement.

       The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.2 Maintenance of Office or Agency.

       The Issuers shall maintain an office or agency (which may be an office of the Trustee, Registrar or co-registrar) in the Borough of Manhattan, The City of New York where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

       The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

       The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.3.

Section 4.3 Reports.

       (a) Regardless of whether required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Issuers will furnish to the Trustee and

Holders, within 15 days after either Issuer is or would have been required to file such with the Commission, (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if either of the Issuers were required to file such Forms, including for each a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Issuers' independent certified public accountants and (ii) all information that would be required to be contained in a filing with the Commission on Form 8-K if either of the Issuers were required to file such reports. From and after the time either of the Issuers files a registration statement with the Commission with respect to the Notes, the Issuers will file such information with the Commission so long as the Commission will accept such filings.

       Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

       (b) So long as is required for an offer or sale of the Notes to qualify for an exemption under Rule 144A, the Issuers (and the Subsidiary Guarantors) shall, upon request, provide the information required by clause (d)(4) thereunder to each Holder and to each beneficial owner and prospective purchaser of Notes identified by any Holder of Restricted Securities.

Section 4.4 Compliance Certificate.

       (a) The Issuers shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate (provided, that two of the signatories to such Officers' Certificate shall be the principal executive officer, principal financial officer or principal accounting officer of each of the Issuers) stating that a review of the activities of the Issuers and the Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determine whether each has kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that each of the Issuers and the Subsidiaries has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof or thereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action each is taking or proposes to take with respect thereto).

       (b) The year-end financial statements delivered pursuant to Section 4.3 above shall be accompanied by a written statement of the independent public accountants of the Company (which shall be a firm of established national reputation reasonably satisfactory to the Trustee) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that either the Company or any of its Subsidiaries has violated any provisions of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

       (c) So long as any of the Notes are outstanding, the Issuers shall deliver to the Trustee forthwith upon any Officer becoming aware of (i) any Default or Event of Default or (ii) any event of default under any mortgage, indenture or instrument referred to in Section 6.1(5) hereof, an Officers' Certificate specifying such Default, Event of Default or other event of default and what action the Issuers are taking or propose to take with respect thereto.

Section 4.5 Taxes.

       The Company shall, and shall cause its Subsidiaries to, file all tax returns required to be filed and to pay prior to delinquency all material taxes, assessments and governmental levies except as contested in good faith and by appropriate proceedings and for which reserves have been established in accordance with GAAP.

Section 4.6 Stay, Extension and Usury Laws.

       The Issuers (and each Subsidiary Guarantor) covenant (to the extent that it may lawfully do so) that neither of them shall at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension, usury or other law, wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the payment of all or any portion of the principal of or interest on the Notes, or that may affect the covenants or the performance of this Indenture; and each of the Issuers and each Subsidiary Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.7 Limitation on Restricted Payments.

       The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

              (i) declare or pay any dividend or make any distribution on account of any Equity Interests of the Company or any of its Subsidiaries or make any other payment to any Excluded Person or Affiliate thereof (other than (A) dividends or distributions payable in Equity Interests (other than Disqualified Capital Stock) of the Company or (B) amounts payable to the Company or any Restricted Subsidiary);

              (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interest of the Company or any Affiliate (other than any Restricted Subsidiary of the Company) of the Company (other than any such Equity Interest owned by the Company or any Restricted Subsidiary);

              (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of the Company or any Subsidiary Guarantor that is subordinated in right of payment to the Notes or such Subsidiary Guarantor's

Subsidiary Guarantee thereof, as the case may be, prior to any scheduled principal payment, sinking fund payment or other payment at the stated maturity thereof; or

              (iv) make any Restricted Investment

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

       (a) no Default or Event of Default has occurred and is continuing or would occur as a consequence thereof, and

       (b) immediately after giving effect to such Restricted Payment on a pro forma basis, the Company could incur at least $1.00 of additional Indebtedness under the Interest Coverage Ratio test set forth in Section 4.9 hereof, and

       (c) such Restricted Payment (the value of any such payment, if other than cash, being determined in good faith by the Managers of the Company and evidenced by a resolution set forth in an Officers' Certificate delivered to the Trustee), together with the aggregate of all other Restricted Payments made on or after the Issue Date (including Restricted Payments permitted by clauses (i), (v) (to the extent such payments do not reduce Consolidated Net Income), (vi) (to the extent such payments do not reduce Consolidated Net Income), (vii),
(viii), (ix), (x) and, to the extent the Company is given credit for such Net Cash Proceeds pursuant to clause (2) of this paragraph, (ii) of the next following paragraph and excluding Restricted Payments permitted by clauses (iii) and (iv) of the next following paragraph), is less than the sum, without duplication, of

       (1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing immediately after the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, 100% of such deficit), plus

       (2) 100% of the aggregate Net Cash Proceeds received by the Company from the issuance or sale, other than to a Subsidiary, of Equity Interests of the Company (other than Disqualified Capital Stock) after the Issue Date and on or prior to the time of such Restricted Payment (other than the first $5,000,000 of Net Cash Proceeds from the issuance or sale of Equity Interests to Majestic Star, BDI, or any Affiliate thereof), plus

       (3) 100% of the aggregate Net Cash Proceeds received by the Company from the issuance or sale, other than to a Subsidiary, of any convertible or exchangeable debt security of the Company that has been converted or exchanged into Equity Interests of the Company (other than Disqualified Capital Stock) pursuant to the terms thereof after the Issue Date and on or prior to the time of such Restricted Payment (including any additional net cash proceeds received by the Company upon such conversion or exchange) (other than the first $5,000,000 of Net Cash Proceeds from the issuance or sale of any convertible or exchangeable debt securities to Majestic Star, BDI, or any Affiliate thereof) plus

       (4) the aggregate Return from Unrestricted Subsidiaries after the Issue Date and on or prior to the time of such Restricted Payment.

The foregoing provisions shall not prohibit:

       (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would not have been prohibited by the provisions of this Indenture;

       (ii) the redemption, purchase, retirement or other acquisition of any Equity Interests of the Company or Indebtedness of the Company or any Restricted Subsidiary in exchange for, or out of the Net Cash Proceeds of, the substantially concurrent sale (other than to a Subsidiary) of, other Equity Interests of the Company (other than Disqualified Capital Stock) (other than the first $5,000,000 of Net Cash Proceeds from the issuance or sale of Equity Interests to Majestic Star, BDI, or any Affiliate thereof);

       (iii) so long as clause (a) above is satisfied, with respect to each taxable year that the Company qualifies as a Flow Through Entity, the payment of Permitted Tax Distributions; provided, that (A) prior to any payment of Permitted Tax Distributions the Company provides an Officers' Certificate and Opinion of Counsel to the effect that the Company and each Subsidiary in respect of which such distributions are being made, qualify as Flow Through Entities for Federal income tax purposes and for the states in respect of which such distributions are being made and (B) at the time of such distribution, the most recent audited financial statements of the Company provided to the Trustee pursuant to
              Section 4.3 hereof, provide that the Company and each such Subsidiary were treated as Flow Through Entities for the period of such financial statements, provided that the requirement set forth in this subclause (B) shall not apply to the extent that such Subsidiary that is acquired after the date hereof is not a Flow Through Entity on the date of such acquisition but subsequently becomes a Flow Through Entity after any period covered by such financial statements;

       (iv) the redemption, repurchase or payoff of any Indebtedness of the Company or a Restricted Subsidiary with cash proceeds of or in exchange for any Refinancing Indebtedness permitted to be incurred pursuant to Section 4.9(g) hereof;

       (v) so long as clause (a) above is satisfied any employment agreement entered into, or any compensation or employee benefits paid to employees, in each case, in the ordinary course of business, consistent with past practices and not involving the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Affiliate (other than any Restricted Subsidiary of the Company);

       (vi) so long as clause (a) above is satisfied, Overhead Reimbursement under any of the Management Agreements, in each case, as in effect on the Issue Date, without giving effect to any amendment, supplement or modification thereof;

       (vii) so long as clause (a) above is satisfied, Cash Flow-Based Management Fees required under any of the Management Agreements, in each case, as in effect on the Issue Date, without giving effect to any amendment, supplement or modification thereof; provided, that the Interest Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such payment is made would have been not less than 1.50 to 1.0, determined on a pro forma basis, as if such payment had been made during such four-quarter period;

       (viii) so long as clause (a) above is satisfied, Revenue-Based Management Fees required under any of the Management Agreements, in each case, as in effect on the Issue Date, without giving effect to any amendment, supplement or modification thereof; provided, that the Interest Coverage Ratio for the Company's most recently ended four full fiscal quarter for which internal financial statements are available immediately preceding the date on which such payment is made would have been not less than 1.25 to 1.0, determined on a pro forma basis, as if such payment had been made during such four-quarter period;

       (ix) the redemption and repurchase of any Equity Interests or Indebtedness of the Company or any of its Subsidiaries to the extent required by any Gaming Authority or, if determined in the good faith judgment of the Managers of the Company as evidenced by a resolution of the Managers that has been delivered to the trustee, to prevent the loss, or to secure the grant or establishment, of any gaming license or other right to conduct lawful gaming operations; and

       (x) any Unreimbursed Tax Distribution Amounts (as defined in the definition of "Permitted Tax Distributions").

       Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.7 were computed, which calculations may be based upon the Company's latest available financial statements. Notwithstanding the foregoing, the Company shall not be required to deliver an Officers' Certificate to the Trustee pursuant to this covenant if any action is taken pursuant to subsection (ii), (iv) or (v) of the immediately preceding paragraph.

Section 4.8 Limitation on Restrictions on Subsidiary Dividends.

       The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

              (i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (a) on such Restricted Subsidiary's Capital Stock or (b) with respect to any other interest or participation in, or measured by, such Restricted Subsidiary's profits, or

              (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, or

              (iii) make loans or advances to the Company or any of its Restricted Subsidiaries, or

              (iv) transfer any of its assets to the Company or any of its Restricted Subsidiaries,

except, with respect to clauses (i) through (iv) above, for such encumbrances or restrictions existing under or by reason of:

          (1) any Credit Facility containing dividend or other payment restrictions that are not more restrictive than those contained in the documents governing the Credit Facility on the Issue Date;

          (2) this Indenture, the Security Documents and the Notes;

          (3) applicable law;

          (4) Acquired Debt; provided, that such encumbrances and restrictions are not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

          (5) customary non-assignment and net worth provisions of any contract, lease or license entered into in the ordinary course of business;

          (6) customary restrictions on the transfer of assets subject to a Permitted Lien imposed by the holder of such Lien; and

          (7) the agreements governing permitted Refinancing Indebtedness; provided, that such restrictions contained in any agreement governing such Refinancing Indebtedness are no more restrictive than those contained in any agreements governing the Indebtedness being refinanced.

Section 4.9 Limitation on Incurrence of Indebtedness.

       The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, (i) create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to, contingently or otherwise (collectively, "incur"), any Indebtedness (including, without limitation, Acquired Debt) or (ii) issue any Disqualified Capital Stock; provided, that the Company and the Subsidiary Guarantors may incur Indebtedness (other than Disqualified Capital Stock) (including, without limitation, Acquired
Debt) and the Company may issue shares of Disqualified Capital Stock if (x) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to such incurrence or issuance, and (y) the Interest Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Capital Stock is issued would have been not less than 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Capital Stock had been issued, as the case may be, at the beginning of such four-quarter period.

       Notwithstanding the foregoing, the foregoing limitations will not prohibit the incurrence of:

       (a) Indebtedness under the Credit Facility in an aggregate principal amount not to exceed at any time outstanding, $15,000,000 less the aggregate amount of repayments of such indebtedness contemplated by clause (iii) of
Section 4.10 hereof;

       (b) performance bonds, appeal bonds, surety bonds, insurance obligations or bonds and other similar bonds or obligations (including Obligations under letters of credit) incurred in the ordinary course of business, and any guarantees thereof;

       (c) Hedging Obligations incurred to fix the interest rate on any variable rate Indebtedness otherwise permitted by this Indenture; provided, that the notional principal amount of each such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates and that such Hedging Obligations shall not have been incurred for purposes of speculation;

       (d) Indebtedness outstanding on the Issue Date (other than Indebtedness under the Credit Facility which shall not be deemed to be outstanding pursuant to this clause (d)), including the Notes and the Security Documents, to the extent they constitute Indebtedness outstanding on the Issue Date;

       (e) Indebtedness incurred by the Company in an aggregate principal amount not to exceed, at any time outstanding pursuant to this clause (e), $3,000,000 less the aggregate amount of repayments of such indebtedness contemplated by clause (iii) of Section 4.10 hereof;

       (f) any Subsidiary Guarantee of the Notes or the Indebtedness permitted by clause (e) above; and

       (g) Indebtedness issued in exchange for, or the proceeds of which are contemporaneously used to extend, refinance, renew, replace, or refund (collectively, "Refinance"), Indebtedness incurred pursuant to the Interest Coverage Ratio test set forth in the immediately preceding paragraph, clause (d) above or this clause (g) (the "Refinancing Indebtedness"); provided, that (i) the principal amount of such Refinancing Indebtedness does not exceed the principal amount of Indebtedness so Refinanced (including any required premiums and out-of-pocket expenses reasonably incurred in connection therewith), (ii) the Refinancing Indebtedness has a final scheduled maturity that equals or exceeds the final stated maturity, and a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity, of the Indebtedness being Refinanced, (iii) the Refinancing Indebtedness ranks, in right of payment, no more favorable to the Notes than the Indebtedness being Refinanced, and (iv) such Refinancing Indebtedness shall only be used to refinance outstanding Indebtedness of such Person issuing such Refinancing Indebtedness.

Section 4.10 Limitation on Asset Sales.

       The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Sale unless

              (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale not less than the fair market value of the assets subject to such Asset Sale;

              (ii) at least 75% of the consideration for such Asset Sale is in the form of (A) cash or Cash Equivalents, (B) liabilities of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or the Subsidiary Guarantees) that are assumed by the transferee of such assets (provided, that following such Asset Sale there is no further recourse to the Company or its Restricted Subsidiaries with respect to such liabilities), or (C) fixed assets or property that, in the good faith judgement of the Managers, at the time of such Asset Sale will be used in a Related Business of the Company or its Restricted Subsidiaries; and

              (iii) within 270 days of such Asset Sale (or within 30 days in the case of an Asset Sale or series of related Asset Sales with Net Proceeds of $15,000,000 or more), the Net Proceeds thereof are (A) in the case of an Asset Sale or series of related Asset Sales with Net Proceeds of less than $15,000,000, invested in fixed assets or property that, in the good faith judgment of the Managers, at the time of such Asset Sale will be used in a Related Business of the Company or its Restricted Subsidiaries, (B) applied to repay Indebtedness under Purchase Money Obligations incurred in connection with the asset so sold, (C) applied to repay Indebtedness under the Credit Facility and permanently reduce the commitment thereunder in the amount of the Indebtedness so repaid or (D) to the extent not used as provided in clauses (A),
(B), or (C) applied to make an offer to purchase Notes as described below (an "Excess Proceeds Offer"); provided, that the Company will not be required to make an Excess Proceeds Offer until the amount of Excess Proceeds is greater than $5,000,000.

       The foregoing provisions in (i) or (ii) above shall not apply to an Event of Loss.

       Pending the final application of any Net Proceeds, the Company may temporarily reduce Indebtedness under the Credit Facility or temporarily invest such Net Proceeds in Cash Equivalents.

       Net Proceeds not invested or applied as set forth in subclause (A), (B) or (C) of clause (iii) above constitute "Excess Proceeds." If the Company elects, or becomes obligated to make an Excess Proceeds Offer, the Issuers shall offer to purchase Notes having an aggregate principal amount equal to the Excess Proceeds (the "Purchase Amount"), at a purchase price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the purchase date. The Issuers must consummate such Excess Proceeds Offer not later than 30 days after the expiration of the 270 day period following the Asset Sale that produced such Excess Proceeds. If the aggregate purchase price for the Notes tendered pursuant to the Excess Proceeds Offer is less than the Excess Proceeds, the Company and its Restricted Subsidiaries may use the portion of the Excess Proceeds remaining after payment of such purchase price for general corporate purposes.

       Each Excess Proceeds Offer shall remain open for a period of 20 Business Days and no longer, unless a longer period is required by law (the "Excess Proceeds Offer Period"). Promptly after the termination of the Excess Proceeds Offer Period (the "Excess Proceeds Payment Date"), the Issuers shall purchase and mail or deliver payment for the Purchase Amount for the Notes or portions thereof tendered, pro rata or by such other method as may be required by law, or, if less than the Purchase Amount has been tendered, all Notes tendered pursuant to the Excess Proceeds Offer.

       To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.10, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.10 by virtue thereof. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create or suffer to exist or become effective any restriction that would impair the ability of the Issuers to make an Excess Proceeds Offer upon an Asset Sale or, if such Excess Proceeds Offer is made, to pay for the Notes tendered for purchase.

       The Issuers shall, no later than 30 days following the expiration of the 12-month period following the Asset Sale that produced Excess Proceeds, commence the Excess Proceeds Offer by mailing to the Trustee and each Holder, at such Holder's last registered address, a notice, which shall govern the terms of the Excess Proceeds Offer, and shall state:

              (1) that the Excess Proceeds Offer is being made pursuant to this
       Section 4.10, the principal amount of Notes which shall be accepted for payment and that all Notes validly tendered shall be accepted for payment on a pro rata basis;

              (2) the purchase price and the date of purchase;

              (3) that any Notes not tendered or accepted for payment pursuant to the Excess Proceeds Offer shall continue to accrue interest;

              (4) that, unless the Issuers default in the payment of the purchase price with respect to any Notes tendered, Notes accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the Excess Proceeds Payment Date;

              (5) that Holders electing to have Notes purchased pursuant to an Excess Proceeds Offer shall be required to surrender their Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Issuers prior to the close of business on the third Business Day immediately preceding the Excess Proceeds Payment Date;

              (6) that Holders shall be entitled to withdraw their election if the Issuers receive, not later than the close of business on the second Business Day preceding the Excess Proceeds Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;

              (7) that Holders whose Notes are purchased only in part shall be issued Notes representing the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in principal amount of $1,000 or whole multiples thereof; and

              (8) the instructions that Holders must follow in order to tender their Notes.

       On or before the Excess Proceeds Payment Date, the Issuers shall (i) accept for payment on a pro rata basis the Notes or portions thereof tendered pursuant to the Excess Proceeds Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted and (iii) deliver to the Trustee the Notes so accepted, together with an Officers' Certificate stating that the Notes or portions thereof tendered to the Issuers are accepted for payment. The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price of such Notes, and the Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered.

       The Issuers shall make a public announcement of the results of the Excess Proceeds Offer as soon as practicable after the Excess Proceeds Payment Date. For the purposes of this Section 4.10, the Trustee shall act as the Paying Agent.

Section 4.11 Limitation on Transactions With Affiliates.

       The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, consummate or suffer to exist any Affiliate Transaction, except for:

              (i) Affiliate Transactions that, together with all related Affiliate Transactions, have an aggregate value of not more than $1,000,000; provided, that (a) such transactions are conducted in good faith and on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time by the Company or such Restricted Subsidiary on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary and (b) the Company shall have delivered to the Trustee an Officers' Certificate certifying to such effect;

              (ii) Affiliate Transactions that, together with all related Affiliate Transactions, have an aggregate value of not more than $5,000,000; provided, that (i) a majority of the disinterested Managers determine that such transactions are conducted in good faith and on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time by the Company or such Restricted Subsidiary on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary and (ii) prior to entering into such transaction the Company shall have delivered to the Trustee an Officers' Certificate certifying to such effect; or

              (iii) Affiliate Transactions for which the Company delivers to the Trustee an opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

       Notwithstanding the foregoing, the following shall be deemed not to be Affiliate Transactions:

       (a) Restricted Payments (other than payments permitted under clause (vi) of the second paragraph of Section 4.7 hereof) permitted by Section 4.7 hereof;

       (b) the Management Agreements and the Member Agreement, in each case, as in effect on the Issue Date, without giving effect to any amendment, supplement or modification thereof, and payment of the Management Fees thereunder;

       (c) the non-exclusive licensing of any service mark or other trademarks of the Company to an Affiliate or Affiliates of the Company; and

       (d) transactions between or among the Company and any Wholly Owned Subsidiary of the Company.

Section 4.12 Limitation on Liens.

       The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset (including, without limitation, all real, tangible or intangible property) of the Company or any Restricted Subsidiary, whether now owned or hereafter acquired, or on any income or profits therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens.

Section 4.13 Existence.

       Subject to Article 5 of this Indenture, the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) their respective limited liability company and corporate existence, and corporate, partnership or other existence of each of the Subsidiaries, in accordance with their respective organizational documents (as the same may be amended from time to time) and (ii) their (and the Subsidiaries') rights (charter and statutory), licenses (including gaming and related licenses) and franchises; provided, that the Issuers shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Board of Directors on behalf of the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Issuers and the Company's Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.14 Repurchase Upon Change of Control.

       Upon the occurrence of a Change of Control, the Issuers shall offer to repurchase all of the Notes then outstanding (the "Change of Control Offer") at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the date of repurchase (the "Change of Control Payment").

       To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue thereof.

       Within 30 days following any Change of Control, the Issuers shall commence the Change of Control Offer by mailing to the Trustee and each Holder a notice, which shall govern the terms of the Change of Control Offer, and shall state that:

              (i) the Change of Control Offer is being made pursuant to this
Section 4.14 and that all Notes tendered will be accepted for payment,

              (ii) the purchase price and the purchase date, which shall be a Business Day no earlier than 30 days nor later than 45 days from the date such notice is mailed (the "Change of Control Payment Date"),

              (iii) that any Note not tendered for payment pursuant to the Change of Control Offer shall continue to accrue interest,

              (iv) that, unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date,

              (v) that any Holder electing to have Notes purchased pursuant to a Change of Control Offer shall be required to surrender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date,

              (vi) that any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes such Holder delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased,

              (vii) that a Holder whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof,

              (viii) the instructions that Holders must follow in order to tender their Notes, and

              (ix) the circumstances and relevant facts regarding such Change of Control.

       On the Change of Control Payment Date, the Issuers shall, to the extent lawful, (i) accept for payment the Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and not withdrawn, and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted, together with an Officers' Certificate stating that the Notes or portions thereof tendered to the Issuers are accepted for payment. The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Trustee shall authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, that each such new Note will be in the principal amount of $1,000 or an integral multiple thereof.

       The Issuers shall make a public announcement of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For the purposes of this Section 4.14, the Trustee shall act as the Paying Agent.

       The Issuers shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Section 4.15 Maintenance of Properties.

       The Company shall, and shall cause each of its Subsidiaries to, maintain their properties and assets in normal working order and condition as on the date of this Indenture (reasonable wear and tear excepted) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto, as shall be reasonably necessary for the proper conduct of the business of the Issuers and the Subsidiaries taken as a whole; provided, that nothing herein shall prevent the Issuers or any of the Subsidiaries from discontinuing any maintenance of any such properties if the Company determines that such discontinuance is desirable in the conduct of the business of the Issuers and the Subsidiaries taken as a whole.

Section 4.16 Maintenance of Insurance.

       The Company shall, and shall cause each of its Subsidiaries to, maintain liability, casualty and other insurance (including self-insurance consistent with prior practice) with responsible insurance companies in such amounts and against such risks as is in accordance with customary industry practice in the general areas in which the Issuers and the Subsidiaries operate.

Section 4.17 Restrictions on Sale and Issuance of Subsidiary Stock.

       The Company shall not sell, and shall not permit any Restricted Subsidiary to issue or sell, any Equity Interests (other than directors' qualifying shares) of any Restricted Subsidiary to any Person other than the Company or a Wholly Owned Subsidiary of the Company; provided, that the Company and its Restricted Subsidiaries may sell all (but not less than all) of the Capital Stock of a Restricted Subsidiary owned by the Company and its Restricted Subsidiaries if the Net Proceeds from such Asset Sale are used in accordance with the terms of Section 4.10 hereof.

Section 4.18 Line of Business.

       The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, engage to any substantial extent in any line or lines of business activity other than a Related Business.

Section 4.19 Restrictions on Activities of Capital.

       Capital shall not hold any material assets, become liable for any obligations or engage in any business activities; provided, that Capital may be a co-obligor of the Notes (including any additional Notes incurred pursuant to Section 4.9 hereof) pursuant to the terms of this Indenture and as contemplated by the Purchase Agreement, dated as of November 30, 2001, by and among the Issuers, the Subsidiary Guarantors and the Initial Purchaser and, as necessary, may engage in any activities directly related or necessary in connection therewith.

                                   ARTICLE 5.
                                   SUCCESSORS

Section 5.1 When the Company May Merge, etc.

       Neither Issuer shall consolidate or merge with or into (regardless of whether such Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) in one or more related transactions to, any other Person, unless:

              (i) such Issuer is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

              (ii) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the Obligations of such Issuer, pursuant to a supplemental indenture and in a form reasonably satisfactory to the Trustee, under the Notes, this Indenture, the Security Documents and the Registration Rights Agreement;

              (iii) immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default exists;

              (iv) such transaction would not result in the loss or suspension or material impairment of any Gaming License unless a comparable replacement Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment; and

              (v) such Issuer, or any Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, (A) has Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Consolidated Net Worth of such Issuer immediately preceding the transaction and
(B) will be permitted, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, to incur at least $1.00 of additional Indebtedness pursuant to the Interest Coverage Ratio test set forth in Section
4.9 hereof.

       The Issuers shall deliver to the Trustee prior to the consummation of any proposed transaction an Officers' Certificate to the foregoing effect, an Opinion of Counsel, stating that all conditions precedent to the proposed transaction provided for in this Indenture have been complied with and a written statement from a firm of independent public accountants of established national reputation reasonably satisfactory to the Trustee stating that the proposed transaction complies with clause (v).

       For purposes of this Section 5.1, the transfer of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

       Notwithstanding the foregoing clause (v), the Company may reorganize as a corporation or other business entity in accordance with the procedures established in this Article 5, provided that (x) such transaction is solely for the purpose of such reorganization and not for the purpose of evading this provision or any other provision of this Indenture and not in connection with any other transaction, and (y) prior to such reorganization, the Company has delivered to the Trustee an Opinion of Counsel confirming that (i) the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of the reorganization and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such reorganization had not occurred, and (ii) the Company will not recognize income, gain or loss for Federal and state income tax purposes as a result of the reorganization.

Section 5.2 Successor Substituted.

       In the event of any transaction (other than a lease or a transfer of less than all of the Issuers' assets) contemplated by Section 5.1 hereof in which neither of the Issuers is the surviving Person, the successor formed by such consolidation or into or with which the applicable Issuer is merged or to which such transfer is made, or formed by such reorganization, as the case may be, shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer, and such Issuer shall be discharged from its Obligations under this Indenture, the Security Documents, the Notes and the Registration Rights Agreement with the same effect as if such successor Person had been named as such Issuer herein or therein. The Trustee shall have the right to require any such Person to ensure, by executing and delivering appropriate instruments and Opinions of Counsel, that the Trustee continues to hold a first priority Lien on all Collateral for the benefit of the Holders.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

Section 6.1 Events of Default.

       Each of the following is an "Event of Default":

              (1) The Issuers default in the payment of interest on any Note when the same becomes due and payable and the Default continues for a period of 30 days;

              (2) The Issuers default in the payment of principal (or premium, if any) on any Note when the same becomes due and payable at maturity, upon redemption, by acceleration, or otherwise;

              (3) the Issuers default in the performance of or breaches the provisions of Section 4.10 or 4.14 or Article 5 hereof;

              (4) either of the Issuers or any Subsidiary Guarantor fails to comply with any of its other agreements or covenants in, or provisions of, the Notes or this Indenture and the Default continues for 60 days after written notice thereof has been given to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of at least 25% in aggregate principal amount of the then outstanding Notes, such notice to state that it is a "Notice of Default";

              (5) default under (after giving effect to any applicable grace periods or any extension of any maturity date) any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Issuers or any Restricted Subsidiary (or the payment of which is guaranteed by the Issuers or any Restricted Subsidiary), whether such Indebtedness or guaranty now exists or is created after the Issue Date, if (A) either (1) such default results from the failure to pay principal of or interest on such Indebtedness or (2) as a result of such default the maturity of such Indebtedness has been accelerated, and
       (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness with respect to which such a payment default (after the expiration of any applicable grace period or any extension of the maturity date) has occurred, or the maturity of which has been so accelerated, exceeds $5,000,000 in the aggregate;

              (6) a final non-appealable judgment or judgments for the payment of money (other than judgments as to which a reputable insurance company has accepted full liability) is or are entered by a court or courts of competent jurisdiction against the Issuers or any Restricted Subsidiary and such judgment or judgments remain undischarged, unbonded or unstayed for a period of 60 days after entry, provided that the aggregate of all such judgments exceeds $5,000,000;

              (7) intentionally omitted;

              (8) the cessation of a material portion of the gaming operations of the Company and its Subsidiaries, taken as a whole, for more than 60 days, except as a result of an Event of Loss;

              (9) any revocation, suspension, expiration (without previous or concurrent renewal) or loss of any Gaming License for more than 60 days other than as a result of any Asset Sale made in accordance with the provisions of this Indenture or any voluntary relinquishment that is, in the judgment of the Managers, both desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and not disadvantageous to the Holders in any material respect;

              (10) any failure to comply with (after giving effect to any applicable grace periods) any material agreement or covenant in, or material provision of, any Security Document;

              (11) any breach or waiver of any provision of the Member
       Agreement;

              (12) either of the Issuers or any Subsidiary Guarantor, pursuant to or within the meaning of any Bankruptcy Law:

       (b) commences a voluntary case,

       (c) consents to the entry of an order for relief against it in an involuntary case,

       (d) consents to the appointment of a Custodian of it or for all or substantially all of its property,

       (e) makes a general assignment for the benefit of its creditors, or

       (f) admits in writing its inability to pay debts as the same become due; and

       (13) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

       (a) is for relief against either of the Issuers or any Subsidiary Guarantor in an involuntary case,

       (b) appoints a Custodian of either of the Issuers or any Subsidiary Guarantor or for all or substantially all of their property, or

       (c) orders the liquidation of either of the Issuers or any Subsidiary Guarantor,

and such order or decree remains unstayed and in effect for 60 days.

       The Issuers shall, upon becoming aware of any Default or Event of Default, deliver to the Trustee a statement specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

Section 6.2 Acceleration.

       Subject to the terms of the Intercreditor Agreement, if an Event of Default (other than an Event of Default specified in clause (12) or (13) of Section 6.1 hereof) occurs and is continuing, the Trustee by written notice to the Issuers, or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Issuers and the Trustee, may declare the unpaid principal of and any accrued interest on all the Notes to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately. If an Event of Default specified in clause (12) or (13) of
Section 6.1 hereof occurs, all outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

Section 6.3 Other Remedies.

       If an Event of Default occurs and is continuing, subject to the terms of the Intercreditor Agreement, the Trustee may pursue any available remedy (under this Indenture or otherwise) to collect the payment of principal or interest on the Notes to enforce the performance of any provision of the Notes, this Indenture or the Security Documents.

       The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.4 Waiver of Past Defaults.

       Holders of a majority of the aggregate principal amount of the then outstanding Notes, by written notice to the Trustee, may on behalf of the Holders of all of the Notes (a) waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, any Note or a Default or an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected, and/or (b) rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.5 Control by Majority.

       The Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or that may involve the Trustee in personal liability.

Section 6.6 Limitation on Suits.

       A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

       (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

       (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

       (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

       (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

       (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.7 Rights of Holders to Receive Payment.

       Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 6.8 Collection Suit by Trustee.

       If an Event of Default specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal and interest remaining unpaid on the Notes and interest on overdue principal (and premium, if any) and, to the extent lawful, interest on overdue interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9 Trustee May File Proofs of Claim.

       The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuers (or any other obligor under the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

       Subject to the terms of the Intercreditor Agreement, if the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

       First: to the Trustee, its agents and attorneys for amounts due under
Section 7.7, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

       Second: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively;

       Third: without duplication, to Holders for any other Obligations owing to the Holders under the Notes or this Indenture; and

       Fourth: to the Issuers or to such party as a court of competent jurisdiction shall direct.

       The Trustee may fix a record date and payment date for any payment to Holders.

Section 6.11 Undertaking for Costs.

       In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.6, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7.
                                     TRUSTEE

Section 7.1 Duties of Trustee.

              (1) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

              (2) Except during the continuance of an Event of Default:

                     (a) The duties of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and the Security Documents, and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                     (b) In the absence of bad faith on its part, the Trustee
              may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture and the Security Documents. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture and the Security Documents (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

              (3) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                     (a) This paragraph does not limit the effect of paragraph
              (2) of this Section.

                     (b) The Trustee shall not be liable for any error of
              judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                     (c) The Trustee shall not be liable with respect to any
              action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

              (4) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (1), (2) and (3) of this Section.

              (5) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives security and indemnity satisfactory to it against any loss, liability or expense.

              (6) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

              (7) The Trustee is hereby authorized and directed to enter into the Intercreditor Agreement upon execution thereof by the other parties thereto.

Section 7.2 Rights of Trustee.

              (1) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

              (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

              (3) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

              (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

              (5) Unless otherwise specifically provided in this Indenture or the Security Documents, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of each of the Issuers, on behalf of the Issuers.

              (6) Except with respect to Section 4.1, the Trustee shall have no duty to inquire as to the performance of the Issuers' covenants in
       Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(1), 6.1(2) and 4.1, or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

              (7) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

              (8) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur not liability or additional liability of any kind by reason of such inquiry or investigation.

              (9) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

              (10) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

              (11) The Trustee may request that the Company deliver and Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer's Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.3 Individual Rights of Trustee.

       The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or an Affiliate of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights. The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.4 Trustee's Disclaimer.

       The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Security Documents or the Notes or as to the adequacy of the security for the Notes, it shall not be accountable for the Issuers' use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers' direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.5 Notice of Defaults.

       If a Default or Event of Default occurs and is continuing and if the Trustee has knowledge thereof (within the meaning of Section 7.2(6)), the Trustee shall mail to the Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.6 Reports by Trustee to Holders.

       Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

       Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to the Holders shall be filed with the Commission and each stock exchange on which the Notes are listed. The Issuers shall promptly notify the Trustee when the Notes are listed on any stock exchange or any delisting thereof.

       At the express written direction of the Company and at the Company's expense, the Trustee will provide any Gaming Authority with:

              (i) copies of all notices, reports and other written communications that the Trustee gives to Holders;

              (ii) a list of all of the Holders promptly after the original issuance of the Notes and periodically thereafter if the Company so directs in writing;



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

              (iii) notice of any Default or Event of Default under this Indenture, any acceleration of the Indebtedness evidenced hereby, the institution of any legal actions or proceedings before any court or governmental authority in respect of a Default or Event of Default hereunder;

              (iv) notice of the removal or resignation of the Trustee within five Business Days of the effectiveness thereof;

              (v) notice of any transfer or assignment of rights, by the Issuers or any Guarantor, under this Indenture known to the Trustee within five Business Days thereof; and

              (vi) a copy of any amendment to the Notes or this Indenture within five Business Days of the effectiveness thereof.

       Subject to Section 7.1 and Section 7.2 hereof, to the extent requested by the Company in writing and at the Company's expense, the Trustee shall cooperate with any Gaming Authority in order to provide such Gaming Authority with such information and documentation as may be reasonably available to the Trustee and as may be requested in writing by such Gaming Authority and as otherwise permitted by applicable law.

Section 7.7 Compensation and Indemnity.

       The Issuers shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the Issuers and the Trustee may from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel, except such disbursements, advances and expenses as may be attributable to its negligence or bad faith.

       Except as set forth below, the Issuers shall indemnify the Trustee and its officers, directors, agents and employees against any and all losses, liabilities or expenses incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of its duties under this Indenture and the Security Documents, including the costs and expenses of enforcing this Indenture or the Security Documents against the Issuers and defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers shall defend the claim and the Trustee shall cooperate in the defense. In the event that, in the reasonable opinion of the Trustee, a conflict of interest or conflicting defenses would arise in connection with the representation of the Issuers and the Trustee by the same counsel, the Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel. The Issuers need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

       The obligations of the Issuers under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.



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

       To secure the Issuers' payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of (and premium, if any) and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

       When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(12) or (13) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.8 Replacement of Trustee.

       A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

       The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers. The Issuers may remove the Trustee if:

       (a) the Trustee fails to comply with Section 7.10;

       (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

       (c) a Custodian or public officer takes charge of the Trustee or its property;

       (d) the Trustee becomes incapable of acting; or

       (e) the Trustee is found unsuitable or unqualified by any Gaming
Authority.

       If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

       If any Gaming Authority requires the Trustee to be approved, licensed or qualified and the Trustee fails or declines to do so, such approval, license or qualification shall be obtained upon the request of, and at the expense of, the Company, unless the Trustee declines to do so in its sole discretion, in which case the Trustee shall be replaced in accordance with this Section 7.8, or, if the Trustee's relationship with the Company may, in the Company's discretion, jeopardize any material Gaming License or franchise or right or approval granted thereto, the Trustee shall resign, and, in addition, the Trustee may, at its option, resign if the Trustee in its sole discretion determines not to be so approved, licensed or qualified.

       If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of at least 10% in principal




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

amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

       If the Trustee after written request by any Holder who has been a Holder for at least six months fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

       A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuers' obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee, and the Issuers shall pay to any such replaced or removed Trustee all amounts owed under Section 7.7 upon such replacement or removal.

Section 7.9 Successor Trustee by Merger, etc.

       If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation without any further act shall be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

       There shall at all times be a Trustee hereunder that shall (a) be a corporation organized and doing business under the laws of the United States of America or of any state thereof or of the District of Columbia authorized under such laws to exercise corporate trustee power, (b) be subject to supervision or examination by Federal or state or the District of Columbia authority, and (c) have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

       This Indenture shall always have a Trustee who satisfies the requirements of TIA ss.ss. 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee is subject to TIA ss. 310(b); provided, however, that there shall be excluded from the operations of TIA ss. 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuers are outstanding, if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

Section 7.11 Preferential Collection of Claims Against Issuers.

       The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein. The provisions of TIA ss. 311 shall apply to the Issuers, as obligors on the Notes.





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

                                   ARTICLE 8.
               DISCHARGE; LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.1 Discharge; Option to Effect Legal Defeasance or Covenant Defeasance.

       This Indenture shall cease to be of further effect (except that the Issuers' and the Subsidiary Guarantors' obligations under Section 7.7 and the Trustee's and the Paying Agent's obligations under Sections 8.6 and 8.7 shall survive) when all outstanding Notes theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Notes that have been replaced or paid) to the Trustee for cancellation and the Issuers or the Subsidiary Guarantors have paid all sums payable hereunder. In addition, the Issuers may elect at any time to have Section 8.2 or Section 8.3, at the Issuers' option, of this Indenture applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.2 Legal Defeasance and Discharge.

       Upon the Issuers' exercise under Section 8.1 hereof of the option applicable to this Section 8.2, except as set forth below, the Issuers and the Subsidiary Guarantors shall be deemed to have been discharged from their respective obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). Following such Legal Defeasance, (a) the Issuers shall be deemed to have paid and discharged the entire indebtedness outstanding hereunder, and this Indenture shall cease to be of further effect as to all outstanding Notes and Subsidiary Guarantees, and (b) the Issuers and the Subsidiary Guarantors shall be deemed to have satisfied all other of their respective obligations under the Notes, the Subsidiary Guarantee and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:

              (i) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest (and Liquidated Damages, if any) on such Notes when such payments are due from the trust described in Section 8.5;

              (ii) the Issuers' obligations under Sections 2.4, 2.6, 2.7, 2.10, 4.2, 8.5, 8.6 and 8.7 hereof; and

              (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers' and the Subsidiary Guarantors' obligations in connection therewith.

Subject to compliance with the provisions of this Article 8, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

Section 8.3 Covenant Defeasance.

       Upon the Issuers' exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Issuers and the Subsidiary Guarantors shall be released from their respective obligations under the covenants contained in Sections 4.3, 4.4, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.14, 4.15, 4.16, 4.17,
4.18, 4.19 and Article 5 hereof on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be




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

deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. Following such Covenant Defeasance, (a) neither the Issuers nor any Subsidiary Guarantor need comply with, and none of them shall have any liability in respect of, any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but, except as specified above, the remainder of this Indenture, the Notes and the Subsidiary Guarantee shall be unaffected thereby, and (b) Sections 6.1(3) through 6.1(10) hereof shall not constitute Events of Default with respect to the Notes.

Section 8.4 Conditions to Legal Defeasance or Covenant Defeasance.

       The following shall be the conditions to the application of either
Section 8.2 or 8.3 hereof to the outstanding Notes:

              (i) the Issuers shall irrevocably have deposited or caused to be deposited with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuers shall specify whether the Notes are being defeased to maturity or to a particular redemption date;

              (ii) in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel confirming that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

              (iii) in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

              (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

              (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Issuers or any of the Subsidiaries is a party or by which the Issuers or any of the Subsidiaries is bound;



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

              (vi) the Issuers shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and

              (vii) the Issuers shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating, subject to certain factual assumptions and bankruptcy and insolvency exceptions, that all conditions precedent provided for in this Indenture relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.5 Deposited Cash and U.S. Government Obligations to be Held in Trust;
            Other Miscellaneous Provisions.

       Subject to Section 8.6 hereof, all cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Paying Agent") pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Paying Agent, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any other Paying Agent as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest (and Liquidated Damages, if any).

       The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

Section 8.6 Repayment to the Issuers.

       (a) The Trustee or the Paying Agent shall deliver or pay to the Issuers from time to time upon the request of the Issuers any cash or U.S. Government Obligations held by it as provided in Section 8.4 hereof which in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(i) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

       (b) Any cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, or interest (and Liquidated Damages, if any) on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuers on their request; and the Holder of such Note shall thereafter look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Issuers cause to be published once, in the New York Times




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

and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

Section 8.7 Reinstatement.

       If the Trustee or Paying Agent is unable to apply any cash or U.S. Government Obligations in accordance with Section 8.2 or 8.3 hereof, as the case may be, of this Indenture by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, or if any event occurs at any time in the period ending on the 91st day after the date of deposit pursuant to Section 8.2 or 8.3 hereof which event would constitute an Event of Default under Section 6.1 (12) or (13) had Legal Defeasance or Covenant Defeasance, as the case may be, not occurred, then the Issuers' and the Subsidiary Guarantors' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium, if any, or interest (and Liquidated Damages, if any) on any Note following the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE 9.
                                   AMENDMENTS

Section 9.1 Without Consent of Holders.

       The Issuers, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Notes and the Security Documents, without the consent of any Holder:

              (1) to cure any ambiguity, defect or inconsistency;

              (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

              (3) to comply with Article 5 and Section 10.13 hereof;

              (4) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights of any Holder under this Indenture or under the Notes;

              (5) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

              (6) to release any Subsidiary Guarantee of the Notes permitted to be released under Section 10.8 hereof; or



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

              (7) to comply with the requirements of the Trustee and the Depositary (including its nominees) with respect to transfers of beneficial interests in the Notes.

       Upon the request of the Issuers, accompanied by a resolution of the Board of Directors of each of the Issuers authorizing the execution of any such supplemental indenture or amendment, and upon receipt by the Trustee of the documents described in Section 9.6 hereof required or requested by the Trustee, the Trustee shall join with the Issuers in the execution of any supplemental indenture or amendment authorized or permitted by the terms of this Indenture and shall make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such supplemental indenture or amendment that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.2 With Consent of Holders.

       (a) Subject to Sections 6.4 and 6.7 hereof, the Issuers and the Trustee, as applicable, may amend, or waive any provision of, this Indenture or the Notes, with the written consent of the Holders of at least a majority of the aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

       (b) Upon the request of the Issuers, accompanied by a resolution of the Board of Directors of each of the Issuers authorizing the execution of any such supplemental indenture or amendment, and upon filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Issuers in the execution of such supplemental indenture or amendment unless such supplemental indenture or amendment affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

       (c) It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed supplemental indenture or amendment, but it shall be sufficient if such consent approves the substance thereof.

       (d) After a supplemental indenture or amendment under this Section 9.2 becomes effective, the Issuers shall mail to the Holders of each Note affected thereby a notice briefly describing the amendment or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture, amendment or waiver.

              (i) Notwithstanding any other provision hereof, without the consent of each Holder affected, an amendment or waiver under this Section 9.2 may not (with respect to any Notes held by a non-consenting Holder):

              (ii) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

              (iii) reduce the principal of, or the premium (including, without limitation, redemption premium) on, or change the fixed maturity of, any Note; alter the provisions with respect to the payment on redemption of the Notes; or alter the price at which repurchases of the Notes may be made pursuant to
Section 4.10 or 4.14 hereof, after the Asset Sale or Change of Control, respectively, has occurred;

              (iv) reduce the rate of or change the time for payment of interest on any Note;

              (v) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

              (vi) make any Note payable in money other than that stated in the Notes;

              (vii) make any change in Section 6.4 or 6.7 hereof or in this
Section 9.2;

              (viii) waive a redemption payment with respect to any Note in a redemption made pursuant to Article 3 hereof; or

       (e) adversely affect the contractual ranking of the Notes or Subsidiary Guarantees.

       (f) Notwithstanding any other provision hereof, without the consent of the Holders of not less than two-thirds in aggregate principal amount of the Notes at the time outstanding, the Issuers, the Subsidiary Guarantors and the Trustee may not amend or supplement the Security Documents, or waive or modify the rights of the Holders thereunder or the provisions of this Indenture relating thereto.

Section 9.3 Compliance with Trust Indenture Act.

       If, at the time of an amendment to this Indenture or the Notes, this Indenture shall be qualified under the TIA, every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

Section 9.4 Revocation and Effect of Consents.

       Until a supplemental indenture, an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. A supplemental indenture, amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

       The Issuers may fix a record date for determining which Holders must consent to such supplemental indenture, amendment or waiver. If the Issuers fix a record date, the record




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

date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.5, or (ii) such other date as the Issuers shall designate.

Section 9.5 Notation on or Exchange of Notes.

       The Trustee may place an appropriate notation about a supplemental indenture, amendment or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver.

       Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment or waiver.

Section 9.6 Trustee to Sign Amendments, etc.

       The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 7.1, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture and applicable gaming laws, that it is not inconsistent herewith and therewith, and that it shall be valid and binding upon the Issuers in accordance with its terms. The Issuers may not sign an amendment or supplemental indenture until the Board of Directors of each of the Issuers approves it.

                                   ARTICLE 10.
                      COLLATERAL AND SECURITY AND GUARANTY

Section 10.1 Collateral Documents.

       The due and punctual payment of the principal and premium, if any, of, and interest on, the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and performance of all other Obligations under this Indenture, the Notes, the Security Documents and the Registration Rights Agreement, shall be secured as provided in the Security Documents.

       The Issuers shall, and shall cause each of the Restricted Subsidiaries to, do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby and by the Security Documents, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein and therein expressed. The Issuers shall, and shall cause each of the Restricted Subsidiaries to, take, upon request of the Trustee, any and all actions required to cause the Security Documents to create and




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maintain, as security for the Obligations under this Indenture, the Notes, the
Security Documents and the Registration Rights Agreement, valid and enforceable, perfected (except as expressly provided herein or therein) Liens in and on all the Collateral, in favor of the Trustee, superior to and prior to the rights of all third Persons, and subject to no other Liens, other than as provided herein and therein; provided, that the Trustee's Lien securing the Collateral may be subordinated pursuant to the terms of the Intercreditor Agreement to a Lien securing Indebtedness outstanding pursuant to Section 4.9(a) hereof, but only to the extent provided in the Intercreditor Agreement.

       The Issuers shall, and shall cause each of the Restricted Subsidiaries to, use all reasonable efforts to obtain all requisite consents to enable such Issuers or Restricted Subsidiary to provide a Lien on any license (other than any Gaming License), contract or agreement to which such Issuer or Restricted Subsidiary that is an Excluded Asset described in clause (iii) of the definition of "Excluded Assets."

Section 10.2 Additional Collateral.

       The Company shall, and shall cause each of the Subsidiary Guarantors to, grant to the Trustee a valid security interest in all property and assets of the Company and such Subsidiary Guarantors, other than Excluded Assets, whether owned on the Issue Date or thereafter acquired, and to execute and deliver all documents and opinions and to take all action necessary or desirable to perfect and protect such a security interest in favor of the Trustee, subject only to Permitted Liens.

Section 10.3 Opinions.

       The Issuers shall furnish to the Trustee within three months after each anniversary of the Issue Date, an Opinion of Counsel, dated as of such date, stating either that (i) in the opinion of such counsel, all action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Liens of the Security Documents and reciting the details of such action, subject to customary assumptions and exclusions or (ii) in the opinion of such Counsel, no such action is necessary to maintain such Liens, which Opinion of Counsel also shall state what actions it then believes are necessary to maintain the effectiveness of such liens during the next year, subject to customary assumptions and exclusions.

Section 10.4 Release of Collateral.

       (a) Collateral shall be released from the Liens created by the Security Documents from time to time at the sole cost and expense of the Issuers:

              (i) upon payment in full of the Notes and all other Obligations under this Indenture, the Notes, the Security Documents and the Registration Rights Agreement then due and owing,

              (ii) unless an Event of Default shall have occurred and be continuing, upon the (A) sale or other disposition of such Collateral pursuant to an Asset Sale made in accordance with Section 4.10 hereof, (B) sale or other disposition of such Collateral meeting the




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

conditions of (b)(1) of the definition of Asset Sale, or (C) transfer or exchange of such Collateral in the ordinary course of business,

              (iii) upon the written consent of the Holders of not less than two-thirds of the aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes),

              (iv) as required pursuant to the terms of the Intercreditor Agreement, or

              (v) upon a Legal Defeasance;

provided, that the Trustee shall not release any Lien on any Collateral unless and until it shall have received an Officers' Certificate certifying that all conditions precedent hereunder have been met and such other documents required by Section 10.5 hereof. Upon compliance with the above provisions, the Trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents.

       (b) The release of any Collateral from the terms of the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof and of the Security Documents if and to the extent the Collateral is released pursuant to the terms of this Indenture and the Security Documents.

Section 10.5 Certificates of the Issuers.

       The Issuers shall furnish to the Trustee, prior to each proposed release of Collateral, all documents required by TIA ss. 314(d). The Trustee may, to the extent permitted by Sections 7.1 and 7.2 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such instruments. Any certificate or opinion required by TIA ss. 314(d) may be made by an Officer of each of the Issuers, except in cases where TIA ss. 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert within the meaning of TIA ss. 314(d).

Section 10.6 Authorization of Actions to be Taken by the Trustee Under the
             Security Documents.

       Subject to the terms of the Intercreditor Agreement, the Trustee may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Security Documents and (b) collect and receive any and all amounts payable in respect of the Obligations of the Issuers and the Subsidiary Guarantors hereunder and under the Notes, the Security Documents and the Registration Rights Agreement. Subject to the terms of the Intercreditor Agreement, the Trustee shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interest and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other




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governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Trustee).

Section 10.7 Authorization of Receipt of Funds by the Trustee Under the Security
             Documents.

       The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Security Documents.

Section 10.8 Subsidiary Guarantee.

       For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, subject to Section 10.10 hereof, each Subsidiary Guarantor, jointly and severally, hereby unconditionally guarantees (such guarantees, together with further guarantees granted from time to time pursuant to Section 10.13, being the "Subsidiary Guarantee") to each Holder and the Trustee irrespective of the validity or enforceability of this Indenture, the Notes, the Security Documents, the Registration Rights Agreement or the Obligations of the Issuers hereunder or thereunder: (i) the due and punctual payment of the principal and premium, if any, of, and interest on, the Notes (including, without limitation, interest after the filing of a petition initiating any proceedings referred to in clause (12) or (13) of Section 6.1 hereof), whether at maturity or on an interest payment date, by acceleration, call for redemption or otherwise; (ii) the due and punctual payment of interest on the overdue principal and premium, if any, of, and interest on, the Notes, if lawful; (iii) the due and punctual payment and performance of all other Obligations of the Issuers under the Notes, this Indenture, the Security Documents and the Registration Rights Agreement, all in accordance with the terms set forth herein and in the Notes, the Security Documents and the Registration Rights Agreement; and (iv) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations hereunder or under the Notes, the Security Documents or the Registration Rights Agreement, the due and punctual payment or performance thereof in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

       Failing payment when due by the Issuers of any amount so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately.

       Each Subsidiary Guarantor hereby agrees that (i) its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Indenture, the Security Documents, the Registration Rights Agreement or the Obligations of the Issuers hereunder or thereunder, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any releases of Collateral, any amendment of this Indenture, the Notes or Security Documents, any delays in obtaining or realizing upon or failures to obtain or realize upon Collateral, the recovery of any judgment against either of the Issuers or any of the Subsidiaries, any action to enforce the same, or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor and (ii) this Subsidiary Guarantee will not be discharged except by



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complete performance of the Obligations of the Issuers under the Notes, this
Indenture, the Security Documents and the Registration Rights Agreement.

       Each Subsidiary Guarantor hereby agrees that it shall not be entitled to and irrevocably waives (i) diligence, presentment, demand of payment, filing of claim with a court in the event of insolvency or bankruptcy of either of the Issuers, any Subsidiary Guarantor, any other Subsidiary or any other obligor under the Notes, any right to require a proceeding first against the applicable Issuer, any Subsidiary Guarantor, any other Subsidiary or any other obligor under this Indenture, the Notes or the Security Documents, protest, notice and all demands whatsoever, (ii) any right of subrogation, reimbursement, exoneration, contribution or indemnification in respect of any Obligations guaranteed hereby and (iii) any claim or other rights that it may now or hereafter acquire against the Issuers or any of the Subsidiaries that arise from the existence or performance of its Obligations under this Subsidiary Guarantee, including, without limitation, any right to participate in any claim or remedy of a Holder against the Issuers or any of the Subsidiaries or any Collateral that a Holder now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, and including, without limitation, the right to take or receive from the Issuers or any of the Subsidiaries, directly or indirectly, in cash or other property, by setoff or in any other manner, payment or security on account of such claim or other rights.

       If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, any Subsidiary Guarantor, any other Subsidiary of the Issuers or any other obligor under this Indenture, the Notes or the Security Documents, trustee, liquidator, or other similar official, any amount paid by the Issuers, any Subsidiary Guarantor, any other Subsidiary of the Issuers or any other obligor under this Indenture, the Notes or the Security Documents to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

       Each Subsidiary Guarantor agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand,
(i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Section 6.2 for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Issuers of the Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those Obligations as provided in
Section 6.2, those Obligations (whether or not due and payable) will forthwith become due and payable by each of the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee.

Section 10.9 Execution and Delivery of Subsidiary Guarantee.

       To evidence the Subsidiary Guarantee set forth in Section 10.8, the Issuers and each Subsidiary Guarantor hereby agrees that (a) a notation of such Subsidiary Guarantee substantially as set forth on Exhibit C hereto shall be endorsed on each Note authenticated and delivered by the Trustee, (b) such endorsement shall be executed on behalf of each Subsidiary Guarantor by its Chairman of the Board, President, Chief Financial Officer, Chief Operating Officer, Treasurer, Secretary or any Vice President and (c) a counterpart signature page to this Indenture shall be executed on behalf of each Subsidiary Guarantor by its Chairman of the




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Board, President or one of its Vice Presidents and attested to by another officer acknowledging such Subsidiary Guarantor's agreement to be bound by the provisions hereof and thereof.

       Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.8 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

       If an officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Notes on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall nevertheless be valid.

       The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantor.

Section 10.10 Limitation on Subsidiary Guarantor's Liability.

       Each Subsidiary Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Federal or state law. To effectuate the foregoing intention, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the Obligations of each Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the Obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee, result in the Obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law or render a Subsidiary Guarantor insolvent.

Section 10.11 Rights under the Subsidiary Guarantee.

       (a) No payment by any Subsidiary Guarantor pursuant to the provisions hereof shall entitle such Subsidiary Guarantor to any payment out of any Collateral or give rise to any claim of the Subsidiary Guarantors against the Trustee or any Holder.

       (b) Each Subsidiary Guarantor waives notice of the issuance, sale and purchase of the Notes and notice from the Trustee or the Holders from time to time of any of the Notes of their acceptance and reliance on this Subsidiary Guarantee.

       (c) No set-off, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature (other than performance by the Subsidiary Guarantors of their obligations hereunder) that any Subsidiary Guarantor may have or assert against the Trustee or any Holder shall be available hereunder to such Subsidiary Guarantor.

       (d) Each Subsidiary Guarantor shall pay all costs, expenses and fees, including all reasonable attorneys' fees, that may be incurred by the Trustee in enforcing or




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attempting to enforce the Subsidiary Guarantee or protecting the rights of the
Trustee or the Holder, if any, in accordance with this Indenture.

Section 10.12 Primary Obligations.

       The Obligations of each Subsidiary Guarantor hereunder shall constitute a guaranty of payment and not of collection. Each Subsidiary Guarantor agrees that it is directly liable to each Holder hereunder, that the Obligations of each Subsidiary Guarantor hereunder are independent of the Obligations of the Issuers or any other Subsidiary Guarantor, and that a separate action may be brought against each Subsidiary Guarantor, whether such action is brought against the Issuers or any other Subsidiary Guarantor or whether the Issuers or any other Subsidiary Guarantor is joined in such action. Each Subsidiary Guarantor agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by the Trustee or the Holders of whatever remedies they may have against the Issuers or any other Subsidiary Guarantor, or the enforcement of any lien or realization upon any security Trustee may at any time possess. Each Subsidiary Guarantor agrees that any release that may be given by the Trustee or the Holders to the Issuers or any other Subsidiary Guarantor shall not release such Subsidiary Guarantor.

Section 10.13 Guarantee by Subsidiary.

       The Company shall cause (i) each Restricted Subsidiary that is formed or acquired after the date hereof and (ii) each Subsidiary that becomes a Restricted Subsidiary after the date hereof, in each case concurrently therewith, to (i) become a Subsidiary Guarantor hereunder and execute and deliver to the Trustee a Subsidiary Guarantee in the form of Exhibit C attached hereto and a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuers' Obligations as set forth in Section 10.8 of this Indenture; and (ii) execute a Security Agreement (substantially in the form of the Security Agreement entered into on the Issue Date) and other Security Documents necessary or reasonably requested by the Trustee to grant the Trustee a valid, enforceable, perfected Lien on the Collateral described therein, subject only to Liens permitted under Section 4.12; and (iii) cause such Restricted Subsidiary to deliver to the Trustee an Opinion of Counsel, in form reasonably satisfactory to the Trustee, that (i) such Security Agreement, supplemental indenture and Subsidiary Guarantee have been duly authorized, executed and delivered by such Restricted Subsidiary and (ii) such Security Agreement, this Indenture and such Subsidiary Guarantee constitute a legal, valid, binding and enforceable obligation of such Restricted Subsidiary, subject to customary assumptions and exceptions, including for bankruptcy, fraudulent transfer and equitable principles.

       Each Note issued after the date of execution by any Subsidiary Guarantor of a Subsidiary Guarantee shall be endorsed with a form of Subsidiary Guarantee that has been executed by such Subsidiary Guarantor. However, the failure of any Note to have endorsed thereon a Subsidiary Guarantee executed by such Subsidiary Guarantor shall not affect the validity or enforceability of such Subsidiary Guarantee against such Subsidiary Guarantor.



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Section 10.14 Release of Subsidiary Guarantors.

       If all of the Capital Stock of any Subsidiary Guarantor is sold by the Company or any of its Subsidiaries to a Person (other than the Company or any of its Subsidiaries) in a transaction that complies with the terms of this Indenture and the Net Proceeds from such Asset Sale are used in accordance with
Section 4.10, then such Subsidiary Guarantor will be released and discharged from all of its Obligations under its Subsidiary Guarantee of the Notes and this Indenture.

Section 10.15 Gaming Law and Liquor Law Considerations.

       (a) The Trustee acknowledges, understands and agrees that the Gaming Laws and Liquor Laws may impose certain licensing or transaction approval requirements prior to the exercise of the rights and remedies granted to it under this Indenture with respect to the Collateral subject to the Gaming Laws and Liquor Laws.

       (b) If any consent under the Gaming Laws and Liquor Laws is required in connection with the taking of any of the actions which may be taken by the Trustee in the exercise of its rights hereunder, then the Issuers agree to use their reasonable best efforts to secure such consent and to cooperate with the Trustee in obtaining any such consent. Upon the occurrence and during the continuation of any Event of Default, the Issuers shall promptly execute and/or cause the execution of all applications, certificates, instruments and other documents and papers that the Trustee may be required to file in order to obtain any necessary approvals under the Gaming Laws and Liquor Laws, and if the Issuers fail or refuse to execute such documents, the Trustee or the clerk of the court with jurisdiction may execute such documents on behalf of the Issuers.

                                   ARTICLE 11.
                                  MISCELLANEOUS

Section 11.1 Trust Indenture Act Controls.

       If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties shall control.

Section 11.2 Notices.

       Any notice or communication by the Issuers or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' addresses:



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       If to the Issuers:

       c/o Majestic Investor Holdings, LLC
       One Buffington Harbor Drive
       Gary, Indiana 46406
       Attention: Michael E. Kelly
       Telecopier No.:  (219) 977-7811

       With copies to:

       Barden Companies, Inc.
       163 Madison Avenue
       Suite 2000
       Detroit, MI  48226
       Attention:  Michelle Sherman
       Telecopier No.:  (313) 496-8400

       If to the Trustee:

       The Bank of New York
       5 Penn Plaza/13th Floor
       New York, NY 10001
       Attention: Robert Massimillo
       Telecopier No.:  (212) 896-7298

       The Issuers or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

       All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon receipt, if deposited in the mail, postage prepaid; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. All notices and communications to the Trustee shall be deemed to have been duly given only if actually received by the Trustee.

       Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

       If a notice communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

       If the Issuers mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.



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


Section 11.3 Communication by Holders with Other Holders .

       Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and any other person shall have the protection of TIA ss. 312(c).

Section 11.4 Certificate and Opinion as to Conditions Precedent.

       Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

       (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

       (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 11.5 Statements Required in Certificate or Opinion.

       Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall include:

       (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

       (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

       (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

       (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with,

provided that with respect to matters of fact, an Opinion of Counsel may rely upon an Officers' Certificate or a certificate of a public official.

Section 11.6 Rules by Trustee and Agents.

       The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.



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Section 11.7 Legal Holidays.

       If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 11.8 No Recourse Against Others.

       No director, member, manager, officer, employee, incorporator, stockholder or controlling person of the Issuers or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Issuers or any Subsidiary Guarantor under the Notes, this Indenture, the Security Documents or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release shall be part of the consideration for the issuance of the Notes and the Subsidiary Guarantee. Notwithstanding the foregoing, nothing in this provision shall be construed as a waiver or release of any claims under the Federal securities laws. Further, notwithstanding the foregoing, nothing in this provision shall, or shall be construed in any way to, modify the rights or obligations of either of the Issuers or any of the Subsidiary Guarantors as an Issuer or Subsidiary Guarantor, respectively.

Section 11.9 Governing Law.

       THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b). THE ISSUERS HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE ISSUERS IRREVOCABLY WAIVE, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE ISSUERS IRREVOCABLY CONSENT, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE ISSUERS AT THEIR ADDRESS SET FORTH HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PURCHASER TO




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SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL
PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ISSUERS IN ANY OTHER JURISDICTION.

Section 11.10 No Adverse Interpretation of Other Agreements.

       This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuers or any of the Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.11 Successors.

       All agreements of the Issuers and any Subsidiary Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

Section 11.12 Severability.

       In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.13 Counterpart Originals.

       The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.14 Table of Contents, Headings, etc.

       The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                            (Signature pages follow.)




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

                                   SIGNATURES

       IN WITNESS WHEREOF, the parties hereto have executed and delivered this Indenture as of the date first written above.

                                  THE ISSUERS:

                                  MAJESTIC INVESTOR HOLDINGS, LLC



                                  By: /s/ Don H. Barden
                                      ------------------------------------------
                                      Name: Don H. Barden
                                      Title: Manager

                                  MAJESTIC INVESTOR CAPITAL CORP.



                                  By: /s/ Don H. Barden
                                      ------------------------------------------
                                      Name: Don H. Barden
                                      Title: President

                                  THE SUBSIDIARY GUARANTORS:

                                  BARDEN NEVADA GAMING, LLC



                                  By: /s/ Don H. Barden
                                      ------------------------------------------
                                      Name: Don H. Barden
                                      Title: President

                                  BARDEN MISSISSIPPI GAMING, LLC



                                  By: /s/ Don H. Barden
                                      ------------------------------------------
                                      Name: Don H. Barden
                                      Title: Manager

                                  BARDEN COLORADO GAMING, LLC



                                  By: /s/ Don H. Barden
                                      ------------------------------------------
                                      Name: Don H. Barden
                                      Title: Manager

                  THE BANK OF NEW YORK, as Trustee

                                  By: /s/ Robert A. Massimillo
                                      ------------------------------------------
                                      Name: Robert A. Massimillo
                                      Title: Vice President

                                                                       EXHIBIT A

                               (Face of Security)

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS (OR SUCH OTHER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(k) UNDER THE SECURITIES ACT AS PERMITTING RESALES OF RESTRICTED SECURITIES BY NON-AFFILIATES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH EITHER OF THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1),
(2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF ANY U.S. STATE OR ANY OTHER APPLICABLE JURISDICTION. THE HOLDER OF THIS SECURITY AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.


---------------

1 This paragraph should be included only if the Note is issued in global form.

                         MAJESTIC INVESTOR HOLDINGS, LLC
                         MAJESTIC INVESTOR CAPITAL CORP.
                           11.653% SENIOR SECURED NOTE
                                    DUE 2007

NO. 1                                                               $152,632,000

CUSIP NO.

       Majestic Investor Holdings, LLC, a Delaware limited liability company (the "Company"), and Majestic Investor Capital Corp., a Delaware corporation ("Capital" and, together with the Company, the "Issuers"), as obligors, for value received promise to pay to Cede & Co. or registered assigns, the principal sum of One Hundred Fifty Two Million Six Hundred Thirty Two Thousand Dollars on November 30, 2007. Interest Payment Dates: May 31 and November 30 and on the maturity date. Record Dates: May 15 and November 15 (whether or not a Business
Day).

       Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

       IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by their duly authorized officers.

                                     Dated:

                                     MAJESTIC INVESTOR HOLDINGS, LLC

                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                     MAJESTIC INVESTOR CAPITAL CORP.

                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

Trustee's Certificate of Authentication:

Dated:

This is one of the Notes referred to in the within-mentioned Indenture:

The Bank of New York, as Trustee

By:
   ---------------------------
   Authorized Signatory

                               (Back of Security)

                           11.653% SENIOR SECURED NOTE

                                    DUE 2007

       1. Interest. Majestic Investor Holdings, LLC, a Delaware limited liability company (the "Company"), and Majestic Investor Capital Corp., a Delaware corporation ("Capital" and, together with the Company, the "Issuers"), as obligors, promise to pay interest on the principal amount of this Note at the rate and in the manner specified below.

       The Issuers shall pay, in cash, interest on the principal amount of this Note, at the rate of 11.653% per annum. The Issuers shall pay interest semi-annually on May 31 and November 30 of each year, and on the maturity date, commencing on May 31, 2002, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date").

       Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. To the extent lawful, the Issuers shall pay interest on overdue principal at the rate of 1% per annum in excess of the then applicable interest rate on the Notes; the Issuers shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

       2. Method of Payment. The Issuers shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Issuers shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Issuers may pay principal and interest by check to a Holder's registered address.

       3. Paying Agent and Registrar. Initially, the Trustee shall act as Paying Agent and Registrar. The Issuers may change any Paying Agent, Registrar or co-registrar without notice to any Holder. Subject to certain exceptions, the Company or any of its Subsidiaries may act in any such capacity.

       4. Indenture. The Issuers issued the Notes under an Indenture dated as of December 6, 2001 (the "Indenture") among the Issuers, the Subsidiary Guarantors named therein and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "TIA") (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA and thereafter as in effect on the date the Indenture is so qualified. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. Terms not otherwise defined herein shall have the meanings assigned in the Indenture. The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is unlimited.

       5. Optional Redemption. Except as set forth in Sections 3.7(b) and 3.8 of the Indenture, the Notes are not redeemable at the Issuers' option prior to November 30, 2005. Thereafter, the Notes shall be subject to redemption at the option of the Issuers, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the applicable date of redemption, if redeemed during the 12-month period beginning on November 30 of the years indicated below:

       Year                                   Percentage
       ----                                   ----------
       2005    .                              105.827%
       2006 and thereafter                    100.000%


       Notwithstanding the foregoing, at any time or from time to time prior to November 30, 2004, the Issuers may redeem, at their option, up to 35% of the aggregate principal amount of the Notes then outstanding at a redemption price of 111.653% of the principal amount thereof, plus accrued and unpaid interest thereon and Liquidated Damages, if any, through the applicable date of redemption, with the Net Cash Proceeds of one or more Qualified Equity Offerings; provided, that (a) such redemption shall occur within 60 days of the date of closing of such Qualified Equity Offering and (b) at least 65% of the aggregate principal amount of Notes issued on or after the Issue Date remains outstanding immediately after giving effect to each such redemption.

       6. Mandatory Redemption. There shall be no mandatory redemption of the Notes (other than a Required Regulatory Redemption).

       7. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar and the Issuers need not exchange or register the transfer (i) of any Note or portion of a Note selected for redemption or (ii) of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

       8. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes, subject to the provisions of the Indenture with respect to the record dates for the payment of interest.

       9. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing Default or Event of Default (except certain payment defaults) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes). Without the consent of any Holders, the Indenture, the Notes and the Security Documents, may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for assumption of the Issuers' obligations to the Holders in the case of a merger or consolidation, to provide for uncertificated Notes in addition to or in place of certificated Notes, to make any change that would provide any additional rights or benefits to the Holders of the Notes, or that does not adversely affect the legal rights hereunder or under the Indenture or the Security Documents of any Holder, to release any Subsidiary Guarantee of the Notes permitted to be released under the terms of the Indenture, to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA, or to comply with the requirements of the Trustee and the Depositary (including its nominees) with respect to transfers of beneficial interests in the Notes. Notwithstanding the foregoing, without the consent of not less than two-thirds in aggregate principal amount of the Notes at the time outstanding, the Issuers, the Subsidiary Guarantors and the Trustee may not amend or supplement the Security Documents, or waive or modify the rights of the Holders thereunder or the provisions of the Indenture relating thereto.

       10. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare by written notice to the Issuers and the Trustee all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require security and indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Issuers must furnish an annual compliance certificate to the Trustee.

       11. Trustee Dealings with Issuers. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not Trustee.

       12. No Recourse Against Others. No director, member, manager, officer, employee, incorporator, stockholder or controlling person of the Issuers or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Issuers or any Subsidiary Guarantor under the Notes, the Indenture, the Security Documents or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Subsidiary Guarantees. Notwithstanding the foregoing, nothing in this provision shall be construed as a waiver or release of any claims under the Federal securities laws.

       13. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

       14. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

       15. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

       16. Governing Law. This Note and the Indenture shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of New York, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b).

       17. [Holders' Compliance with Registration Rights Agreement. Each Holder of a Note, by its acceptance thereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, dated as of December 6, 2001, among the Issuers and the parties named on the signature page thereof (the "Registration Rights Agreement"), including but not limited to the obligations of the Holders with respect to a registration and the indemnification of the Issuers and the Initial Purchaser (as defined therein) to the extent provided therein.](2)

       The Issuers shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to: Majestic Investor Holdings, LLC, One Buffington Harbor Drive, Gary, Indiana 46406, Attention: Chief Operating and Financial Officer.

----------

2      This paragraph should only be included in the Series A Notes.

                                 ASSIGNMENT FORM

       To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to



--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint______________________________

agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:____________________

                           Your Signature:____________________
                                    (Sign exactly as your name appears
                                     on the face of this Note)

                           Your Tax ID Number:____________________

Signature Guarantee*



-----------------

*NOTICE: The signature must be guaranteed by an institution which is a member of one of the following recognized signature guarantee programs:

       (1)    The Securities Transfer Agent Medallion Program (STAMP);

       (2)    The New York Stock Exchange Medallion Program (MSP);

       (3)    The Stock Exchange Medallion Program (SEMP).

                       OPTION OF HOLDER TO ELECT PURCHASE

       If you want to elect to have all or any part of this Note purchased by the Issuers pursuant to Section 4.10 or Section 4.14 of the Indenture, as the case may be, state the amount you elect to have purchased (if all, write "ALL"):
$______________

Date:____________________

                           Your Signature:____________________
                                    (Sign exactly as your name appears
                                     on the face of this Note)

                           Your Tax ID Number:____________________

Signature Guarantee*



------------

*NOTICE: The signature must be guaranteed by an institution which is a member of one of the following recognized signature guarantee programs:

       (1)    The Securities Transfer Agent Medallion Program (STAMP);

       (2)    The New York Stock Exchange Medallion Program (MSP);

       (3)    The Stock Exchange Medallion Program (SEMP).

                   SCHEDULE OF EXCHANGES OF DEFINITIVE NOTES(3)

       The following exchanges of a part of this Global Note for Definitive Notes have been made:

                                                                          Principal Amount
                        Amount of decrease in    Amount of increase in   of this Global Note          Signature of
                           Principal Amount       Principal Amount         following such          authorized officer
   Date of Exchange      of this Global Note     of this Global Note   decrease (or increase)          of Trustee
--------------------    ---------------------    --------------------- ----------------------      ------------------



---------------

3 This Schedule should be included only if the Note is issued in global form.

                                                                       EXHIBIT B

                  CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                  OR REGISTRATION OF TRANSFER OF NOTES

Re: [Series A] [Series B] 11.653% Senior Secured Notes due 2007 (the "Notes") of Majestic Investor Holdings, LLC and Majestic Investor Capital Corp.

       This Certificate relates to $______ principal amount of Notes held in *[ ] book-entry or *[ ] definitive form by _______________________ (the
"Transferor").

The Transferor, by written order, has requested the Trustee:

[ ] to deliver in exchange for its beneficial interest in the Global Note held by the depositary, a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

[ ] to exchange or register the transfer of a Note or Notes. In connection with such request and in respect of each such Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above captioned Notes and, the transfer of this Note does not require registration under the Securities Act of 1933, as amended (the "Securities Act") because such Note:

[ ]    is being acquired for the Transferor's own account, without transfer;

[ ]    is being transferred pursuant to an effective registration statement;

[ ] is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), in reliance on such Rule 144A;

[ ] is being transferred pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act;**

[ ]    is being transferred pursuant to Rule 144 under the Securities Act;** or

[ ] is being transferred pursuant to another exemption from the registration requirements of the Securities Act (explain:_____________________________

       _________________________________________________________________________

       _________________________________________________________________________

       ____________________________________________________________________ ).**

                                             ___________________________________
                                                 [INSERT NAME OF TRANSFEROR]

                                         By: ___________________________________

Date:

*      Check applicable box.

** If this box is checked, this certificate must be accompanied by an opinion of counsel to the effect that such transfer is in compliance with the Securities Act.

                                                                       EXHIBIT C

                                FORM OF GUARANTEE

                                    GUARANTEE

       For good and valuable consideration received from the Issuers by the undersigned (hereinafter referred to as the "Subsidiary Guarantors," which term includes any successor or additional Subsidiary Guarantors), the receipt and sufficiency of which is hereby acknowledged, subject to Section 10.10 of the Indenture, each Subsidiary Guarantor, jointly and severally, hereby unconditionally guarantees, irrespective of the validity or enforceability of the Indenture, the Notes, the Security Documents, the Registration Rights Agreement or the Obligations thereunder, (a) the due and punctual payment of the principal and premium, if any, of and interest on the Notes (including, without limitation, interest after the filing of a petition initiating any proceedings referred to in Section 6.1(12) or (13) of the Indenture), whether at maturity or on an interest payment date, by acceleration, call for redemption or otherwise,
(b) the due and punctual payment of interest on the overdue principal and premium, if any, of and interest, if any, on the Notes, if lawful, (c) the due and punctual payment and performance of all other Obligations under such documents, all in accordance with the terms set forth in the Indenture, the Notes, the Security Documents and the Registration Rights Agreement, and (d) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations thereunder or under the Indenture, the Security Documents or the Registration Rights Agreement, the due and punctual payment or performance thereof in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

       No director, member, manager, officer, employee, incorporator, stockholder or controlling person of the Subsidiary Guarantor, as such, shall have any liability under this Subsidiary Guarantee for any obligations of the Subsidiary Guarantor under the Notes, the Indenture, the Security Documents or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability.

                                    SUBSIDIARY GUARANTOR:

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                                                       EXHIBIT D

                         FORM OF INTERCREDITOR AGREEMENT

                         FORM OF INTERCREDITOR AGREEMENT

                  THIS INTERCREDITOR AGREEMENT, dated as of December [__], 2001 (this "AGREEMENT"), is made by and between THE BANK OF NEW YORK, in its capacity as trustee under the Indenture (as defined below) and as secured party under the Pledge Agreement and the Security Agreement (each as defined in the Indenture) (together with its successors in such capacities, the "TRUSTEE"), and FOOTHILL CAPITAL CORPORATION as lender (together with its successors in such capacities, the "CREDIT FACILITY SECURED PARTY"), under the Credit Agreement (as defined in the Indenture).

                                    RECITALS

                  WHEREAS, Majestic Investor Holdings, LLC, a Delaware limited liability company ("COMPANY"), Majestic Investor Capital Corp., a Delaware corporation ("CAPITAL", and together with Company, the "ISSUERS"), the Subsidiary Guarantors named therein and the Trustee entered into that certain Indenture, dated as of December [__], 2001 (the "INDENTURE"), whereby indebtedness was incurred by the Issuers, the repayment of which is secured by security interests in and liens on substantially all of the assets of the Issuers and their Restricted Subsidiaries (other than Foreign Subsidiaries) other than the Excluded Assets (the "COLLATERAL"), and guaranteed, on a senior secured basis, by each of Company's existing and future Restricted Subsidiaries (the "SUBSIDIARY GUARANTORS");

                  WHEREAS, as of December [__], 2001, the Issuers, the Subsidiary Guarantors, and the Credit Facility Secured Party entered into that certain Loan and Security Agreement, dated as of December [__], 2001 (THE "CREDIT AGREEMENT"), whereby the Credit Facility Secured Party agreed, upon the terms and conditions stated therein, to make loans and advances to, or to issue letters of credit (or guaranties in respect thereof) for the account of, Barden Nevada Gaming, LLC, Barden Colorado Gaming, LLC and Barden Mississippi Gaming, LLC, in an aggregate principal and undrawn amount not to exceed the Maximum Amount (as defined below), the repayment of which is secured by security interests in and liens on the Collateral in accordance with the Credit Agreement and the collateral security documents, including deeds of trust, instruments and guaranties executed and delivered in connection therewith by the Issuers and any Subsidiary Guarantor, and such other agreements, instruments and certificates entered into in connection with the Credit Agreement (as such may be amended, restated, supplemented or otherwise modified from time to time, together with the Credit Agreement, the "CREDIT FACILITY LOAN Documents");

                  WHEREAS, one of the conditions of the Credit Agreement is that the priority of the security interests and liens on the Collateral under the Credit Facility Loan Documents be senior to the security interests in and liens on the Indenture Collateral in the manner and to the extent provided for in this Agreement;

                  WHEREAS, the Trustee and the Credit Facility Secured Party desire to enter into this Agreement concerning their respective rights with respect to the priority of their respective security interests in and liens on the Indenture Collateral; and

                  WHEREAS, the terms of the Indenture permit the Issuers and the Subsidiary Guarantors to enter into the Credit Agreement, and in connection therewith, authorize and direct the Trustee to enter into an intercreditor agreement in the form of this Agreement.

                  NOW, THEREFORE, the Parties hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

                  SECTION 1.1 Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below:

                  "AGREEMENT" means this Intercreditor Agreement.

                  "CAPITAL" has the meaning set forth in the recitals.

                  "COLLATERAL" has the meaning set forth in the recitals.

                  "COMPANY" has the meaning set forth in the recitals.

                  "CREDIT AGREEMENT" has the meaning set forth in the recitals.

                  "CREDIT FACILITY INDEBTEDNESS" means all present and future obligations, contingent or otherwise, of the Issuers and the Subsidiary Guarantors to the Credit Facility Secured Party arising under or pursuant to the Credit Facility Loan Documents, including, in each case, interest, fees, and expenses accruing after the initiation of any Insolvency Proceeding (irrespective of whether allowed as a claim in such proceeding), and including the secured claims of the Credit Facility Secured Party in respect of the Collateral in any Insolvency Proceeding.

                  "CREDIT FACILITY SECURED PARTY" has the meaning set forth in the preamble.

                  "CREDIT FACILITY LOAN DOCUMENTS" has the meaning set forth in the recitals.

                  "ENFORCEMENT ACTION" means, with respect to any Party, (a) commencement of any action, whether judicial or otherwise, for the enforcement of such Party's rights and remedies as a secured creditor with respect to the Collateral, including commencement of any receivership or foreclosure proceedings against, or any other sale of, collection on, or disposition of, any Collateral, or any exercise of remedies with respect to the Collateral under the Indenture Documents or the Credit Facility Loan Documents; or (b) notifying any third-party account debtors of the Issuers or any of their subsidiaries to make payment directly to such Party or to any of its agents or other Persons acting on its behalf.

                  "ENFORCEMENT EVENT" means the occurrence and continuance of an Event of Default.

                  "ENFORCEMENT EVENT NOTICE" has the meaning set forth in
SECTION 3.2.

                  "ENTITLED PARTY" has the meaning set forth in SECTION 4.1(A).

                  "EVENT OF DEFAULT" has the meaning set forth in the Financing Documents.

                  "EXPIRY DATE" has the meaning set forth in SECTION 3.2(B)(I).


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


                  "FINANCING DOCUMENTS" means the Indenture Documents and the Credit Facility Loan Documents.

                  "FORECLOSURE ACTION" means any action to foreclose upon or enforce a Lien against any of the Collateral, including (a) commencing judicial or non-judicial foreclosure proceedings, (b) exercising any rights afforded to secured creditors in a case under the Bankruptcy Code with respect to the Collateral, or (c) taking any action under the Bankruptcy Code that directly relates to or directly affects any such Collateral, other than any such action that relates to or affects all or substantially all of the property of the bankruptcy estate.

                  "FULLY PAID" means the payment in cash or cash equivalents in full of all obligations (other than indemnity obligations that survive payment in full) under the Credit Facility Loan Documents or the Indenture Documents, as the case may be, and in the case of the Credit Facility Loan Documents, at such time when there shall no longer be any obligation to make loans or advances or issue letters of credit (or guaranties in respect thereof) thereunder and there shall no longer be any letter of credit (or guaranty in respect thereof) outstanding thereunder or such letter of credit (or guaranty in respect thereof) shall have been fully cash collateralized (in accordance with the provisions of the Credit Facility Loan Documents).

                  "HOLDERS" means the holders of the Notes.

                  "INDENTURE" has the meaning set forth in the recitals.

                  "INDENTURE DOCUMENTS" means the Indenture, the Notes, the Security Documents and the Registration Rights Agreement, and such other agreements, instruments and certificates executed and delivered (or issued) by the Issuers or the Subsidiary Guarantors pursuant to the Indenture, as any or all of the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "INSOLVENCY PROCEEDING" means any proceeding for the purposes of dissolution, winding up, liquidation, arrangement or reorganization of either Issuer, any Subsidiary Guarantor, or any other subsidiary of the Issuers, or their respective successors or assigns, whether in bankruptcy, insolvency, arrangement, reorganization or receivership proceedings, or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of either Issuer, any Subsidiary Guarantor, or any other subsidiary of the Issuers, or their respective successors or assigns.

                  "ISSUERS" has the meaning set forth in the recitals.

                  "LIEN PRIORITY" means, with respect to any Lien in and to the Collateral, the order of priority of such Lien as specified in SECTIONS 2.1 and 2.2.

                  "MAXIMUM AMOUNT" has the meaning set forth in SECTION 2.1.

                  "NOTES" means the senior secured notes issued under the Indenture.

                  "PARTY" means any signatory to this Agreement.

                  "SECURED LIABILITY" means the Subordinated Lien Indebtedness and the Credit Facility Indebtedness.

                  "SUBORDINATED LIEN INDEBTEDNESS" means all present and future obligations, contingent or otherwise, of the Issuers and the Subsidiary Guarantors to the Trustee or Holders arising under or pursuant to the Indenture Documents, including, in each case, interest, fees and expenses accruing after the initiation of any Insolvency Proceeding (irrespective of whether allowed as a claim in such proceeding), and including the secured claims of the Trustee or the Holders in respect of the Collateral in any Insolvency Proceeding.

                  "SUBSIDIARY GUARANTORS" has the meaning set forth in the recitals.

                  "TRIGGER DATE" means the earlier of (i) the date on which an event contemplated by clause (b) or (c) of the definition of Trigger Event occurs, (ii) the date on which an Enforcement Event Notice is delivered, and
(iii) the final maturity date of the Credit Facility Indebtedness (after giving effect to any extensions granted thereunder).

                  "TRIGGER EVENT" means:

                          (a) the occurrence of an Event of Default,

                          (b) the acceleration of the maturity of the Credit
Facility Indebtedness by the Credit Facility Secured Party pursuant to the Credit Agreement, or

                          (c) the commencement of any action or proceeding by
the Credit Facility Secured Party, whether judicial or otherwise (but excluding demands for payment or notices of default), for the enforcement of the Credit Facility Secured Party's rights and remedies under any of the Credit Facility Loan Documents, including (i) commencement of any receivership or Foreclosure Action against or any other sale of, collection on or disposition of any Collateral, including any notification to third parties to make payment directly to the Credit Facility Secured Party; (ii) exercise of any right of set-off;
(iii) commencement of any Insolvency Proceeding; and (iv) commencement of any judicial action or proceeding against either Issuer or any Subsidiary Guarantor to recover all or any part of the Credit Facility Indebtedness.

                  "TRUSTEE" has the meanings set forth in the preamble.

                  SECTION 1.2 Indenture Definitions. All other capitalized terms that are used but not defined herein have the respective meanings ascribed to such terms in the Indenture. Any modifications to such definitions which adversely affect the Credit Facility Secured Party under the Indenture after the date hereof shall not be effective under this Agreement without the consent of the Credit Facility Secured Party.

                  SECTION 1.3 Miscellaneous. All definitions herein (whether set forth herein directly or by reference to definitions in other documents) shall be equally applicable to both the singular and the plural forms of the terms defined. The words "hereof," "herein" or "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Article and section references are to articles and sections of this Agreement unless otherwise specified. The term "including" means "including without limitation."

                                   ARTICLE II

                                  LIEN PRIORITY

                  SECTION 2.1 Agreement to Subordinate Liens. The Trustee hereby agrees that the Liens of the Trustee for the benefit of itself and the Holders in and to the Collateral are and shall be subordinate in priority to the Liens of the Credit Facility Secured Party in and to the Collateral securing the Credit Facility Indebtedness up to, but not in excess of, $15,000,000 of Indebtedness outstanding under the Credit Agreement and related interest, fees, costs and expenses (the "MAXIMUM AMOUNT"); provided that the rights of the Credit Facility Secured Party under this Agreement shall be void and of no further force and effect if, and only to the extent that, the Liens of the Credit Facility Secured Party in and to the Collateral are avoided, disallowed, set aside or otherwise invalidated in any action or proceeding by a court, tribunal or administrative agency of competent jurisdiction. The subordination of the Liens of the Trustee for the benefit of itself and the Holders in and to the Collateral in favor of the Credit Facility Secured Party provided for herein shall not be deemed to (a) subordinate the Liens of the Trustee to the Liens of any other Person; or (b) subordinate the Subordinated Lien Indebtedness to any Indebtedness of the Issuers or any of the Subsidiary Guarantors, including the Credit Facility Indebtedness.

                  SECTION 2.2 No Contest; Excluded Assets. Each Party agrees that it will not attack or contest the validity, perfection, priority or enforceability of the Liens of the other Party or finance or urge any other Person to do so; provided that either Party may enforce its rights and privileges hereunder without being deemed to have violated this provision. Any provision contained in this Agreement to the contrary notwithstanding, the terms and conditions of this Agreement shall not apply to any property or assets (including property or assets that do not constitute Collateral) that one Party has a Lien on and the other Party does not.

                  SECTION 2.3 Exercise of Rights.

                          (a) The Trustee may exercise, and nothing herein shall
constitute a waiver of, any right it may have at law or in equity to receive notice of, or to commence or join with any creditor in commencing any Insolvency Proceeding; provided that the exercise of any such right by the Trustee shall be
(i) subject to the Lien Priority and the application of proceeds of Collateral under SECTION 3.4, and (ii) subject to the provisions of SECTIONS 3.1 and 3.2.

                          (b) Notwithstanding any other provision hereof, the
Trustee may make such demands or file such claims as may be necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders or rules of procedure.

                  SECTION 2.4 Priority of Liens. Irrespective of the order of recording of mortgages, financing statements, security agreements or other instruments, and irrespective of the descriptions of Collateral contained in the Financing Documents, including any financing statements, the Parties agree among themselves that their respective Liens in the Collateral shall be governed by the Lien Priority, which shall be controlling in the event of any conflict between this Agreement and any of the Financing Documents.

                                   ARTICLE III

                             ACTIONS OF THE PARTIES

                  SECTION 3.1 Limitation on Certain Actions. Subject to SECTION 3.2, until the earlier of (a) the date on which all Credit Facility Indebtedness is Fully Paid, and (b) the first date following the date on which the Maximum Amount of Credit Facility Indebtedness is Fully Paid, the Trustee will not, without the prior written consent of the Credit Facility Secured Party, take any Enforcement Action.

                  SECTION 3.2 Standstill Period.

                          (a) If an Enforcement Event has occurred and is
continuing, the Trustee, on behalf of the Holders, will give the Credit Facility Secured Party written notice thereof (an "ENFORCEMENT EVENT NOTICE").

                          (b) The Trustee may, subject to the Lien Priority and
the application of all proceeds of the Collateral in accordance with SECTION 3.4, take one or more Enforcement Actions so long as:

                              (i) (A) an Enforcement Event is continuing for more than 180 consecutive days after the delivery of such Enforcement Event Notice (the "EXPIRY DATE"); (B) the Credit Facility Secured Party has not, on or before the Expiry Date, commenced one or more Enforcement Actions, and (C) the Issuer or the Subsidiary Guarantor against which the Trustee's proposed Enforcement Action is to be taken is not the subject of an Insolvency Proceeding; or

                              (ii) (A) the Credit Facility Secured Party has commenced any Enforcement Action on or prior to the Expiry Date and, at any time after the Expiry Date, is no longer pursuing any Enforcement Actions, (B) no Insolvency Proceeding is pending against Borrower or the Subsidiary Guarantor against which the Trustee's proposed Enforcement Action is to be taken, and (C) the Enforcement Event that was the subject of, or existing on the date of, the Enforcement Event Notice is then continuing.

                          (c) Except as expressly provided for in this
Agreement, nothing in this Agreement shall prevent the Parties hereto from exercising any other remedy, or taking any other action, under any of the Financing Documents.

                  SECTION 3.3 Foreclosure. Any Party taking a permitted Foreclosure Action may enforce its Financing Documents independently as to each Issuer and each Subsidiary Guarantor and independently of any other remedy or security such Party at any time may have or hold in connection with its Secured Liabilities, and it shall not be necessary for such Party to marshal assets in favor of the other Party or any other Person or to proceed upon or against or exhaust any other security or remedy before proceeding to enforce the Financing Documents. Each of the Trustee (for so long as the Credit Facility Indebtedness is not Fully Paid) and the Credit Facility Secured Party (for so long as the Trustee and the Holders are owed any Subordinated Lien Indebtedness) expressly waives any right to require the other Party to marshal assets in its favor or to proceed against any Collateral provided by either Issuer or any Subsidiary Guarantor, or any other property, assets, or collateral provided by either Issuer, any Subsidiary

Guarantor, or any other Person, and agrees that the Party taking such permitted Foreclosure Action may proceed against either Issuer, any Subsidiary Guarantor, any Collateral or other property, assets, or other collateral provided by any of them or by any other Person, in such order as it shall determine in its sole and absolute discretion. The foregoing notwithstanding: (a) with respect to the sale or other disposition of any Collateral governed by Article 9 of the Uniform Commercial Code, the Party conducting such sale or other disposition agrees in favor of the other Party that every aspect of such sale or other disposition, including the method, manner, time, place, and terms, must be commercially reasonable; (b) with respect to the sale or other disposition of any other Collateral, the Party conducting such sale or other disposition agrees in favor of the other Party that such sale or other disposition shall be conducted according to the normal practices of commercial real property secured lenders generally; (c) with respect to the sale or other disposition of any Collateral by either Party, such Party agrees to provide the other Party with such written notice as it is required by applicable law (including, if applicable, the Uniform Commercial Code) to provide to the Issuers or the Subsidiary Guarantors (without regard to whether the Issuers or the Subsidiary Guarantors have waived their entitlement to receive such notice); and (d) the Credit Facility Secured Party agrees that, at such time as all Credit Facility Indebtedness is Fully Paid, the Credit Facility Secured Party thereupon promptly shall cease all further Foreclosure Actions.

                  SECTION 3.4 Distribution. Each Party agrees that, upon any distribution as a result of a Foreclosure Action, or the receipt of any other payment or distribution with respect to the Collateral, the proceeds thereof shall be distributed in the order of, and in accordance with, the following priorities:

                          (a) FIRST:

                              (i) if the Foreclosure Action is taken by the Credit Facility Secured Party, to the payment of all reasonable costs and expenses, commissions and taxes of the Credit Facility Secured Party incurred in connection with taking any such Foreclosure Action or other realization, including all reasonable expenses (including attorneys' fees and expenses), liabilities and advances made or incurred by the Credit Facility Secured Party in connection therewith;

                              (ii) if the Foreclosure Action is taken and entitled to be taken hereunder by the Trustee, to the payment of all reasonable costs and expenses, commissions and taxes of the Trustee incurred in connection with taking any such Foreclosure Action or other realization, including all reasonable expenses (including attorneys' fees and expenses), liabilities and advances made or incurred by the Trustee in connection therewith;

                          (b) SECOND, to the Credit Facility Secured Party,
until the earlier of (i) the Credit Facility Indebtedness being Fully Paid, and
(ii) the first time following the date at which the Maximum Amount of Credit Facility Indebtedness is Fully Paid;

                          (c) THIRD, to the Trustee, until all Subordinated Lien
Indebtedness is Fully Paid; and

                          (d) FOURTH, to the Credit Facility Secured Party until
all outstanding Credit Facility Indebtedness in excess of the Maximum Amount is Fully Paid.


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


                  SECTION 3.5 Notice of Certain Events. Each Party agrees that it will notify the other Party, in writing, if it receives actual notice of the occurrence of a Trigger Event or Enforcement Event, not later than 30 days after the date of actual notice of any such occurrence. The Trustee agrees that it will provide the Credit Facility Secured Party at least 15 days prior to exercising any remedies with respect to any portion of the Collateral. The Credit Facility Secured Party will provide the Trustee with such advance written notice as is reasonably practicable under the circumstances prior to exercising any remedies with respect to any portion of the Collateral. Notwithstanding the foregoing, (a) the Credit Facility Secured Party shall not be obligated to provide such prior written notice if exigent circumstances require that the Credit Facility Secured Party act immediately in order to preserve, protect, or obtain possession or control over the Collateral or any portion thereof or such notice is not reasonably practicable in the circumstances; provided that if the Credit Facility Secured Party does not provide any advance written notice prior to exercising any remedies with respect to any portion of the Collateral, the Credit Facility Secured Party agrees to provide the Trustee with written notice as soon as practicable following the Credit Facility Secured Party first exercising any of its secured creditor remedies with respect to the Collateral; and (b) no Party shall incur any liability to the other under this SECTION 3.5 as a result of the failure of such Party to provide any such notice so long as the failure to so provide such notice was not the result of willful misconduct, bad faith or gross negligence.


                                   ARTICLE IV

                            ENFORCEMENT OF PRIORITIES

                  SECTION 4.1 In Furtherance of Lien Priorities. Each Party agrees as follows:

                          (a) All payments or distributions of or with respect
to the Collateral that are received by any Party contrary to the provisions of this Agreement shall be segregated from other funds and property held by such Party and shall be held in trust for the Party entitled thereto (the "ENTITLED PARTY") in accordance with the provisions of SECTION 3.4 and such Party shall forthwith pay over such remaining proceeds to the Entitled Party in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) or held as Collateral (in the case of non-cash property or securities) in accordance with the provisions hereof and the provisions of the applicable Financing Documents.

                          (b) After the earlier of (i) the date on which all
Credit Facility Indebtedness is Fully Paid, and (ii) the first date following the Trigger Date on which the Maximum Amount of Credit Facility Indebtedness is Fully Paid, the Credit Facility Secured Party will promptly execute and deliver all further instruments and documents, and take all further acts that may be necessary, or that the Trustee may reasonably request, to permit the Trustee to evidence the termination of the Lien Priority hereunder, or in furtherance thereof; provided that (x) the Credit Facility Secured Party shall not be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this SECTION 4.1(B) to the extent that such action would contravene any law, order or other legal requirement, and in the event of a controversy or dispute, the Credit Facility Secured Party may interplead any payment or distribution in any court of competent jurisdiction; and (y) the Credit Facility Secured Party shall not incur any liability to the Trustee for failure to provide any such further instruments and documents or take any further acts, so long as the failure to provide any such further instruments and documents or take any such further act was not the result of malfeasance, willful misconduct or gross negligence.

                          (c) Each Party is hereby authorized to demand specific
performance of this Agreement, whether or not either Issuer or any Subsidiary Guarantor shall have complied with any of the provisions hereof applicable to it, at any time when either Party shall have failed to comply with the provisions of this Agreement applicable to it; provided that the remedy of specific performance shall not be available, and the asserting Party shall be free to assert any and all legal defenses it may possess, if such remedy would result in, or otherwise constitute, a violation of the Employee Retirement Income Security Act of 1974, as amended. Each Party hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

                          (d) This Agreement shall continue to be effective or
be reinstated, as the case may be, if at any time any payment of any of the Secured Liabilities is, other than as a result of any intentional fraud or gross negligence of the applicable Party, rescinded or must otherwise be returned by the applicable Party upon the insolvency, bankruptcy or reorganization of either Issuer or any Subsidiary Guarantor or otherwise, all as though such payment had not been made.

                  SECTION 4.2 Perfection of Possessory Security Interests. For the limited purpose of perfecting the security interests of the Parties in those types or items of Collateral in which a security interest only may be perfected by possession or control, each Party hereby appoints the other as its representative for the limited purpose of possessing on its behalf any such Collateral that may come into the possession or control of such other Party from time to time, and each Party agrees to act as the other's representative for such limited purpose of perfecting the other's security interest by possession or control through a representative, provided that neither Party shall incur any liability to the other by virtue of acting as the other's representative hereunder. In this regard, any Party that is in possession or control of any such item of Collateral agrees that if it elects to relinquish possession or control of such item of Collateral it shall deliver possession or control thereof to the other Party; provided, that no Party shall be required to deliver any such item of Collateral or take any other action referred to in this section to the extent that such action would contravene any law, order or other legal requirements, and in the event of a controversy or dispute, such Party may interplead any item of Collateral in any court of competent jurisdiction.

                  SECTION 4.3 Control of Dispositions of Collateral and Effect thereof on Junior Liens.

                          (a) Each Party hereby agrees that any collection,
sale, or other disposition of Collateral (whether under the applicable Uniform Commercial Code or otherwise) by the Credit Facility Secured Party shall be free and clear of any Lien of the Trustee in such Collateral; provided that the Trustee shall retain a Lien (having the same priority as the Lien it previously had on the item of Collateral that was collected, sold or otherwise disposed of) on the proceeds of such collection, sale, or other disposition (except to the extent such proceeds are applied to the Credit Facility Indebtedness in accordance with SECTION 3.4).

                          (b) To the extent reasonably requested by the Credit
Facility Secured Party, the Trustee will cooperate in providing any necessary or appropriate releases to permit a


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


collection, sale, or other disposition of Collateral, as provided in SECTION 4.3(A), by the Credit Facility Secured Party therein free and clear of the Trustee's junior Lien.


                                    ARTICLE V

                                  MISCELLANEOUS

                  SECTION 5.1 Rights of Subrogation. The Trustee agrees that no payment or distribution to the Credit Facility Secured Party pursuant to the provisions of this Agreement shall entitle the Trustee to exercise any rights of subrogation in respect thereof until the earlier of (a) the date on which all Credit Facility Indebtedness is Fully Paid and (b) the Maximum Amount of Credit Facility Indebtedness shall have been Fully Paid.

                  SECTION 5.2 Further Assurances. The Parties will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further reasonable action (including the recordation of a subordination agreement in the appropriate recorder's office), that may be necessary or desirable, or that either Party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable such Party to exercise and enforce its rights and remedies hereunder; provided that no Party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this SECTION 5.2 to the extent that such action would contravene any law, order or other legal requirement binding upon such Party, and in the event of a controversy or dispute, any Party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this SECTION 5.2.

                  SECTION 5.3 Defenses Similar to Suretyship Defenses. All rights, interests, agreements and obligations of each of the Parties under this Agreement shall remain in full force and effect irrespective of:

                          (a) any change in the time, manner or place of payment
of, or in any other term of, all or any of the Secured Liabilities, or any other amendment or waiver of or any consent to departure from the Financing Documents; provided that this SECTION 5.3(A) shall not apply to, and the Trustee's Liens on the Collateral shall not be subordinated in priority by virtue of this Agreement to, the Credit Facility Secured Party's Liens thereon if and to the extent that the Credit Facility Indebtedness is increased, without the express written consent of the Trustee, to an amount in excess of the Maximum Amount;

                          (b) any exchange, release, non-enforcement or
non-perfection of any Party's Liens with respect to any Collateral, or any release, amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Liabilities; or

                          (c) any failure by any Party to marshal assets in
favor of any other Party or any other Person or to proceed upon or against or exhaust any security or remedy before proceeding to enforce the Financing Documents.

                  SECTION 5.4 Amendments, Etc. No amendment or waiver of any provision of this Agreement and no consent to any departure by any Party shall be effective


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


unless the same is in writing and signed by each Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  SECTION 5.5 Addresses for Notices. All demands, notices and other communications provided for hereunder shall be in writing, and if to the Trustee, mailed, sent by facsimile or delivered to it at the following address:

                  The Bank of New York

                  --------------------------

                  --------------------------
                  Facsimile:
                  Attention:

and if to the Credit Facility Secured Party, mailed, sent by facsimile or delivered to it at the following address:

                  Foothill Capital Corporation
                  One Boston Plaza
                  Suite 1800
                  Boston, Massachusetts 02108
                  Facsimile: (617) 523-1697
                  Attention: Business Finance Division Manager

with copies to the Issuers, mailed, sent by facsimile or delivered to them at the following address:

                  Majestic Investor Holdings, LLC
                  Majestic Investor Capital Corp.
                  400 Renaissance Center, Suite 2400
                  Detroit, MI 48243
                  Facsimile:
                  Attention:

or as to any Party at such other address designated by such Party in a written notice to the other Party complying as to delivery with the terms of this
SECTION 5.5. All such demands, notices and other communications shall be effective: (a) if mailed, two business days after deposit in the mails, postage prepaid; (b) if sent by facsimile, when receipt is acknowledged by the receiving facsimile equipment (or at the opening of the next business day if receipt is after normal business hours); or (c) if by other means, when delivered.

                  SECTION 5.6 No Waiver of Remedies. No failure on the part of any Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 5.7 Termination of Agreement. This Agreement shall (a) be binding upon the Parties and their successors and assigns (including, without limitation, all parties that become lenders or participants under the Credit Facility); (b) inure to the benefit of and be enforceable by the Parties and their respective successors, transferees and assigns; and (c) terminate upon the Credit Facility Indebtedness or the Subordinated Lien Indebtedness being

Fully Paid; provided that the obligations of the Parties under SECTIONS 4.1 and
5.2 shall survive this Agreement.

                  SECTION 5.8 Governing Law; Entire Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed in New York, including Sections 5-1401 and 5-1402 of the New York General Obligations Law. This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

                  SECTION 5.9 Counterparts. This Agreement may be executed in any number of counterparts, and it is not necessary that the signatures of all Parties be contained on any one counterpart hereof, each counterpart will be deemed to be an original, and all together shall constitute one and the same document.

                  SECTION 5.10 No Third Party Beneficiary. This Agreement is solely for the benefit of the Parties (and their successors and assigns) and the holders of the Secured Liabilities (including the Credit Facility Secured Party and the Holders). No other Person (including either Issuer, any Subsidiary Guarantor or any subsidiary or affiliate of the Issuers) shall be deemed to be a third party beneficiary of this Agreement or shall have any rights to enforce any provisions hereof.

                  SECTION 5.11 Headings. The headings of the articles and sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

                  SECTION 5.12 Severability. If any of the provisions in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and shall not invalidate the Lien Priority or any other priority set forth in this Agreement.

                  SECTION 5.13 Trustee Status. Notwithstanding any term herein to the contrary, it is hereby expressly agreed and acknowledged that the subordination and related agreements set forth herein by the Trustee are made solely in its capacity as trustee and secured party under the Indenture Documents and with respect to the Notes (and not in its individual commercial capacity, except to the extent that it is or becomes a Holder). The Trustee shall not have any duties, obligations, or responsibilities to the Credit Facility Secured Party under this Agreement except as expressly set forth herein. Nothing in this Agreement shall be construed to operate as a waiver by the Trustee, with respect to the Issuers or any holder of any Subordinated Lien Indebtedness, of the benefit of any exculpatory provisions, presumptions, indemnities, protections, benefits, immunities or reliance rights contained in the Indenture, and, by their acknowledgment hereof, the Issuers expressly agree that as between them and the Trustee, the Trustee shall have such benefit with respect to all actions or omissions by the Trustee pursuant to this Agreement. For all purposes of this Agreement, the Trustee may (a) rely in good faith, as to matters of fact, on any representation of fact believed by Trustee to be true (without any duty of investigation) and that is contained in a written certificate of any authorized representative of the Issuers or of the Credit Facility Secured Party; (b) rely in good faith, as to matters of law, on any advice received from its legal counsel or an opinion of its counsel, counsel to the Issuers or counsel to the Credit Facility Secured Party, and shall have no liability for any action or omission taken in reliance thereon; and (c) assume in good faith (without any duty of investigation), and rely upon, the genuineness, due authority, validity, and accuracy of any certificate, instrument, notice, or other document believed by it in good faith to be genuine and presented by the proper person.

                  IN WITNESS WHEREOF, each Party has caused this Agreement to be duty executed and delivered as of the date first above written.


                              CREDIT FACILITY SECURED PARTY:

                              FOOTHILL CAPITAL CORPORATION


                              By:
                                   ---------------------------------
                                   Name:
                                   Title:


                              TRUSTEE:

                              THE BANK OF NEW YORK


                              By:
                                   ---------------------------------
                                   Name:
                                   Title:

                                 ACKNOWLEDGMENT


                  Each of the undersigned hereby acknowledges that (a) it has received a copy of the foregoing Intercreditor Agreement and consents thereto, and agrees to recognize all rights granted hereby to the parties thereto, and will not do any act or perform any obligation which is not in accordance with the agreements set forth in such Intercreditor Agreement, and (b) it is not an intended beneficiary or third-party beneficiary under the Intercreditor Agreement.


Dated as of December [__], 2001.


                                            MAJESTIC INVESTOR HOLDINGS, LLC


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:


                                            MAJESTIC INVESTOR CAPITAL CORP.


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:


                                            BARDEN NEVADA GAMING, LLC


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                            BARDEN MISSISSIPPI GAMING, LLC


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:


                                            BARDEN COLORADO GAMING, LLC


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                            MAJESTIC INVESTOR, LLC

                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                                                       EXHIBIT E

                           FORM OF SECURITY AGREEMENT

                          PLEDGE AND SECURITY AGREEMENT


                         DATED AS OF DECEMBER [__], 2001


                                     BETWEEN




                         MAJESTIC INVESTOR HOLDINGS, LLC

                         MAJESTIC INVESTOR CAPITAL CORP.

                           BARDEN NEVADA GAMING, LLC,

                       BARDEN MISSISSIPPI GAMING, LLC AND

                          BARDEN COLORADO GAMING, LLC,
                                   AS DEBTORS


                                       AND



                              THE BANK OF NEW YORK,
                                AS SECURED PARTY

                                TABLE OF CONTENTS

                                                                                                       PAGE
                                                                                                       ----
1.       DEFINITIONS                                                                                     1
         1.1      GENERAL DEFINITIONS....................................................................1
         1.2      DEFINITIONS; INTERPRETATION............................................................7

2.       GRANT OF SECURITY                                                                               8
         2.1      GRANT OF SECURITY......................................................................8
         2.2      CERTAIN LIMITED EXCLUSIONS.............................................................9
         2.3      INTERCREDITOR AGREEMENT................................................................9

3.       SECURITY FOR OBLIGATIONS.                                                                       9
         3.1      SECURITY FOR OBLIGATIONS...............................................................9
         3.2      OBLIGATIONS REMAIN.....................................................................9

4.       REPRESENTATIONS AND WARRANTIES AND COVENANTS.                                                  10
         4.1      GENERALLY.............................................................................10
         4.2      EQUIPMENT AND INVENTORY...............................................................13
         4.3      RECEIVABLES...........................................................................13
         4.4      INVESTMENT RELATED PROPERTY...........................................................14
         4.5      INTELLECTUAL PROPERTY.................................................................19
         4.6      COMMERCIAL TORT CLAIMS................................................................23

5.       FURTHER ASSURANCES; ADDITIONAL DEBTORS.                                                        23
         5.1      FURTHER ASSURANCES....................................................................23
         5.2      ADDITIONAL DEBTORS....................................................................24

6.       ATTORNEY-IN-FACT.                                                                              24
         6.1      POWER OF ATTORNEY.....................................................................24
         6.2      NO DUTY ON THE PART OF SECURED PARTY..................................................25

7.       REMEDIES.                                                                                      26
         7.1      GENERALLY.............................................................................26
         7.2      APPLICATION OF PROCEEDS...............................................................28
         7.3      INVESTMENT RELATED PROPERTY...........................................................28
         7.4      INTELLECTUAL PROPERTY.................................................................28
         7.5      CASH PROCEEDS.........................................................................30
         7.6      REGULATORY MATTERS....................................................................30

8.       CONTINUING SECURITY INTEREST; TRANSFER OF NOTES.                                               31

9.       STANDARD OF CARE; SECURED PARTY MAY PERFORM.                                                   31

10.      INDEMNITY AND EXPENSES.                                                                        31

11.      MISCELLANEOUS.                                                                                 32
         11.1     NOTICES...............................................................................32
         11.2     EXPENSES..............................................................................32
         11.3     AMENDMENTS AND WAIVERS................................................................32

         11.4     SUCCESSORS AND ASSIGNS................................................................33
         11.5     INDEPENDENCE OF COVENANTS.............................................................33
         11.6     SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS................................33
         11.7     NO WAIVER; REMEDIES CUMULATIVE........................................................33
         11.8     MARSHALING; PAYMENTS SET ASIDE........................................................33
         11.9     SEVERABILITY..........................................................................33
         11.10    HEADINGS..............................................................................34
         11.11    APPLICABLE LAW........................................................................34
         11.12    CONSENT TO JURISDICTION...............................................................34
         11.13    WAIVER OF JURY TRIAL..................................................................34
         11.14    COUNTERPARTS..........................................................................35
         11.15    GAMING LAWS...........................................................................35
         11.16    EFFECTIVENESS.........................................................................35
         11.17    ENTIRE AGREEMENT......................................................................35
         11.18    INDENTURE CONTROLS....................................................................35
         11.19    TRUST INDENTURE ACT CONTROLS..........................................................36

SCHEDULE 4.1 - (A)  FULL LEGAL NAME/JURISDICTION OF
                    ORGANIZATION/CHIEF EXECUTIVE OFFICE

               (B)  OTHER NAMES

               (C)  FINANCING STATEMENTS

SCHEDULE 4.2 - LOCATION OF EQUIPMENT AND INVENTORY

SCHEDULE 4.4 - INVESTMENT RELATED PROPERTY

SCHEDULE 4.5 - INTELLECTUAL PROPERTY

SCHEDULE 4.6 - COMMERCIAL TORT CLAIMS

EXHIBIT A - FORM OF PLEDGE SUPPLEMENT

EXHIBIT B - FORM OF PLEDGE JOINDER

EXHIBIT C - FORM OF COLLATERAL ACCOUNT CONTROL AGREEMENT

                  This PLEDGE AND SECURITY AGREEMENT, dated as of December [_], 2001 (this "AGREEMENT"), among MAJESTIC INVESTOR HOLDINGS, LLC, a Delaware limited liability company ("COMPANY"), MAJESTIC INVESTOR CAPITAL CORP., a Delaware corporation (together with Company, "ISSUERS" and each an "ISSUER"), each of the undersigned Subsidiaries of Company (Issuers and such Subsidiaries, together with each Subsidiary that subsequently becomes a party hereto, each a "DEBTOR" and collectively, "DEBTORS"), and THE BANK OF NEW YORK (together with any successor Trustee pursuant to the terms of the Indenture, "SECURED PARTY"), acting in the capacity of collateral agent for the benefit of the holders of the Notes of Issuers issued under the Indenture referred to below.

                                    RECITALS:

                  WHEREAS, reference is made to that certain Indenture, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the "INDENTURE"), by and among Issuers, the other Debtors party thereto and Secured Party.

                  WHEREAS, in consideration of the extension of credit as set forth in the Indenture each Debtor has agreed to secure all obligations under the Indenture.

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Debtor and Secured Party agree as follows:

1. DEFINITIONS

         1.1 GENERAL DEFINITIONS. In this Agreement, the following terms shall have the following meanings:

                  "ACCOUNT DEBTOR" shall mean each Person who is obligated on a Receivable or any Supporting Obligation related thereto.

                  "ACCOUNTS" shall mean all "accounts" as defined in Article 9 of the UCC.

                  "AGREEMENT" shall have the meaning set forth in the preamble.

                  "ADDITIONAL DEBTORS" shall mean those additional Persons that may become parties to this Agreement as additional Debtors, by executing a Pledge Joinder.

                  "ASSIGNED AGREEMENTS" shall mean all agreements and contracts to which any Debtor is a party as of the date hereof, or to which each such Debtor becomes a party after the date hereof, as each such agreement may be amended, restated, supplemented or otherwise modified from time to time.

                  "CASH PROCEEDS" shall mean all proceeds of any Collateral received by any Debtor consisting of cash, checks and cash equivalents.

                  "CHATTEL PAPER" shall mean all "chattel paper" as defined in
Article 9 of the UCC, including, without limitation, "electronic chattel paper" or "tangible chattel paper", as each term is defined in Revised Article 9 of the UCC.

                  "COLLATERAL" shall have the meaning set forth in Section 2.1.

                  "COLLATERAL RECORDS" shall mean books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

                  "COLLATERAL SUPPORT" shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

                  "COMMERCIAL TORT CLAIMS" shall mean all "commercial tort claims" as defined in the UCC, including, without limitation, all commercial tort claims listed on Schedule 4.6 (as such schedule may be amended or supplemented from time to time).

                  "COMMODITIES ACCOUNTS" (i) shall mean all "commodity accounts" as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4 under the heading "Commodities Accounts" (as such schedule may be amended or supplemented from time to time).

                  "CONTROLLED FOREIGN CORPORATION" shall mean "controlled foreign corporation" as defined in the Tax Code.

                  "COPYRIGHT LICENSES" shall mean any and all agreements providing for the granting of any right in or to Copyrights (whether such Debtor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.5(B) (as such schedule may be amended or supplemented from time to time).

                  "COPYRIGHTS" shall mean all United States, state and foreign copyrights, whether registered or unregistered, now or hereafter in force throughout the world, all registrations and applications therefor including, without limitation, the applications referred to in Schedule 4.5(A) (as such schedule may be amended or supplemented from time to time), all rights corresponding thereto throughout the world, all extensions and renewals of any thereof, the right to sue for past, present and future infringements of any of the foregoing, and all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

                  "CREDIT FACILITY SECURED PARTY" shall mean the agent or any other Person acting on behalf and for the benefit of the lender(s) under the Credit Facility.

                  "DEPOSIT ACCOUNTS" (i) shall mean all "deposit accounts" as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4 under the heading "Deposit Accounts" (as such schedule may be amended or supplemented from time to time).

                  "DOCUMENTS" shall mean all "documents" as defined in Article 9 of the UCC.

                  "EQUIPMENT" shall mean: (i) all "equipment" as defined in the UCC, (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, fixtures and tools (in each case, regardless of whether characterized as equipment under the UCC), (iii) slot machines, electronic gaming devices and related equipment and
(iv) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing, including any fixtures.

                  "GAMING SUBSIDIARY" shall mean Barden Nevada Gaming, LLC, a Nevada limited liability company; Barden Mississippi Gaming, LLC, a Mississippi limited liability company; Barden Colorado Gaming, LLC, a Colorado limited liability company, and together with any other Subsidiary of Company that holds a Gaming License.

                  "GENERAL INTANGIBLES" (i) shall mean all "general intangibles" as defined in Article 9 of the UCC and (ii) shall include, without limitation, all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations, all Assigned Agreements and all Intellectual Property (in each case, regardless of whether characterized as general intangibles under the UCC) and exclude all Gaming Licenses held by a Debtor.

                  "GOODS" (i) shall mean all "goods" as defined in Article 9 of the UCC and (ii) shall include, without limitation, all Inventory and Equipment (in each case, regardless of whether characterized as goods under the UCC).

                  "GOVERNMENTAL AUTHORITY" shall mean any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States or foreign, including any Gaming Authority.

                  "INDEMNITEE" shall mean Secured Party, and its and its Affiliates' officers, partners, directors, trustees, employees, agents.

                  "INDENTURE" shall have the meaning set forth in the recitals hereto.

                  "INDENTURE DOCUMENTS" shall mean the Indenture, the Notes, the Security Documents and the Registration Rights Agreement, and such other agreements, instruments and certificates executed and delivered (or issued) by Issuers or Debtors pursuant to the Indenture or any of the foregoing, as any or all of the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "INSTRUMENTS" shall mean all "instruments" as defined in
Article 9 of the UCC.

                  "INSURANCE" shall mean: (i) all insurance policies covering any or all of the Collateral (regardless of whether Secured Party is the loss payee thereof) and (ii) any key man life insurance policies.

                  "INTELLECTUAL PROPERTY" shall mean, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses.

                  "INVENTORY" shall mean: (i) all "inventory" as defined in the UCC and (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Debtor's business; all goods in which any Debtor has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by any Debtor, all computer programs embedded in any goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).

                  "INVESTMENT RELATED PROPERTY" shall mean: (i) all "investment property" (as such term is defined in Article 9 of the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt, the Securities Accounts, Commodities Accounts and certificates of deposit.

                  "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (i) the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Subsidiaries taken as a whole; (ii) the ability of any Debtor to fully and timely perform its Obligations; (iii) the legality, validity, binding effect or enforceability against a Debtor of an Indenture Document to which it is a party; or (iv) the rights, remedies and benefits available to, or conferred upon, Secured Party under any Indenture Document.

                  "MONEY" shall mean "money" as defined in the UCC.

                  "PATENT LICENSES" shall mean all agreements providing for the granting of any right in or to Patents (whether such Debtor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.5(D) (as such schedule may be amended or supplemented from time to time).

                  "PATENTS" shall mean all United States, state and foreign patents and applications for letters patent throughout the world, including, but not limited to each patent and patent application referred to in Schedule 4.5(C) (as such schedule may be amended or supplemented from time to time), all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations of any of the foregoing, all rights corresponding thereto throughout the world, and all proceeds of the foregoing including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit and the right to sue for past, present and future infringements of any of the foregoing.

                  "PAYMENT INTANGIBLE" shall have the meaning specified in the UCC.

                  "PLEDGED DEBT" shall mean all Indebtedness owed to such Debtor, including, without limitation, all Indebtedness described on Schedule
4.4 under the heading "Pledged Debt" (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments evidencing such Indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.

                  "PLEDGED EQUITY INTERESTS" shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests.

                  "PLEDGED LLC INTERESTS" shall mean all interests in any limited liability company including, without limitation, all limited liability company interests listed on Schedule 4.4 under the heading "Pledged LLC Interests" (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Debtor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests. Notwithstanding anything in the foregoing sentence to the contrary, "Pledged LLC Interests" shall not include any interests in any limited liability company that is classified as an Unrestricted Subsidiary under the Indenture.

                  "PLEDGED PARTNERSHIP INTERESTS" shall mean all interests in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule 4.4 under the heading "Pledged Partnership Interests" (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of such Debtor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests. Notwithstanding anything in the foregoing sentence to the contrary, "Pledged Partnership Interests" shall not include any interests in any shares of capital stock in any general partnership, limited partnership, limited liability partnership or other partnership that is classified as an Unrestricted Subsidiary under the Indenture.

                  "PLEDGED TRUST INTERESTS" shall mean all interests in a Delaware business trust or other trust including, without limitation, all trust interests listed on Schedule 4.4 under the heading "Pledged Trust Interests" (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such trust interests and any interest of such Debtor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests. Notwithstanding anything in the foregoing sentence to the contrary, "Pledged Trust Interests" shall not include any interests in any shares of capital stock in any Delaware business trust or other trust that is classified as an Unrestricted Subsidiary under the Indenture.

                  "PLEDGED STOCK" shall mean all shares of capital stock owned by such Debtor, including, without limitation, all shares of capital stock described on Schedule 4.4 under the heading "Pledged Stock" (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Debtor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares. Notwithstanding anything in the foregoing sentence to the contrary, "Pledged Stock" shall not include any interests in any shares of capital stock in any entity that is classified as an Unrestricted Subsidiary under the Indenture.

                  "PLEDGE JOINDER" shall mean any joinder to this agreement in substantially the form of Exhibit B.

                  "PLEDGE SUPPLEMENT" shall mean any supplement to this agreement in substantially the form of Exhibit A.

                  "PROCEEDS" shall mean: (i) all "proceeds" as defined in
Article 9 of the UCC, (ii) payments or distributions made with respect to any Investment Related Property and

(iii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

                  "RECEIVABLES" shall mean all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of Debtors' rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

                  "RECEIVABLES RECORDS" shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of Debtor or any computer bureau or agent from time to time acting for Debtor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or non-written forms of information related in any way to the foregoing or any Receivable.

                  "RECORD" shall have the meaning specified in Article 9 of the UCC.

                  "SECURED OBLIGATIONS" shall have the meaning specified in
Section 3.1.

                  "SECURED PARTY" shall have the meaning set forth in the preamble.

                  "SECURITIES" shall mean any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                  "SECURITIES ACCOUNTS" (i) shall mean all "securities accounts" as defined in Article 8 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4 under the heading "Securities Accounts" (as such schedule may be amended or supplemented from time to time).

                  "SUPPORTING OBLIGATION" shall mean all "supporting obligations" as defined in the UCC.

                  "TAX CODE" shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

                  "TRADEMARK LICENSES" shall mean any and all agreements providing for the granting of any right in or to Trademarks (whether such Debtor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.5(F) (as such schedule may be amended or supplemented from time to time).

                  "TRADEMARKS" shall mean all United States, state and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, trade styles, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to the registrations and applications referred to in Schedule 4.5(E) (as such schedule may be amended or supplemented from time to time), all extensions or renewals of any of the foregoing, all of the goodwill of the business connected with the use of and symbolized by the foregoing, the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

                  "TRADE SECRET LICENSES" shall mean any and all agreements providing for the granting of any right in or to Trade Secrets (whether such Debtor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.5(G) (as such schedule may be amended or supplemented from time to time).

                  "TRADE SECRETS" shall mean all trade secrets and all other confidential or proprietary information and know-how now or hereafter owned by or used in, or contemplated at any time for use in, the business of such Debtor (all of the foregoing being collectively called a "Trade Secret"), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, the right to sue for past, present and future infringement of any Trade Secret, and all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

                  "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

         1.2 DEFINITIONS; INTERPRETATION. All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Indenture or, if not defined therein, in the UCC. References to "Sections," "Exhibits" and "Schedules" shall be to Sections, Exhibits and Schedules, as the case may be, of this Agreement unless otherwise specifically provided. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. If any conflict or inconsistency exists between this Agreement and the Indenture, the Indenture shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

2. GRANT OF SECURITY

         2.1 GRANT OF SECURITY. Each Debtor hereby grants to Secured Party a security interest and continuing lien on all of such Debtor's right, title and interest in, to and under all property of such Debtor including, but not limited to the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (collectively, such Debtor's "COLLATERAL"):

                  (i)      Accounts;

                  (ii)     Chattel Paper;

                  (iii)    Documents;

                  (iv)     General Intangibles;

                  (v)      Goods;

                  (vi)     Instruments;

                  (vii)    Insurance;

                  (viii)   Intellectual Property;

                  (ix)     Investment Related Property;

                  (x)      Money;

                  (xi)     Receivables and Receivable Records;

                  (xii)    Commercial Tort Claims;

                  (xiii) all ships, boats, barges and vessels (whether under construction or completed), including, without limitation, the Fitzgeralds Tunica, U.S.C.G. Official Number 262757, and any and all masts, bowsprints, boilers, engines, sails, fittings, anchors, cables, chains, riggings, tackle, apparel, capstans, outfits, gears, appliances, fittings and spare and replacement parts and other appurtenances, accessories and additions, improvements and replacements thereto, whether on board or not on board, in or to any ship, boat, barge or vessel, and all stones, wood, steel and other materials used or to be used in the building, construction, repair, renovation, refurbishment or otherwise with respect to improvements or ships, boats, barges or vessels;

                  (xiv) to the extent not otherwise included above, all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

                  (xv) to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

         2.2 CERTAIN LIMITED EXCLUSIONS. Notwithstanding anything herein to the contrary, in no event shall the Collateral include any Excluded Assets.

         2.3 INTERCREDITOR AGREEMENT. Notwithstanding anything herein to the contrary, the relative rights and remedies of Secured Party hereunder and the Credit Facility Secured Party shall be subject to and governed by the terms of the Intercreditor Agreement at any time the Intercreditor Agreement is in effect. In the event of any inconsistency between the terms hereof and the Intercreditor Agreement, the Intercreditor Agreement shall control at any time the Intercreditor Agreement is in effect.

3. SECURITY FOR OBLIGATIONS.

         3.1 SECURITY FOR OBLIGATIONS. With respect to each Debtor, this Agreement secures, and the Collateral granted by such Debtor is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a) (and any successor provision thereof)), of all Obligations of such Debtor under the Indenture Documents (the "SECURED OBLIGATIONS").

         3.2 OBLIGATIONS REMAIN.

         (a)      Anything contained herein to the contrary notwithstanding:

                  (i) each Debtor shall remain liable under any partnership agreement or limited liability company agreement relating to any Pledged Partnership Interest or Pledged LLC Interest, any Assigned Agreement and/or any other contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed;

                  (ii) the exercise by Secured Party of any of its rights hereunder shall not release any Debtor from any of its duties or obligations under the contracts and agreements included in the Collateral; and

                  (iii) Secured Party shall not have any obligation or liability under any partnership agreement or limited liability company agreement relating to any Pledged Partnership Interests or Pledged LLC Interests, any Assigned Agreement or any other contracts and agreements included in the Collateral by reason of this Agreement, nor shall Secured Party, be obligated to perform any of the obligations or duties of any Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                  (b) Neither Secured Party nor any purchaser at a foreclosure sale under this Agreement shall be obligated to assume any obligation or liability under any partnership agreement or limited liability company agreement relating to any Pledged Partnership Interests or Pledged LLC Interests, any Assigned Agreement or any other contracts and agreements included in the Collateral.

4. REPRESENTATIONS AND WARRANTIES AND COVENANTS.

         4.1 GENERALLY.

                  (a) Representations and Warranties. Each Debtor hereby represents and warrants that:

                           (i) it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, will continue to own or have such rights in each item of the Collateral, in each case free and clear of any and all Liens, rights or claims of all other Persons other than Permitted Liens, including, without limitation, liens arising as a result of such Debtor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person;

                           (ii) it has indicated on Schedule 4.1(A) (as such schedule may be amended or supplemented from time to time): (x) the type of organization of such Debtor, (y) the jurisdiction of organization of such Debtor and (z) the jurisdiction where the chief executive office or its sole place of business is, and for the lesser of the one-year period preceding the date hereof or the period since its formation or incorporation, as applicable, has been, located;

                           (iii) the full legal name of such Debtor is as set forth on Schedule 4.1(A) and it has not done in the lesser of the five-year period preceding the date hereof or the period since its formation or incorporation, as applicable, and does not do, business under any other name (including any trade-name or fictitious business name) except for those names set forth on Schedule 4.1(B) (as such schedule may be amended or supplemented from time to time);

                           (iv) such Debtor has not within the lesser of the five-year period preceding the date hereof or the period since its formation or incorporation, as applicable, become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore been terminated;

                           (v) upon the filing of all UCC financing statements naming each Debtor as "debtor" and Secured Party as "Secured Party" and describing the Collateral in the filing offices set forth opposite such Debtor's name on Schedule 4.1(C) hereof (as such schedule may be amended or supplemented from time to time) and, to the extent not subject to Article 9 of the UCC, upon the recordation of the security interest granted hereunder in Trademarks and Copyrights in the applicable patent, trademark and copyright registries (including the United states Patent and Trademark Office and the United States Copyright Office), the registration of all unregistered Copyrights and other filings delivered by each Debtor, and the execution of the agreements referred to in Section 4.4(c), security interests granted to Secured Party hereunder constitute valid and perfected Liens (subject in the case of priority only to Permitted Liens);

                           (vi) all actions and consents, including all filings, notices, registrations and recordings necessary or desirable for the exercise by Secured Party of the voting or other rights provided for in this Agreement or the exercise of remedies in respect of the Collateral have been made or obtained except to the extent any consents or approvals are required under applicable Gaming Laws, the Intercreditor Agreement or any Intellectual Property license, contract or agreement;

                           (vii) other than the financing statements filed in favor of Secured Party, no effective UCC financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (x) financing statements for which proper termination statements have been delivered to Secured Party for filing and (y) financing statements filed in connection with Permitted Liens;

                           (viii) no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required for either (i) the pledge or grant by any Debtor of the Liens purported to be created in favor of Secured Party hereunder or (ii) the exercise by Secured Party of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by clause (v) above, (B) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities and (C) to the extent any consents or approvals are required under applicable Gaming Laws, the Intercreditor Agreement or any Intellectual Property license, contract or agreement;

                           (ix) all information supplied by any Debtor with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects; and

                           (x) none of the Collateral constitutes, or is the Proceeds of, "farm products" (as defined in the UCC).

                  (b) Covenants and Agreements. Each Debtor hereby covenants and agrees that:

                           (i) except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, except Permitted Liens, and such Debtor shall defend the Collateral against all Persons at any time claiming any interest therein;

                           (ii) it shall not produce, use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

                           (iii) it shall not change such Debtor's name, identity, corporate structure, sole place of business, chief executive office or jurisdiction of organization or establish any trade names unless it shall have (a) notified Secured Party in writing, by executing and delivering to Secured Party a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, at least thirty (30) days prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, sole place of business, chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as Secured Party may reasonably request and (b) taken all actions necessary or advisable to maintain the continuous validity and perfection of Secured Party's security interest in the Collateral intended to be granted and agreed to hereby;

                           (iv) it shall pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith; provided, such Debtor shall in any event pay such taxes, assessments, charges, levies or claims not later than five (5) days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against such Debtor or any of the Collateral as a result of the failure to make such payment;

                           (v) upon such Debtor or any officer of such Debtor obtaining knowledge thereof, it shall promptly notify Secured Party in writing of any event that may materially and adversely affect the value of the Collateral (other than Pledged Equity Interests) or any portion thereof, the ability of any Debtor or Secured Party to dispose of the Collateral or any portion thereof, or the rights and remedies of Secured Party in relation thereto, including, without limitation, the levy of any legal process against the Collateral or any portion thereof; and

                           (vi) it shall use commercially reasonable efforts to deliver to Secured Party landlord consents, to the extent it occupies and has business activities on any premises as a lessee under a lease, executed by the landlord in respect of such lease the effect of which would subordinate the claims of such landlord to the Liens created under this Agreement and enable Secured Party to access such premises without delay for the purpose of enforcing such Liens.

         4.2 EQUIPMENT AND INVENTORY.

                  (a) Representations and Warranties. Each Debtor represents and warrants, on the Issue Date, that all of the Equipment and Inventory included in the Collateral is kept only at the locations specified in Schedule 4.2.

                  (b) Covenants and Agreements. Each Debtor covenants and agrees that:

                           (i) it shall not deliver any Document evidencing any Equipment and Inventory to any Person other than the issuer of such Document to claim the Goods evidenced therefor or Secured Party or the Credit Facility Secured Party or any other holder or representative of a holder of a Permitted Lien; and

                           (ii)     if any Equipment or Inventory is in
                                    possession or control of any third party, it shall join with Secured Party in notifying the third party of Secured Party's security interest and use its reasonable efforts in obtaining an acknowledgment from the third party that it is holding the Equipment and Inventory for the benefit of Secured Party and other holders of Permitted Liens.

         4.3 RECEIVABLES. Covenants and Agreements: Each Debtor hereby covenants and agrees that:

                  (a) it shall keep and maintain at its own cost and expense satisfactory and complete records of the Receivables, including, but not limited to, the originals of all documentation with respect to all Receivables and records of all payments received and all credits granted on the Receivables, all merchandise returned and all other dealings therewith;

                  (b) it shall, at the request of Secured Party, mark conspicuously, in form and manner reasonably satisfactory to Secured Party, all Chattel Paper, Instruments and other evidence of Receivables (other than any delivered to Secured Party as provided herein), as well as the Receivables Records with an appropriate reference to the fact that Secured Party has a security interest therein;

                  (c) other than in the ordinary course of business as generally conducted by it on and prior to the date hereof, and except as otherwise provided in Section 4.3(e) below, following an Event of Default, such Debtor shall not (w) grant any extension or renewal of the time of payment of any Receivable, (x) compromise or settle any dispute, claim or legal proceeding with respect to any Receivable for less than the total unpaid balance thereof, (y) release, wholly or partially, any Person liable for the payment thereof, or (z) allow any credit or discount thereon;

                  (d) except as otherwise provided in this subsection, it shall continue to collect all amounts due or to become due to such Debtor under the Receivables and any Supporting Obligation and diligently exercise each material right it may have under any Receivable, any Supporting Obligation or Collateral Support, in each case, at its own expense; and

                  (e) it shall use reasonable efforts to keep in full force and effect any Supporting Obligation or Collateral Support relating to any Receivable.

         4.4 INVESTMENT RELATED PROPERTY.

                  (a) Representations and Warranties. Each Debtor hereby represents and warrants that:

                           (i) Schedule 4.4 (as such schedule may be amended or supplemented from time to time) sets forth under the headings "Pledged Stock, "Pledged LLC Interests," "Pledged Partnership Interests" and "Pledged Trust Interests," respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Debtor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule;

                           (ii) it is the record and beneficial owner of the Pledged Equity Interests free of all Liens, rights or claims of other Persons other than Permitted Liens;

                           (iii) without limiting the generality of Section 4.1(a)(v), no consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or desirable in connection with the creation or perfection of the security interest of Secured Party in any Pledged Equity Interests or (other than approvals required by applicable Gaming Laws) the exercise by Secured Party of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof;

                           (iv) as of the Issue Date, none of the Pledged LLC Interests nor Pledged Partnership Interests are or represent interests in issuers that are: (a) registered as investment companies or (b) are dealt in or traded on securities exchanges or markets;

                           (v) Schedule 4.4 (as such schedule may be amended or supplemented from time to time) sets forth under the heading "Pledged Debt" all of the Pledged Debt owned by any Debtor and, as of the Issue Date, all of such Pledged Debt has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof and is not in default and constitutes all of the issued and outstanding inter-company Indebtedness evidenced by an instrument or certificated security of the respective issuers thereof owing to such Debtor;

                           (vi) Schedule 4.4 sets forth under the headings "Securities Accounts" and "Commodities Accounts," respectively, all of the Securities Accounts and Commodities Accounts in which the each Debtor has an interest. Each Debtor is the sole entitlement holder of each such Securities Account and Commodities Account, and such Debtor has not consented to, and is not otherwise aware of, any Person having "control" (as defined in Section 9-115(e) of the UCC) over, or any other interest in, any such Securities Account or Commodity Account or any securities or other property credited thereto (other than the Credit Facility Secured Party);

                           (vii) Schedule 4.4 sets forth under the heading "Deposit Accounts" all of the Deposit Accounts in which each Debtor has an interest and each Debtor is the sole account holder of each such Deposit Account and such Debtor has not consented to, and is not otherwise aware of, any Person (other than Credit Facility Secured Party pursuant to the terms of the Intercreditor Agreement to the extent then in effect) having either sole dominion and control or "control" (within the meaning of Section 9-104 of Revised Article 9) over, or any other interest in, any such Deposit Account or any money or other property deposited therein; and

                           (viii) each Debtor has taken all actions necessary or desirable, including those specified in
                                    Section 4.4(c), to: (a) establish Secured
                                    Party's "control" (within the meaning of Section 9-106 of the UCC) over any portion of the Investment Related Property constituting Certificated Securities,
                                    Uncertificated Securities, Securities
                                    Accounts or Securities Entitlements; (b) establish Secured Party's "control" (within the meaning of Section 9-104 of the UCC) over all Deposit Accounts; and (d) to deliver all Instruments to Secured Party or Credit Facility Secured Party pursuant to the terms of the Intercreditor Agreement to the extent then in effect.

                  (b) Covenants and Agreements. Each Debtor hereby covenants and agrees that:

                           (i) it shall not vote to enable or take any other action to: (a) amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that materially changes the rights of such Debtor with respect to any Investment Related Property or adversely affects the validity, perfection or priority of Secured Party's security interest, (b) other than as permitted under the Indenture, permit any issuer of any Pledged Equity Interest to dispose of all or a material portion of their assets, (c) waive any default under or breach of any terms of organizational document relating to the issuer of any Pledged Equity Interest or the terms of any Pledged Debt, or (d) cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC; provided, however, notwithstanding the foregoing, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the foregoing in this clause (d), such Debtor shall promptly notify Secured Party in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish Secured Party's "control" thereof;

                           (ii) in the event it acquires rights in any Investment Related Property after the date hereof, it shall deliver to Secured Party a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, reflecting such new Investment Related Property and all other Investment Related Property. Notwithstanding the foregoing, it is understood and agreed that the security interest of Secured Party shall attach to all Investment Related Property immediately upon any Debtor's acquisition of rights therein and shall not be affected by the failure of any Debtor to deliver a supplement to Schedule 4.4 as required hereby;

                           (iii) except as provided in the next sentence, in the event such Debtor receives any dividends, interest or distributions on any Investment Related Property, or any securities or other property upon the merger, consolidation, liquidation or dissolution of any issuer of any Investment Related Property, then (a) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (b) such Debtor shall immediately take all steps, if any, necessary or advisable to ensure the validity and perfection, priority and, if applicable, control of Secured Party over such Investment Related Property (including, without limitation, delivery thereof to Secured Party or Credit Facility Secured Party pursuant to the terms of the Intercreditor Agreement to the extent then in effect) and pending any such action such Debtor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of Secured Party and shall be segregated from all other property of such Debtor. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, Secured Party authorizes each Debtor to retain all ordinary cash dividends and distributions paid in the normal course of business and all scheduled payments of interest;

                           (iv) it shall comply with all of its obligations under any partnership agreement or limited liability company agreement relating to Pledged Partnership Interests or Pledged LLC Interests and shall enforce all of its rights with respect to any Investment Related Property;

                           (v) it shall not permit any issuer of any Pledged Equity Interest to merge or consolidate unless (i) such issuer creates a security interest that is perfected by a filed financing statement (that is not effective solely under section 9-508 of the
                                    UCC) in collateral in which such new debtor has or acquires rights, and (ii) all the outstanding capital stock or other equity interests of the surviving or resulting corporation, limited liability company, partnership or other entity is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding equity interests of any other constituent company; provided that if the surviving or resulting company upon any such merger or consolidation involving an issuer which is a Controlled Foreign Corporation, then such Debtor shall only be required to pledge equity interests in accordance with Section 2.2; and

                           (vi) each Debtor consents to the grant by each other Debtor of a security interest in all Investment Related Property to Secured Party.

                  (c) Delivery and Control. Each Debtor agrees that with respect to any Investment Related Property in which it currently has rights it shall comply with the provisions of this Section 4.4(c) on or before the Closing Date and with respect to any Investment Related Property hereafter acquired by such Debtor it shall comply with the provisions of this Section 4.4(c) immediately upon acquiring rights therein, in each case in form and substance satisfactory to Secured Party. With respect to any Investment Related Property that is now or hereafter represented by a certificate or that is an "instrument" (other than any Investment Related Property credited to a Securities Account) it shall cause such certificate or instrument to be delivered to the Credit Facility Secured Party (in accordance with the terms of the Intercreditor Agreement to the extent then in effect), indorsed in blank by an "effective indorsement" (as defined in
Section 8-107 of the UCC), regardless of whether such certificate constitutes a "certificated security" for purposes of the UCC. In the event that at any time after the date of this Agreement any Pledged

LLC Interest or Pledged Partnership Interest is (i) dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a security governed by Article 8 of the UCC, (iii) is an investment company security or (iv) is held in a securities account, the applicable Debtor will immediately notify Secured Party in writing of such event, and will immediately execute such documents, and do such other acts or things deemed appropriate by Secured Party to deliver to Secured Party (subject to the terms of the Intercreditor Agreement to the extent then in effect) control (within the meaning of Article 8 of the UCC) of the Pledged LLC Interest or Pledged Partnership Interest, as applicable. Each Debtor represents and warrants that none of the events described in clauses (i), (ii), (iii) or (iv) above has occurred and is existing as of the date of this Agreement. No Debtor will contest in any manner the perfection or priority of Secured Party's lien on any Pledged LLC Interest or any Pledged Partnership Interest. With respect to any Investment Related Property consisting of Securities Accounts or Securities Entitlements, it shall cause the securities intermediary maintaining such Securities Account or Securities Entitlement to enter into an agreement [in form and substance satisfactory to Secured Party][substantially in the form of Exhibit C hereto] pursuant to which it shall, subject to the Intercreditor Agreement to the extent then in effect, agree to comply with Secured Party's "entitlement orders" without further consent by such Debtor. With respect to any Investment Related Property that is a "Deposit Account," it shall cause the depositary institution maintaining such account to enter into an agreement [in form and substance satisfactory to Secured Party][substantially in the form of Exhibit C hereto], pursuant to which Secured Party, subject to the terms of the Intercreditor Agreement to the extent then in effect, shall have both dominion and control over such Deposit Account (within the meaning of the common law) and "control" (as defined in Section 9-104 of Revised Article 9) over such Deposit Account. In addition to the foregoing, if any issuer of any Investment Related Property is located in a jurisdiction outside of the United States, each Debtor shall take such additional actions, including, without limitation, causing the issuer to register the pledge on its books and records or making such filings or recordings, in each case as may be necessary or advisable, under the laws of such issuer's jurisdiction to insure the validity, perfection and priority of the security interest of Secured Party. Upon the occurrence of an Event of Default, subject to the terms of the Intercreditor Agreement to the extent then in effect, any applicable Gaming Laws and other applicable laws (including, without limitation, Liquor Laws) and Section 7 hereof, Secured Party shall have the right to have all or any portion of the Pledged LLC Interests and the Pledged Partnership Interests registered in its name or the name of a nominee or agent on the books of the Company, to the extent necessary to enforce its rights to receive distributions with respect thereto or vote such Pledged LLC Interests and Pledged Partnership Interests; provided that no such registration shall constitute a transfer of ownership and no Debtor shall be deemed to have waived its rights under Section 9-610 of the UCC to have the Pledged LLC Interests and the Pledged Partnership Interests sold in a public sale. In addition, Secured Party (subject to and in accordance with the terms of the Intercreditor Agreement to the extent then in effect) shall have the right at any time, without notice to any Debtor, to exchange any certificates or instruments representing any Investment Related Property for certificates or instruments of smaller or larger denominations.

                  (d) Voting and Distributions.

                           (i) So long as no Event of Default shall have occurred and be continuing, subject to applicable Gaming Laws:

                                    (A)      each Debtor shall be entitled to
                                             exercise or refrain from exercising
                                             any and all voting and other
                                             consensual rights pertaining to the
                                             Investment Related Property or any
                                             part
                                             thereof for any purpose not
                                             inconsistent with the terms of this
                                             Agreement or the Indenture; and

                                    (B)      Secured Party shall promptly
                                             execute and deliver (or cause to be
                                             executed and delivered) to each
                                             Debtor all proxies, and other
                                             instruments as such Debtor may from
                                             time to time reasonably request for
                                             the purpose of enabling such Debtor
                                             to exercise the voting and other
                                             consensual rights when and to the
                                             extent which it is entitled to
                                             exercise pursuant to clause (A)
                                             above; and

                           (ii)     Upon the occurrence and during the
                                    continuation of an Event of Default subject to Section 7.6(a), applicable Gaming Laws and the terms of the Intercreditor Agreement, to the extent then in effect:

                                    (A)      all rights of each Debtor to
                                             exercise or refrain from exercising
                                             the voting and other consensual
                                             rights which it would otherwise be
                                             entitled to exercise pursuant
                                             hereto shall cease and all such
                                             rights shall thereupon become
                                             vested in Secured Party who shall
                                             thereupon have the sole right to
                                             exercise such voting and other
                                             consensual rights; and

                                    (B)      in order to permit Secured Party to
                                             exercise the voting and other
                                             consensual rights which it may be
                                             entitled to exercise pursuant
                                             hereto and to receive all dividends
                                             and other distributions which it
                                             may be entitled to receive
                                             hereunder: (1) each Debtor shall
                                             promptly execute and deliver (or
                                             cause to be executed and delivered)
                                             to Secured Party all proxies,
                                             dividend payment orders and other
                                             instruments as Secured Party may
                                             from time to time reasonably
                                             request and (2) each Debtor
                                             acknowledges that Secured Party may
                                             utilize the power of attorney set
                                             forth in Section 6.

         4.5 INTELLECTUAL PROPERTY.

                  (a) Representations and Warranties. Except as disclosed in
Schedule 4.5(H) (as such schedule may be amended or supplemented from time to time), each Debtor hereby represents and warrants, on the Issue Date, that:

                           (i) Schedule 4.5 sets forth a true and complete list of (i) all United States, state and foreign registrations of and applications for Patents, Trademarks, and Copyrights owned by each Debtor and material to the business of such Debtor (ii) all Patent Licenses, Trademark Licenses and Copyright Licenses material to the business of such Debtor;

                           (ii) it is the sole and exclusive owner of the entire right, title, and interest in and to all Intellectual Property on Schedule 4.5 (as such schedule may be amended or supplemented from time to time), and owns or has the valid right to use all other Intellectual Property used in or necessary to conduct its business, free and clear of all Liens, claims, encumbrances and licenses, except for Permitted Liens and the licenses set forth on Schedule 4.5(B), (D), (F) and (G) (as each may be amended or supplemented from time to time);

                           (iii) all Intellectual Property material to the business of each Debtor is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and each Debtor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Intellectual Property material to the business of such Debtor in full force and effect;

                           (iv) all Intellectual Property material to the business of each Debtor is valid and enforceable; no holding, decision, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity of, such Debtor's right to register, or such Debtor's rights to own or use, any Intellectual Property material to the business of such Debtor and no such action or proceeding is pending or, to the best of such Debtor's knowledge, threatened;

                           (v) all registrations and applications for Copyrights, Patents and Trademarks material to the business of such Debtor are standing in the name of each Debtor, and none of the Trademarks, Patents, Copyrights or Trade Secret Collateral has been licensed by any Debtor to any affiliate or third party, except as disclosed in Schedule 4.5(B), (D),
                                    (F), or (G);

                           (vi) each Debtor has been using appropriate statutory notice of registration in connection with its use of registered Trademarks, proper marking practices in connection with the use of Patents, and appropriate notice of copyright in connection with the publication of Copyrights material to the business of such Debtor;

                           (vii) each Debtor uses adequate standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with all Trademark Collateral and has taken all action necessary to ensure that all licensees of the Trademark Collateral owned by such Debtor use such adequate standards of quality;

                           (viii) to the best of such Debtor's knowledge, the conduct of such Debtor's business does not infringe upon any trademark, patent, copyright, trade secret or similar intellectual property right owned or controlled by a third party; as of the date hereof, to the best of such Debtor's knowledge, no claim has been made that the use of any Intellectual Property owned or used by Debtor (or any of its respective licensees) violates the asserted rights of any third party;

                           (ix) to the best of such Debtor's knowledge, no third party is infringing upon any Intellectual Property owned or used by such Debtor, or any of its respective licensees;

                           (x) no settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by any Debtor or to which any Debtor is bound that adversely affects such Debtor's rights to own or use any Intellectual Property material to the business of such Debtor; and

                           (xi)     each Debtor has not made a previous
                                    assignment, sale, transfer or agreement
                                    constituting a present or future assignment, sale, transfer or agreement of any Intellectual Property material to the business of such Debtor that has not been terminated or released. There is no effective financing statement or other document or instrument now executed, or on file or recorded in any public office, granting a security interest in or otherwise encumbering any part of such Intellectual Property, other than Permitted Liens and a security interest in favor of Secured Party.

                  (b) Covenants and Agreements. Each Debtor hereby covenants and agrees as follows:

                           (i) it shall not do any act or omit to do any act whereby any of the Intellectual Property which is material to the business of Debtor may lapse, or become abandoned, dedicated to the public, or unenforceable, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein;

                           (ii) it shall not, with respect to any Trademarks which are material to the business of any Debtor, cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any of such Trademark at a level at least substantially consistent with the quality of such products and services as of the date hereof, and each Debtor shall take all steps necessary to insure that licensees of such Trademarks use such consistent standards of quality;

                           (iii) it shall take all reasonable steps in the United States Patent and Trademark Office, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, to pursue any application and maintain any registration of each Trademark, Patent, and Copyright owned by any Debtor and material to its business which is now or shall become included in the Intellectual Property (except for such works with respect to which such Debtor has determined in the exercise of its commercially reasonable judgment that it shall not seek registration) including, but not limited to, those items on Schedule 4.5(A), (C) and (E) (as each may be amended or supplemented from time to time);

                           (iv) in the event that any Intellectual Property owned by or exclusively licensed to any Debtor that is material to such Debtor's business is infringed, misappropriated, or diluted by a third party, such Debtor shall promptly take all reasonable actions to stop such infringement, misappropriation, or dilution and protect its exclusive rights in such Intellectual Property including, but not limited to, the initiation of a suit for injunctive relief and to recover damages;

                           (v) it shall promptly following the time it obtains knowledge thereof report to Secured Party (i) the filing of any application to register any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or any state registry or foreign counterpart of the foregoing (whether such application is filed by such Debtor or through any agent, employee, licensee, or designee thereof) and
                                    (ii) the registration of any Intellectual
                                    Property by any such office, in each case by executing and delivering to Secured Party a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto;

                           (vi) it shall, promptly execute and deliver to Secured Party any document required to acknowledge, confirm, register, record, or perfect Secured Party's interest in any part of the Intellectual Property, whether now owned or hereafter acquired;

                           (vii) except as permitted under the Indenture, no Debtor shall execute, and there will not be on file in any public office, any financing statement or other document or instruments, except financing statements or other documents or instruments filed or to be filed in favor of Secured Party and the Credit Facility Secured Party, and no Debtor shall sell, assign, transfer, license, grant any option, or create or suffer to exist any Lien upon or with respect to the Intellectual Property, except for the Lien created by and under this Security Agreement and the other Loan Documents and the Lien in favor of the Credit Facility Secured Party;

                           (viii)   it shall hereafter use commercially
                                    reasonable efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or might in any way materially impair or prevent the creation of a security interest in, or the assignment of, such Debtor's rights and interests in any property included within the definitions of any Intellectual Property acquired under such contracts;

                           (ix) it shall use proper statutory notice in connection with its use of any of the Intellectual Property; and

                           (x) it shall continue to collect, at its own expense, all amounts due or to become due to such Debtor in respect of the Intellectual Property or any portion thereof. In connection with such collections, each Debtor may take such action as such Debtor may deem reasonably necessary or advisable to enforce collection of such amounts. Notwithstanding the foregoing, Secured Party shall have the right at any time, to notify, or require any Debtor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby.

         4.6 COMMERCIAL TORT CLAIMS.

                  (a) Representations and Warranties. Each Debtor hereby represents and warrants, on the Issue Date, that Schedule 4.6 sets forth all Commercial Tort Claims of each Debtor; and

                  (b) Covenants and Agreements. Each Debtor hereby covenants and agrees that with respect to any Commercial Tort Claim hereafter arising it shall deliver to Secured Party a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, identifying such new Commercial Tort Claims.

5. FURTHER ASSURANCES; ADDITIONAL DEBTORS.

         5.1 FURTHER ASSURANCES.

                  (a) Each Debtor agrees that from time to time, at the expense of such Debtor, it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Debtor shall:

                           (i)      execute and file such financing or
                                    continuation statements, or amendments
                                    thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, in order to perfect and preserve the security interests granted or purported to be granted hereby;

                           (ii) take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in the Intellectual Property with any intellectual property registry in which said Intellectual Property is registered or in which an application for registration is pending including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office, the various Secretaries of State, and the foreign counterparts on any of the foregoing;

                           (iii) at any reasonable time, upon request by Secured Party, exhibit the Collateral to and allow inspection of the Collateral by Secured Party, or persons designated by Secured Party; and

                           (iv) at Secured Party's request, appear in and defend any action or proceeding that may affect such Debtor's title to or Secured Party's security interest in all or any part of the Collateral.

                  (b) Each Debtor hereby authorizes Secured Party to file a Record or Records, including, without limitation, financing or continuation statements, and amendments thereto, in all jurisdictions and with all filing offices as Secured Party may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to Secured Party herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as Secured Party may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to Secured Party herein. Each Debtor shall furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail.

                  (c) Each Debtor hereby authorizes Secured Party to modify this Agreement after obtaining such Debtor's approval of or signature to such modification by amending Schedule 4.5 (as such schedule may be amended or supplemented from time to time) to include reference to any right, title or interest in any existing Intellectual Property or any Intellectual Property acquired or developed by any Debtor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property in which any Debtor no longer has or claims any right, title or interest.

         5.2 ADDITIONAL DEBTORS. From time to time subsequent to the date hereof, additional Guarantors may become Additional Debtors pursuant to the terms of the Indenture, by executing a Pledge Joinder substantially in the form attached hereto as Exhibit B. Upon delivery of any such counterpart agreement to Secured Party, notice of which is hereby waived by Debtors, (a) each Additional Debtor shall be a Debtor and shall be as fully a party hereto as if Additional Debtor were an original signatory hereto and (b) the supplemental schedules thereto shall be incorporated into and become a part of and supplement the respective schedules to this Agreement; and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Security Agreement Supplement. Each Debtor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Debtor hereunder, nor by any election of Secured Party not to cause any Subsidiary of Company to become an Additional Debtor hereunder. This Agreement shall be fully effective as to any Debtor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Debtor hereunder.

6. ATTORNEY-IN-FACT.

         6.1 POWER OF ATTORNEY. Each Debtor hereby irrevocably appoints Secured Party (such appointment being coupled with an interest) as such Debtor's attorney-in-fact, with full authority in the place and stead of such Debtor and in the name of such Debtor, Secured Party or the Credit Facility Secured Party, from time to time in its discretion to take any action and to execute any instrument that it may deem reasonably necessary or advisable to accomplish the purposes of this Agreement (subject to the Intercreditor Agreement to the extent then in effect), including, without limitation, the following:

                  (a) upon the occurrence and during the continuance of any Event of Default, to obtain and adjust insurance required to be maintained by such Debtor pursuant to the Indenture;

                  (b) upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                  (c) upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above, subject in all respects to the rights of any lender under the Credit Facility to receive, endorse and collect the same;

                  (d) upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral;

                  (e) to prepare and file any UCC financing statements against such Debtor as debtor;

                  (f) to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Intellectual Property in the name of such Debtor as assignor;

                  (g) to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same, any such payments made by Secured Party to become obligations of such Debtor to Secured Party, due and payable immediately without demand; and

                  (h) upon the occurrence and during the continuance of any Event of Default and subject to the provisions of the UCC, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and such Debtor's expense, at any time or from time to time, all acts and things that Secured Party deems reasonably necessary to protect, preserve or realize upon the Collateral and Secured Party's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Debtor might do.

         6.2 NO DUTY ON THE PART OF SECURED PARTY. The powers conferred on Secured Party hereunder are solely to protect the interests of Secured Party in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to any Debtor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

7. REMEDIES.

         7.1 GENERALLY.

                  (a) If any Event of Default shall have occurred and be continuing, subject to applicable Gaming Laws, Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of Secured Party on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

                           (i) require any Debtor to, and each Debtor hereby agrees that it shall at its expense and promptly upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties;

                           (ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

                           (iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Secured Party deems appropriate;

                           (iv) without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable; and

                           (v) subject to the terms of the Intercreditor Agreement, apply the balance from any Deposit Account or instruct the bank at which any Deposit Account is maintained to pay the balance of any Deposit Account to or for the benefit of Secured Party.

                  (b) Secured Party may be a purchaser of any or all of the Collateral at any public or private (to the extent permitted by applicable law, including any applicable Gaming Law) sale in accordance with the UCC and Secured Party, as Secured Party for and representative of the Holders, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Debtor, and each Debtor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Debtor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Debtor agrees that it would not be commercially unreasonable for Secured Party to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Debtor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, each Debtor shall be liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency. Each Debtor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to Secured Party, that Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Debtor, and such Debtor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of Secured Party hereunder.

                  (c) Secured Party may sell the Collateral without giving any warranties as to the Collateral. Secured Party may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely effect the commercial reasonableness of any sale of the Collateral.

                  (d) If Secured Party sells any of the Collateral on credit, the Secured Obligations will be credited only with payments actually made by the purchaser and received by Secured Party and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral, subject to applicable Gaming Laws.

                  (e) Secured Party shall have no obligation to marshall any of the Collateral.

                  (f) All amounts and proceeds (including checks and other instruments) received by any Debtor in respect of amounts due to such Debtor in respect of the Collateral or any portion thereof following the occurrence and during the continuance of an Event of Default shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of such Debtor and shall be forthwith paid over or delivered (subject to the Intercreditor Agreement to the extent then in effect) to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 7.5 following the occurrence and during the continuance of an Event of Default. Upon demand from Secured Party, Debtors shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

         7.2 APPLICATION OF PROCEEDS. Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by Secured Party against, the Secured Obligations in the following order of priority: first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Secured Party and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Secured Party in connection therewith, and all amounts for which Secured Party is entitled to indemnification hereunder and all advances made by Secured Party hereunder for the account of the applicable Debtor, and to the payment of all costs and expenses paid or incurred by Secured Party in connection with the exercise of any right or remedy hereunder or under the Indenture, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, to the payment of all other Secured Obligations for the ratable benefit of the Holders; and third, to the extent of any excess of such proceeds, to the payment to or upon the order of such Debtor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

         7.3 INVESTMENT RELATED PROPERTY. Each Debtor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof and to comply with applicable Gaming Laws. Each Debtor acknowledges that any such sale may be at prices and on terms less favorable than those obtainable through a sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities
Act) and each Debtor agrees that any such sale shall not be deemed to have not been made in a commercially reasonable manner by reason of such circumstances and that Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If Secured Party determines to exercise its right to sell any or all of the Investment Related Property, upon written request, each Debtor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to Secured Party all such information as Secured Party may request in order to determine the number and nature of interests, shares or other instruments included in the Investment Related Property which may be sold by Secured Party in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

         7.4 INTELLECTUAL PROPERTY.

                  (a) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default and subject to the Intercreditor Agreement to the extent then in effect:

                           (i) Secured Party shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Debtor, Secured Party or otherwise, in Secured Party's sole discretion, to enforce any Intellectual Property which is material to any Debtor's business, in which event such Debtor shall, at the request of Secured Party, do any and all lawful acts and execute any and all documents required by Secured Party in aid of such enforcement and such Debtor shall promptly, upon demand, reimburse and indemnify Secured Party as provided in
                                    Section 10 hereof in connection with the exercise of its rights under this Section, and, to the extent that Secured Party shall elect not to bring suit to enforce any Intellectual Property which is material to any Debtor's business as provided in this Section, each Debtor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement of any such Intellectual Property by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing as shall be necessary to prevent such infringement;

                           (ii) upon written demand from Secured Party, each Debtor shall grant, assign, convey or otherwise transfer to Secured Party all of such Debtor's right, title and interest in and to the Intellectual Property and shall execute and deliver to Secured Party such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;

                           (iii) each Debtor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that Secured Party receives cash proceeds in respect of the sale of, or other realization upon, the Intellectual Property; and

                           (iv) Secured Party shall have the right to notify, or require each Debtor to notify, any obligors with respect to amounts due or to become due to such Debtor in respect of the Intellectual Property, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to Secured Party, and, upon such notification and at the expense of such Debtor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Debtor might have done.

                  (b) If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to Secured Party of any rights, title and interests in and to the Intellectual Property shall have been previously made and shall have become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Debtor, Secured Party shall promptly execute and deliver to such Debtor, at such Debtor's sole cost and expense, such assignments or other transfer as may be necessary to reassign to such Debtor any such rights, title and interests as may have been assigned to Secured Party as aforesaid, subject to any disposition thereof that may have been made by Secured Party; provided, after giving effect to such reassignment, Secured Party's security interest granted pursuant hereto, as well as all other rights and remedies of Secured Party granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of any Liens granted by or on behalf of Secured Party.

                  (c) Solely for the purpose of enabling Secured Party to exercise rights and remedies under this Section 7 and at such time as Secured Party shall be lawfully entitled to exercise such rights and remedies, each Debtor hereby grants to Secured Party, to the extent it has the right to do so, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Debtor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Debtor to avoid the risk of invalidation of said Trademarks, to use, operate under, license, or sublicense any Intellectual Property now owned or hereafter acquired by such Debtor, and wherever the same may be located.

         7.5 CASH PROCEEDS. In addition to the rights of Secured Party specified in Section 4.3 with respect to payments of Receivables, Cash Proceeds shall be held by such Debtor in trust for Secured Party, segregated from other funds of such Debtor, and shall, forthwith upon receipt by such Debtor, unless otherwise provided pursuant to Section 4.4, be turned over to Secured Party in the exact form received by such Debtor (duly indorsed by such Debtor to Secured Party, if required). Any Cash Proceeds received by Secured Party (whether from a Debtor or otherwise): (i) if no Event of Default shall have occurred and be continuing, shall be held by Secured Party for the ratable benefit of the Holders, as collateral security for the Secured Obligations (whether matured or unmatured) and (ii) if an Event of Default shall have occurred and be continuing, may, in the sole discretion of Secured Party, (A) be held by Secured Party for the ratable benefit of the Holders, as collateral security for the Secured Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter may be applied by Secured Party against the Secured Obligations then due and owing.

         7.6 REGULATORY MATTERS. Secured Party acknowledges and agrees that:

                  (a) In the event that, upon the occurrence and during the continuance of an Event of Default, Secured Party exercises any of the voting and consensual rights afforded under this Agreement, or one or more of the remedies set forth in Section 7 of this Agreement, including but not limited to
(i) re-registration of the Pledged Equity Interests in respect of a Gaming Subsidiary or (ii) foreclosure, transfer or other enforcement of security interests in the Pledged Equity Interests, pursuant to applicable Gaming Laws, such exercise of remedies shall require the separate and prior approval of the applicable Gaming Authorities and/or licensing of Secured Party (unless such licensing requirement is waived by such Gaming Authorities upon application of Secured Party) pursuant to applicable Gaming Laws.

                  (b) The approval of the applicable Gaming Authorities of this Agreement shall not act or be construed as the approval, either express or implied, for Secured Party to take any actions or steps provided for in this Agreement for which prior approval of such Gaming Authority is required, without first obtaining such prior and separate approval of the Gaming Authorities to the extent then required by applicable law.

                  (c) To the extent Secured Party takes possession of the certificates or instruments representing or evidencing the Pledged Equity Interests of Barden Nevada Gaming, LLC, Secured Party shall be required to maintain such Pledged Equity Interests within the State of Nevada at all times at a location designated to the Nevada Board, and shall make such certificates or instruments representing or evidencing such Pledged Equity Interests available for inspection by agents or employees of the Nevada Board immediately upon request during normal business hours.

8. CONTINUING SECURITY INTEREST; TRANSFER OF NOTES.

         This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Secured Obligations, be binding upon each Debtor, its successors and assigns (except to the extent otherwise provided in the Indenture), and inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing, but subject to the terms of the Indenture, any Holder may assign or otherwise transfer any Note held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Holders herein or otherwise. Upon the payment in full of all Secured Obligations, the security interest granted hereby shall terminate hereunder and of record and all rights to the Collateral granted hereunder shall revert to Debtors. Upon any such termination Secured Party shall, at Debtors' expense, execute and deliver to Debtors such documents as Debtors shall reasonably request to evidence such termination.

9. STANDARD OF CARE; SECURED PARTY MAY PERFORM.

         The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property. Neither Secured Party nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Debtor or otherwise. If any Debtor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by each Debtor under
Section 11.2 hereof.

10. INDEMNITY AND EXPENSES.

                  (a) Each Debtor agrees:

                           (i) to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless each Indemnitee, from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including without limitation enforcement of this Agreement), except to the extent such claims, losses or liabilities result from such Indemnitee's gross negligence or willful misconduct as finally and unappeallably determined by a court of competent jurisdiction; and

                           (ii) to pay to Secured Party promptly following written demand the amount of any and all reasonable costs and reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents in accordance with the terms and conditions of the Indenture.

                  (b) The obligations of each Debtor in this Section 10 shall survive the termination of this Agreement and the discharge of such Debtor's other obligations under this Agreement and the Indenture.

11. MISCELLANEOUS.

         11.1 NOTICES. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Debtor or Secured Party, shall be sent to such Person's address as set forth in the Indenture. Each notice hereunder shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to Secured Party shall be effective until received by Secured Party.

         11.2 EXPENSES. Debtors agree to pay promptly all the actual and reasonable costs and expenses of preparation of the Collateral Agreements and any consents, amendments, waivers or other modifications thereto; all the costs of furnishing all opinions by counsel for Debtors; the reasonable fees, expenses and disbursements of counsel to Secured Party (in each case including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Collateral Agreements and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Debtors; all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Secured Party, for the benefit of Holders pursuant hereto, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to Secured Party and of counsel providing any opinions that Secured Party may request in respect of the Collateral or the Liens created pursuant to the Collateral Agreements; all the actual costs and reasonable fees, expenses and disbursements of any auditors, accountants, consultants or appraisers; all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Secured Party and its counsel) in connection with the custody or preservation of any of the Collateral; and after the occurrence of a Default or an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Secured Party in enforcing any Secured Obligations of or in collecting any payments due from any Debtor hereunder or under the other Indenture Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or pursuant to any insolvency or bankruptcy cases or proceedings.

         11.3 AMENDMENTS AND WAIVERS.

                  (a) Secured Party's Consent. Subject to Section 11.3(b) and 11.3(c) and the terms of the Indenture, no amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by any Debtor therefrom, shall in any event be effective without the written concurrence of Secured Party.

                  (b) Other Consents. No amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by any Debtor therefrom, shall amend, modify, terminate or waive any provision herein as the same applies to Secured Party without the consent of Secured Party except as provided in accordance with the Indenture.

                  (c) Waiver. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Debtor in any case shall entitle any Debtor to any other or further notice or demand in similar or other circumstances.

         11.4 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties hereto and their respective successors and assigns including all persons who become bound as debtor to this Agreement. No Debtor shall, except as permitted under the Indenture, assign any right, duty or obligation hereunder.

         11.5 INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

         11.6 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements made herein shall survive the execution and delivery hereof. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Debtor set forth in Sections 10 and 11.2 shall survive the payment of the Obligations under the Indenture and the termination hereof.

         11.7 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder or under any other Indenture Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights, powers and remedies existing under this Agreement and the other Indenture Documents are cumulative, and not exclusive of, any rights or remedies otherwise available. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

         11.8 MARSHALING; PAYMENTS SET ASIDE. Secured Party shall not be under any obligation to marshal any assets in favor of any Debtor or any other Person or against or in payment of any or all of the Secured Obligations.

         11.9 SEVERABILITY. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         11.10 HEADINGS. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

         11.11 APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

         11.12 CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY DEBTOR ARISING OUT OF OR RELATING HERETO OR ANY OTHER INDENTURE DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH DEBTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE DEBTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH
SECTION 11.1; AGREES THAT SERVICE AS PROVIDED ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE DEBTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND AGREES SECURED PARTY RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY DEBTOR IN THE COURTS OF ANY OTHER JURISDICTION.

         11.13 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 11.13 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY

SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         11.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         11.15 GAMING LAWS AND LIQUOR LAWS.

                  (a) Secured Party acknowledges, understands and agrees that the Gaming Laws and Liquor Laws may impose certain licensing or transaction approval requirements prior to the exercise of the rights and remedies granted to it under this Agreement with respect to the Collateral subject to the Gaming Laws and Liquor Laws.

                  (b) If any consent under the Gaming Laws or Liquor Laws is required in connection with the taking of any of the actions which may be taken by Secured Party in the exercise of its rights hereunder, then each Debtor agrees to use its best efforts to secure such consent and to cooperate with Secured Party in obtaining any such consent. Upon the occurrence and during the continuation of any Event of Default, each Debtor shall promptly execute and/or cause the execution of all applications, certificates, instruments, and other documents and papers that Secured Party may be required to file in order to obtain any necessary approvals under the Gaming Laws or Liquor Laws, and if such Debtor fails or refuses to execute such documents, Secured Party or the clerk of the court with jurisdiction may execute such documents on behalf of such Debtor.

                  (c) Notwithstanding any other provision of this Agreement to the contrary other than as set forth in Section 7.6, nothing in this Agreement shall (i) effect any transfer of any ownership interest in a Debtor or (ii) effect any transfer, sale, purchase, lease or hypothecation of, or any borrowing or loaning of money against, or any establishment of any voting trust agreement or other similar agreement with respect to any certificate of suitability or any owner's license heretofore or hereafter issued to any person, including any Debtor, under any of the Gaming Laws or Liquor Laws.

         11.16 EFFECTIVENESS. Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Secured Party of written or telephonic notification of such execution and authorization of delivery thereof.

         11.17 ENTIRE AGREEMENT. This Agreement and the other Indenture Documents embody the entire agreement and understanding between Debtors and Secured Party and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Indenture Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

         11.18 INDENTURE CONTROLS. All terms, covenants, conditions, provisions and requirements of the Indenture are incorporated by reference in this Agreement. In the event of any conflict or inconsistency between the provisions of this Agreement and those of the Indenture, including, without limitation, any conflicts or inconsistencies in any definitions herein or therein, the provisions or definitions of the Indenture shall govern.

         11.19 TRUST INDENTURE ACT CONTROLS. If any provision of this Agreement limits, qualifies or conflicts with the duties imposed by the Trust Indenture Act of 1939 as in effect on the date of this Agreement, the imposed duties shall control.

         IN WITNESS WHEREOF, each Debtor and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                 MAJESTIC INVESTOR HOLDINGS, LLC


                                 By:
                                    --------------------------------------------
                                        Name:
                                        Title:


                                 MAJESTIC INVESTOR CAPITAL CORP.


                                 By:
                                    --------------------------------------------
                                        Name:
                                        Title:


                                 BARDEN NEVADA GAMING, LLC


                                 By:
                                    --------------------------------------------
                                        Name:
                                        Title:


                                 BARDEN MISSISSIPPI GAMING, LLC


                                 By:
                                    --------------------------------------------
                                        Name:
                                        Title:


                                 BARDEN COLORADO GAMING, LLC


                                 By:
                                    --------------------------------------------
                                        Name:
                                        Title:


                                 THE BANK OF NEW YORK,
                                 as Secured Party


                                 By:
                                    --------------------------------------------
                                        Name:
                                        Title:

                                                                    SCHEDULE 4.1
                                                TO PLEDGE AND SECURITY AGREEMENT

(A) Full Legal Name, Jurisdiction of Organization and Chief Executive Officer of each Debtor:

                                    Type of            Jurisdiction of      Chief Executive
Full Legal Name                   Organization          Organization            Officer
---------------                   ------------         ---------------      ---------------



(B) Other Names (including any Trade-Name or Fictitious Business Name) under which each Debtor has conducted Business for the past Five (5)
         Years:

Full Legal Name                                         Trade Name or Fictitious Business Name
---------------                                         --------------------------------------


(C)      Financing Statements:


Name of Debtor                                          Filing Jurisdiction(s)
--------------                                          ----------------------


                                                                    SCHEDULE 4.2
                                                TO PLEDGE AND SECURITY AGREEMENT


                       LOCATION OF EQUIPMENT AND INVENTORY


Name of Debtor                                            Location of Equipment and Inventory
--------------                                            -----------------------------------


Name of Debtor                                            Location of Equipment and Inventory
--------------                                            -----------------------------------


                                                                    SCHEDULE 4.4
                                                TO PLEDGE AND SECURITY AGREEMENT

                           INVESTMENT RELATED PROPERTY

PLEDGED STOCK:

                                                                                       No. of          % of
                                                                 Stock                Shares of     Outstanding
                                      Class of    Certificate  Certificate    Par      Pledged      Stock of the
      Debtor         Stock Issuer       Stock        (Y/N)         No.       Value      Stock       Stock Issuer
------------------- --------------- -------------- --------- -------------- --------- ----------- ----------------
                    Majestic
Majestic Investor   Investor           [Common]       Y          [__]         [__]       [__]         100.00%
Holdings, LLC       Capital Corp.
------------------- --------------- -------------- --------- -------------- --------- ----------- ----------------
------------------- --------------- -------------- --------- -------------- --------- ----------- ----------------

------------------- --------------- -------------- --------- -------------- --------- ----------- ----------------

------------------- --------------- -------------- --------- -------------- --------- ----------- ----------------

------------------- --------------- -------------- --------- -------------- --------- ----------- ----------------

------------------- --------------- -------------- --------- -------------- --------- ----------- ----------------

------------------- --------------- -------------- --------- -------------- --------- ----------- ----------------

------------------- --------------- -------------- --------- -------------- --------- ----------- ----------------

------------------- --------------- -------------- --------- -------------- --------- ----------- ----------------

PLEDGED PARTNERSHIP INTERESTS:

PLEDGED LLC INTERESTS:

                                                                           No. of [Shares]
                                           Class of       Certificate      of Pledged LLC       % of Outstanding
          Debtor            Issuer        Interests            No.            Interests        Interests of Issuer
     ------------------ --------------- --------------- ----------------- ------------------ ------------------------
                        Barden
     Majestic           Colorado
     Investor, LLC      Gaming, LLC     [___]                [___]              [___]                100.00%
     ------------------ --------------- --------------- ----------------- ------------------ ------------------------
                        Barden
     Majestic           Mississippi
     Investor, LLC      Gaming, LLC     [___]                [___]              [___]                100.00%
     ------------------ --------------- --------------- ----------------- ------------------ ------------------------

     Majestic           Barden Nevada
     Investor, LLC      Gaming, LLC     [___]                [___]              [___]                100.00%
     ------------------ --------------- --------------- ----------------- ------------------ ------------------------

PLEDGED TRUST INTERESTS:

PLEDGED DEBT:

SECURITIES ACCOUNT:

COMMODITIES ACCOUNTS:

                                                                    SCHEDULE 4.5
                                                TO PLEDGE AND SECURITY AGREEMENT

                              INTELLECTUAL PROPERTY

A.  COPYRIGHTS:

TITLE OF WORK            COUNTRY           REG. NO.        REG. DATE          RECORD OWNER                    COMMENTS
------------------------ ----------------- --------------- ------------------ ------------------------------- -----------------
------------------------ ----------------- --------------- ------------------ ------------------------------- -----------------

------------------------ ----------------- --------------- ------------------ ------------------------------- -----------------

------------------------ ----------------- --------------- ------------------ ------------------------------- -----------------

------------------------ ----------------- --------------- ------------------ ------------------------------- -----------------

------------------------ ----------------- --------------- ------------------ ------------------------------- -----------------

------------------------ ----------------- --------------- ------------------ ------------------------------- -----------------

------------------------ ----------------- --------------- ------------------ ------------------------------- -----------------

------------------------ ----------------- --------------- ------------------ ------------------------------- -----------------

B.  COPYRIGHT LICENSES:

AGREEMENT                              DATE             RECORD OWNER
-------------------------------------- ---------------- --------------------------
-------------------------------------- ---------------- --------------------------

-------------------------------------- ---------------- --------------------------

-------------------------------------- ---------------- --------------------------

-------------------------------------- ---------------- --------------------------

-------------------------------------- ---------------- --------------------------

-------------------------------------- ---------------- --------------------------

-------------------------------------- ---------------- --------------------------

C.  PATENTS:

                                          PATENT NO.     ISSUE DATE
TITLE OF WORK              COUNTRY        (APP. NO.)     (FILING DATE)          RECORD OWNER          COMMENTS
-------------------------- -------------- -------------- ---------------------- --------------------- ---------------------
-------------------------- -------------- -------------- ---------------------- --------------------- ---------------------

-------------------------- -------------- -------------- ---------------------- --------------------- ---------------------

-------------------------- -------------- -------------- ---------------------- --------------------- ---------------------

-------------------------- -------------- -------------- ---------------------- --------------------- ---------------------

-------------------------- -------------- -------------- ---------------------- --------------------- ---------------------

-------------------------- -------------- -------------- ---------------------- --------------------- ---------------------

-------------------------- -------------- -------------- ---------------------- --------------------- ---------------------

-------------------------- -------------- -------------- ---------------------- --------------------- ---------------------

D.  PATENT LICENSES:

AGREEMENT                              DATE             RECORD OWNER
-------------------------------------- ---------------- --------------------------
-------------------------------------- ---------------- --------------------------

-------------------------------------- ---------------- --------------------------

-------------------------------------- ---------------- --------------------------

-------------------------------------- ---------------- --------------------------

-------------------------------------- ---------------- --------------------------

-------------------------------------- ---------------- --------------------------

-------------------------------------- ---------------- --------------------------

E.  TRADEMARKS:

                    COUNTRY       REG NO.          REG DATE         RECORD
MARK                (STATE)       (APP. NO.)       (FILING DATE)    OWNER            COMMENTS
------------------- ------------- ---------------- ---------------- ---------------- -----------------------
------------------- ------------- ---------------- ---------------- ---------------- -----------------------

------------------- ------------- ---------------- ---------------- ---------------- -----------------------

------------------- ------------- ---------------- ---------------- ---------------- -----------------------

------------------- ------------- ---------------- ---------------- ---------------- -----------------------

------------------- ------------- ---------------- ---------------- ---------------- -----------------------

------------------- ------------- ---------------- ---------------- ---------------- -----------------------

------------------- ------------- ---------------- ---------------- ---------------- -----------------------

------------------- ------------- ---------------- ---------------- ---------------- -----------------------

F.  TRADEMARK LICENSES:

AGREEMENT                              DATE             RECORD OWNER
-------------------------------------- ---------------- --------------------------
-------------------------------------- ---------------- --------------------------

-------------------------------------- ---------------- --------------------------

-------------------------------------- ---------------- --------------------------

-------------------------------------- ---------------- --------------------------

-------------------------------------- ---------------- --------------------------

-------------------------------------- ---------------- --------------------------

-------------------------------------- ---------------- --------------------------

-------------------------------------- ---------------- --------------------------

G.  TRADE SECRET LICENSES:

H.  INTELLECTUAL PROPERTY MATTERS:

                                                                    SCHEDULE 4.6
                                                TO PLEDGE AND SECURITY AGREEMENT


              SUMMARY OF PENDING ACTIVE LITIGATION AND OTHER CLAIMS

                                                                       EXHIBIT A
                                                TO PLEDGE AND SECURITY AGREEMENT


                            FORM OF PLEDGE SUPPLEMENT

         This PLEDGE SUPPLEMENT, dated [MM/DD/YY], is delivered pursuant to the Pledge and Security Agreement, dated as of December [__], 2001 (as it may be from time to time amended, restated, modified or supplemented, the "SECURITY AGREEMENT"), among Majestic Investor Holdings, LLC, Majestic Investor Capital Corp., the other Debtors named therein, and The Bank of New York, as Secured Party. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

         Debtor hereby confirms, as of the date first written above, the grant to Secured Party set forth in the Security Agreement of, does hereby grant to Secured Party, a security interest in all of Debtor's right, title and interest in and to all Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in which Debtor now has or hereafter acquires an interest and wherever the same may be located and hereby agrees, as of the date first above written, to continue to be bound as a Debtor by all of the terms and provisions of the Security Agreement, as supplemented by this Pledge Supplement. Debtor hereby makes each representation, warranty and covenant set forth in
Section 4 of the Security Agreement and hereby represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information required pursuant to the Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Security Agreement.

                  IN WITNESS WHEREOF, Debtor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of [mm/dd/yy].


                                           [NAME OF DEBTOR]


                                            By:
                                               ----------------------------
                                               Name:
                                               Title:

                                                      SUPPLEMENT TO SCHEDULE 4.1
                                                TO PLEDGE AND SECURITY AGREEMENT

Additional Information:


(A) Full Legal Name, Jurisdiction of Organization and Chief Executive Office of each Debtor:

                                               Jurisdiction of      Chief Executive
Full Legal Name       Type of Organization      Organization             Office
---------------       --------------------     ---------------      ---------------



(B) Other Names (including any Trade-Name or Fictitious Business Name) under which each Debtor has conducted Business for the past Five (5) Years:


Full Legal                 Trade Name or Fictitious
Name                       Business Name
------------------         ------------------------


(C) Financing Statements:

Name of Debtor                 Filing Jurisdiction(s)
--------------                 ----------------------


                                                      SUPPLEMENT TO SCHEDULE 4.2
                                                TO PLEDGE AND SECURITY AGREEMENT

Additional Information:


Name of Debtor                       Location of Equipment and Inventory
--------------                       -----------------------------------

                                                      SUPPLEMENT TO SCHEDULE 4.4
                                                TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

Pledged Stock:



Pledged Partnership Interests:



Pledged LLC Interests:



Pledged Trust Interests:



Pledged Debt:



Securities Account:



Commodities Accounts:



                                                      SUPPLEMENT TO SCHEDULE 4.5
                                                TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

(A)      Copyrights

(B)      Copyright Licenses

(C)      Patents

(D)      Patent Licenses

(E)      Trademarks

(F)      Trademark Licenses

(G)      Trade Secret Licenses

(H)      Intellectual Property Matters

                                                      SUPPLEMENT TO SCHEDULE 4.6
                                                TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

Name of Debtor                                 Commercial Tort Claims
--------------                                 ----------------------

                                                                       EXHIBIT B
                                                TO PLEDGE AND SECURITY AGREEMENT


                             FORM OF PLEDGE JOINDER

         This PLEDGE JOINDER, dated [MM/DD/YY], is delivered pursuant to the Pledge and Security Agreement, dated as of December [__], 2001 (as it may be from time to time amended, restated, modified or supplemented, the "SECURITY AGREEMENT"), among Majestic Investor Holdings, LLC, Majestic Investor Capital Corp., the other Debtors named therein, and The Bank of New York, as Secured Party. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto

         SECTION 1. GRANT OF SECURITY INTEREST. The undersigned hereby grants to Secured Party a security interest and continuing lien on all of its right, title and interest in, to and under all personal property of the undersigned that may be perfected by the filing of UCC financing statements in the appropriate jurisdictions, including without limitation, the property and assets of the undersigned set forth on the attached supplemental schedules to the Schedules to the Security Agreement, in each case whether now owned or existing or hereafter acquired or arising and wherever located (the undersigned's "COLLATERAL"), subject to the same limited exclusions set forth in the Security Agreement including all applicable Gaming Laws.

         SECTION 2. SECURITY FOR OBLIGATIONS. The grant of security interest and continuing lien under this Pledge Joinder secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a) (and any successor provision thereof)), of all Obligations of each Debtor.

         SECTION 3. SUPPLEMENTS TO SECURITY AGREEMENT SCHEDULES. The undersigned has attached hereto supplemental Schedules 4.1, 4.2, 4.4, 4.5 and 4.6 to Schedules 4.1, 4.2, 4.4, 4.5 and 4.6, respectively, to the Security Agreement, and the undersigned hereby certifies, as of the date first above written, that such supplemental schedules have been prepared by the undersigned in substantially the form of the equivalent Schedules to the Security Agreement and are complete and correct in all material respects.

         SECTION 4. REPRESENTATIONS AND WARRANTS AND COVENANTS. The undersigned hereby makes each representation and warranty and covenant set forth in Section 4 of the Security Agreement (as supplemented by the attached supplemental schedules) to the same extent as each other Debtor.

         SECTION 5. OBLIGATIONS UNDER THE SECURITY AGREEMENT. The undersigned hereby agrees, as of the date first above written, to be bound as a Debtor by all of the terms and provisions of the Security Agreement to the same extent as each of the other Debtors. The undersigned further agrees, as of the date first above written, that each reference in the Security Agreement to an "Additional Debtor" or a "Debtor" shall also mean and be a reference to the undersigned.

         The terms of Sections 11.11, 11.12, 11.13 and 11.14 of the Security Agreement are hereby incorporated by reference.

         IN WITNESS WHEREOF, the undersigned has caused this Pledge Joinder to be duly executed and delivered by its duly authorized officer as of [mm/dd/yy].


                                           [NAME OF ADDITIONAL DEBTOR]


                                           By:
                                              --------------------------
                                           Name:
                                           Title:

                                                      SUPPLEMENT TO SCHEDULE 4.1
                                                TO PLEDGE AND SECURITY AGREEMENT

Additional Information:


(A) Full Legal Name, Jurisdiction of Organization and Chief Executive Office of each Debtor:

                                                   Jurisdiction of        Chief Executive
Full Legal Name       Type of Organization          Organization              Office
---------------       --------------------         ---------------        ---------------




(B) Other Names (including any Trade-Name or Fictitious Business Name) under which each Debtor has conducted Business for the past Five (5) Years:

Full Legal                 Trade Name or Fictitious
Name                       Business Name
----------                 -------------------------



(C) Financing Statements:

Name of Debtor                             Filing Jurisdiction(s)
--------------                             ----------------------

                                                      SUPPLEMENT TO SCHEDULE 4.2
                                                TO PLEDGE AND SECURITY AGREEMENT


Additional Information:


Name of Debtor                      Location of Equipment and Inventory
--------------                      -----------------------------------

                                                      SUPPLEMENT TO SCHEDULE 4.4
                                                TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

Pledged Stock:



Pledged Partnership Interests:



Pledged LLC Interests:



Pledged Trust Interests:



Pledged Debt:



Securities Account:



Commodities Accounts:

                                                      SUPPLEMENT TO SCHEDULE 4.5
                                                TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

(A)      Copyrights

(B)      Copyright Licenses

(C)      Patents

(D)      Patent Licenses

(E)      Trademarks

(F)      Trademark Licenses

(G)      Trade Secret Licenses

(H)      Intellectual Property Matters

                                                      SUPPLEMENT TO SCHEDULE 4.6
                                                TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

Name of Debtor                                     Commercial Tort Claims
--------------                                     ----------------------

                                                                       EXHIBIT C
                                                TO PLEDGE AND SECURITY AGREEMENT


                            FORM OF CONTROL AGREEMENT
                   FOR SECURITIES ACCOUNTS OR DEPOSIT ACCOUNTS

         This Collateral Account Control Agreement (this "AGREEMENT"), dated as of __________, 20__, among ________________ ("DEBTOR"), [each of] The Bank of
New York [and Fleet Capital Corporation], as secured parties ([each a ]"SECURED PARTY") and ____________ in its capacity as a "securities intermediary" (as defined in Section 8-102 of the UCC and a "bank" as defined in Section 9-102 of the UCC (in such capacities, "FINANCIAL INSTITUTION"). Capitalized terms used but not defined herein shall have the meaning assigned in the Pledge and Security Agreement dated as of December [__], 2001 among Debtor, the other Debtors named therein and The Bank of New York (the "SECURITY AGREEMENT"). All references herein to the "UCC" shall mean the Uniform Commercial Code as in effect in the State of [ ].

                  Section 1. Establishment of Collateral Accounts. Financial Institution hereby confirms and agrees that:

                  (a) Financial Institution has established the following accounts:

                           (i) the "[identify exact title of account]" with
account number [identify account number] in the name "[identify exact title of account]" in the name of "[identify name of account holder]" (the "_____ ACCOUNT");

                           (ii) the "[identify exact title of account]" with
account number [identify account number] in the name "[identify exact title of account]" in the name of "[identify name of account holder]" (the "_____ ACCOUNT"); and

                           (iii) the "[identify exact title of account]" with
account number [identify account number] in the name "[identify exact title of account]" in the name of "[identify name of account holder]" (the "_____ ACCOUNT").

                  Each such account and any successor account, being referred to herein individually as a "Pledged Account" and collectively as the "Pledged Accounts." Financial Institution shall not change the name or account number of any Pledged Account without the prior written consent of [each] Secured Party;

                  (b) Each of the Pledged Accounts are either a Securities Account (as defined in Section 8-501 of the UCC) or a "Deposit Account" as defined in Section 9-102(a)(29) of the UCC). Financial Intermediary acknowledges and agrees that the ____ Account[s] are intended to be deposit accounts and the _________ Account[s] are intended to be securities accounts.

                  (c) All securities or other property underlying any financial assets credited to the Securities Account shall be registered in the name of Financial Institution, indorsed to Financial Institution or in blank or credited to another securities account maintained in the name of Financial Institution and in no case will any financial asset credited to the Securities Account be registered in the name of Debtor, payable to the order of Debtor or specially indorsed to Debtor except to the extent the foregoing have been specially indorsed to Financial Institution or in blank;

         Section 2. "Financial Assets" Election. Financial Institution hereby agrees that each item of property (whether investment property, financial asset, security, instrument or cash) credited to any Pledged Account that is a Securities Account shall be treated as a "financial asset" within the meaning of
Section 8-102(a)(9) of the UCC.

         Section 3. Control of the Pledged Accounts. If at any time Financial Institution shall receive any order from [either] Secured Party directing transfer or redemption of any financial asset relating to a Pledged Account or any instruction originated by [either] Secured Party directing the disposition of funds in a Pledged Account, Financial Institution shall comply with such entitlement order or instruction without further consent by Debtor or any other person[; provided, however, that (i) Financial Institution shall comply only with the first order received from one of the Secured Parties and shall not, without the prior written consent of all Secured Parties, comply with any other order received from any Secured Party (other than any subsequent order for the purpose of changing instructions to Financial Institution received from the Secured Party that first delivers an order to Financial Institution) and (ii) after receipt of an order from either Secured Party, Financial Institution shall not comply with any further instructions of Debtor (including, without limitation, any withdrawal instruction) with respect to any of the Pledged Accounts.]

         Section 4. Subordination of Lien; Waiver of Set-Off. In the event that Financial Institution has or subsequently obtains by agreement, by operation of law or otherwise a security interest in any Pledged Account or any security entitlement or cash credited thereto, Financial Institution hereby agrees that such security interest shall be subordinate to the security interest of [each] Secured Party. The financial assets, money and other items credited to either Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any person other than [each] Secured Party (except that Financial Institution may set off (i) all amounts due to Financial Institution in respect of customary fees and expenses for the routine maintenance and operation of the respective Account and (ii) the face amount of any checks which have been credited to such Account but are subsequently returned unpaid because of uncollected or insufficient funds).

         Section 5. Choice of Law. This Agreement, the Securities Account and the Deposit Account shall each be governed by the laws of the State of [New York]. Regardless of any provision in any other agreement, for purposes of the UCC and Revised Article 9, [New York] shall be deemed to be Financial Institution's jurisdiction (within the meaning of Section 9-304 of Revised
Article 9 and Section 8-110 of the UCC). [The Pledged Accounts shall be governed by the laws of the State of [New York].]

         Section 6. Conflict with Other Agreements.

                  (a) In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail;

                  (b) No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto;

                  (c) Financial Institution hereby confirms and agrees that: (i) There are no other agreements entered into between Financial Institution and Debtor with respect to the Account [except for [identify other agreements] (the "ACCOUNT AGREEMENTS")]; (ii) It has not entered into, and until the termination of the this agreement will not enter into, any agreement with any other person relating the Pledged Accounts and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) or instructions (within the meaning of Section 9-104 of the UCC) of such other person; and (iii) It has not entered into, and until the termination of this agreement will not enter into, any agreement with Debtor or [any] Secured Party purporting to limit or condition the obligation of Financial Institution to comply with entitlement orders or instructions.

         Section 7. Adverse Claims. Except for the claims and interest of [each] Secured Party and of Debtor in the Pledged Accounts, Financial Institution does not know of any lien on or claim to, or interest in, the Pledged Account or in any "financial asset" (as defined in Section 8-102(a) of the UCC) credited thereto. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Pledged Accounts or in any financial asset carried therein, Financial Institution will promptly notify [each] Secured Party and Debtor thereof.

         Section 8. Maintenance of Accounts. In addition to, and not in lieu of, the obligation of Financial Institution to honor entitlement orders and instructions as set forth in Section 3 hereof, Financial Institution agrees to maintain the Securities Account and the Deposit Account as follows:

                  (a) Notice of Sole Control. If at any time [any] Secured Party delivers to Financial Institution a Notice of Sole Control in substantially the form set forth in Exhibit A hereto, Financial Institution agrees that after receipt of such notice, it will take all instruction with respect to the Pledged Accounts solely from [such] Secured Party[; provided, however, that (i) Financial Institution shall comply only with the first such notice received from one of the Secured Parties and shall not, without the prior written consent of all Secured Parties, comply with any other such notice received from any Secured Party (other than any subsequent notice for the purpose of changing instructions to Financial Institution received from the Secured Party that first delivers such a notice to Financial Institution) and (ii) after receipt of a notice from either Secured Party, Financial Institution shall not comply with any further instructions of Debtor (including, without limitation, any withdrawal instruction) with respect to any of the Pledged Accounts.].

                  (b) Statements and Confirmations. Financial Institution will promptly send copies of all statements, confirmations and other correspondence concerning (i) the Securities Account and/or any financial assets credited thereto and (ii) the Deposit Account, simultaneously to each of Debtor and [each] Secured Party at the address for each set forth in Section 10 of this Agreement.

                  (c) Tax Reporting. All items of income, gain, expense and loss recognized in the Securities Account and all interest, if any, relating to the Deposit Account, shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of Debtor.

                  (d) Voting Rights. Until such time as Financial Institution receives a Notice of Sole Control pursuant to subsection (a) of this Section 8, Debtor shall direct Financial Institution with respect to the voting of any financial assets credited to the Pledged Accounts.

                  (e) Investments. Until such time as Financial Institution receives a Notice of Sole Control signed by [any] Secured Party, Debtor shall direct Financial Institution with respect to the selection of investments to be made for any Pledged Account that is a securities account.

         Section 9. Successors; Assignment. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law. [Each] Secured Party may assign its rights hereunder only with the express written consent of Financial Institution and by sending written notice of such assignment to Debtor.

         Section 10. Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

Debtor:



Secured Party:



Financial Institution:



Any party may change his address for notices in the manner set forth above.

         Section 11. Termination. The obligations of Financial Institution to [each] Secured Party pursuant to this Control Agreement shall continue in effect until the security interests of Secured Party in each of the Pledged Accounts have been terminated pursuant to the terms of [the Security Agreement or the __________, as applicable] and [such] Secured Party has notified Financial Institution of such termination in writing. [Each] Secured Party agrees to provide Notice of Termination in substantially the form of Exhibit B hereto to Financial Institution upon the request of Debtor on or after the termination of Secured Party's security interest in the Pledged Accounts pursuant to the terms of [its applicable security agreement] [the Security Agreement]. The termination of this Control Agreement shall not terminate the Pledged Accounts or alter the obligations of Financial Institution to Debtor pursuant to any other agreement with respect to the Pledged Accounts.

         Section 12. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.


                                            [NAME OF DEBTOR]


                                            By:
                                            Name:
                                            Title:


                                            THE BANK OF NEW YORK,
                                            as Secured Party

                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

                                            [FOOTHILL CAPITAL CORPORATION
                                            as Secured Party

                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:]



                                            [NAME OF INSTITUTION SERVING AS
                                            FINANCIAL INSTITUTION]


                                            By:
                                            Name:
                                            Title:

                                    Exhibit A

                          [Letterhead of Secured Party]


[Date]


[Name and Address of Financial Institution]



Attention:
           -------------------

         Re: Notice of Sole Control

Ladies and Gentlemen:

         As referenced in the Collateral Account Control Agreement, dated _______, 200_, among [name of Debtor], you[, name of other Secured Party, if applicable] and the undersigned (a copy of which is attached) we hereby give you notice of our sole control over each of the Pledged Accounts and all financial assets or funds credited thereto. You are hereby instructed not to accept any direction, instructions or entitlement orders or instructions with respect to the Pledged Accounts or financial assets or funds credited thereto from any person other than the undersigned, unless otherwise ordered by a court of competent jurisdiction.

         You are instructed to deliver a copy of this notice by facsimile transmission to [name of Debtor].

                                            Very truly yours,

                                            [                              ],
                                             ------------------------------
                                            as Secured Party

                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:




cc: [Name of Debtor]

                                    Exhibit B

                          [Letterhead of Secured Party]



[Date]


[Name and Address of Financial Institution]

Attention:


         Re: Termination of Collateral Account


         You are hereby notified that the Collateral Account Control Agreement between you, [name of Debtor], [name of other Secured Party, if applicable] and the undersigned (a copy of which is attached) is terminated and you have no further obligations to the undersigned pursuant to such Agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to account number(s) from [name of Debtor]. This notice terminates any obligations you may have to the undersigned with respect to such account, however nothing contained in this notice shall alter any obligations which you may otherwise owe to [name of Debtor] pursuant to any other agreement. You are instructed to deliver a copy of this notice by facsimile transmission to [name of Debtor].


                                            Very truly yours,

                                            THE BANK OF NEW YORK,
                                            as Secured Party

                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT F

                      FORM OF TRADEMARK SECURITY AGREEMENT

                          TRADEMARK SECURITY AGREEMENT

          This TRADEMARK SECURITY AGREEMENT, dated as of __________ __, 200_ (this "AGREEMENT"), is among MAJESTIC INVESTOR HOLDINGS, LLC, a Delaware limited liability company (the "COMPANY"); MAJESTIC INVESTOR CAPITAL CORP., a Delaware corporation (together with the Company, the "ISSUERS"); each of the undersigned Subsidiaries of the Company (together with the Issuers, the "DEBTORS"); and THE BANK OF NEW YORK (together with any successor Trustee pursuant to the terms of the Indenture, the "SECURED PARTY"), acting in the capacity of collateral agent for the benefit of the holders of the Notes of the Issuers issued under the Indenture.

                                    RECITALS

          WHEREAS, reference is made to that certain Indenture, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the "INDENTURE"), by and among the Debtors and the Secured Party;

          WHEREAS, in consideration of the extension of credit as set forth in the Indenture, each Debtor has agreed to secure all obligations under the Indenture;

          WHEREAS, in accordance with the Indenture, the Debtors and the Secured Party have entered into that certain Pledge and Security Agreement, dated as of the date hereof (the "PLEDGE AND SECURITY AGREEMENT"); and

          WHEREAS, under the Pledge and Security Agreement, the Debtors are required to execute and deliver this Agreement, and grant to the Secured Party a security interest in and continuing lien in all of the Trademarks;

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Debtor and the Secured Party agree as follows:

1.   DEFINITIONS

          1.1 Defined Terms. In this Agreement, including in the paragraphs above, unless otherwise defined herein or the context otherwise requires, capitalized terms have the meanings set forth in the Pledge and Security Agreement.

2.   GRANT OF SECURITY

          2.1 Grant of Security. Subject to applicable Gaming Laws (with respect to those Debtors which are Gaming Subsidiaries), each Debtor hereby grants to the Secured Party a security interest in and continuing lien on all of such Debtor's right, title and interest in, to and under all Trademarks, and all related goodwill, of such Debtor including, but not limited to, those referenced in SCHEDULE A hereto.

          2.2 Pledge and Security Agreement. This Agreement has been executed and delivered by the Debtors for the purpose of recording the security interest of the Secured Party in the Trademarks with the United States Patent and Trademark Office. The security interest and continuing lien granted herein has been granted as a supplement to, and not in limitation of, the security interest and continuing lien granted to the Secured Party under the Pledge and Security Agreement. The Pledge and Security Agreement (including without limitation
Section 2 therein,
and all rights and remedies of the Secured Party thereunder) shall remain in full force and effect in accordance with its terms, and is incorporated herein by reference.

3.   RELEASE OF SECURITY INTEREST

          3.1 Release of Security Interest. For the avoidance of doubt, upon the payment in full of all Secured Oblig-ations, the security interest and continuing lien granted hereby shall be released hereunder and of record and all rights to the Trademarks granted hereunder shall revert to the Debtors. Upon any such termination the Secured Party shall, at the Debtors' expense, execute and deliver to the Debtors such documents as the Debtors shall reasonably request to evidence such termination.

4.   COUNTERPARTS

          4.1 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute one and the same instrument.

                  [remainder of page intentionally left blank]

          IN WITNESS WHEREOF, each Debtor and the Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                          MAJESTIC INVESTOR HOLDINGS, LLC


                                          By:
                                                   -----------------------------
                                                   Name:
                                                   Title:


                                          MAJESTIC INVESTOR CAPITAL CORP.


                                          By:
                                                   -----------------------------
                                                   Name:
                                                   Title:


                                          BARDEN NEVADA GAMING, LLC


                                          By:
                                                   -----------------------------
                                                   Name:
                                                   Title:


                                          BARDEN MISSISSIPPI GAMING, LLC


                                          By:
                                                   -----------------------------
                                                   Name:
                                                   Title:


                                          BARDEN COLORADO GAMING, LLC


                                          By:
                                                   -----------------------------
                                                   Name:
                                                   Title:


                                          THE BANK OF NEW YORK


                                          By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

                                   SCHEDULE A

                                   TRADEMARKS


                                    (TO COME)

                      CROSS-REFERENCE TABLE*Trust Indenture

Act Section                                                                                       Indenture Section
-----------                                                                                       -----------------
310(a)(1)......................................................................................................7.10
   (a)(2)......................................................................................................7.10
   (a)(3)......................................................................................................N.A.
   (a)(4)......................................................................................................N.A.
   (a)(5)......................................................................................................7.10
   (b)....................................................................................................7.8; 7.10
   (c).........................................................................................................N.A.
311(a).........................................................................................................7.11
   (b).........................................................................................................7.11
   (c).........................................................................................................N.A.
312(a)..........................................................................................................2.5
   (b).........................................................................................................11.3
   (c).........................................................................................................11.3
313(a)..........................................................................................................7.6
   (b)(1).......................................................................................................7.6
   (b)(2).......................................................................................................7.6
   (c)..........................................................................................................7.6
   (d)..........................................................................................................7.6
314(a)..........................................................................................................7.6
   (b).........................................................................................................N.A.
   (c)(1)......................................................................................................11.4
   (c)(2)......................................................................................................11.4
   (c)(3)......................................................................................................N.A.
   (d).........................................................................................................N.A.
   (e).........................................................................................................11.5
   (f).........................................................................................................N.A.
315(a).......................................................................................................7.1(2)
   (b)..........................................................................................................7.5
   (c).......................................................................................................7.1(1)
   (d).......................................................................................................7.1(3)
   (e).........................................................................................................6.11
316(a)(last sentence)...........................................................................................2.9
   (a)(1)(A)....................................................................................................6.5
   (a)(1)(B)....................................................................................................6.4
   (a)(2)......................................................................................................N.A.
   (b)..........................................................................................................9.2
   (c)..........................................................................................................9.4
317(a)(1).......................................................................................................6.8
   (a)(2).......................................................................................................6.9
   (b)..........................................................................................................2.4
318(a).........................................................................................................11.1
   (b).........................................................................................................N.A.
   (c).........................................................................................................11.1

N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.


                                      A-2